As filed with the Securities and Exchange Commission on July 7, 2020

Registration No. 333-239055

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

VERB TECHNOLOGY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	7200	90-1118043
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(855) 250-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rory J. Cutaia

Chairman of the Board, Chief Executive Officer, President and Secretary
Verb Technology Company, Inc.

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(855) 250-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry A. Cerutti, Esq. Dean Longfield, Esq. Troutman Pepper Hamilton Sanders LLP 5 Park Plaza, Suite 1400 Irvine, California 92614 (949) 622-2700/(949) 622-2739 (fax)	Samuel E. Feigin, Esq. Crowell & Moring LLP 1001 Pennsylvania Avenue NW Washington, District of Columbia 20004 (202) 624-2594/(202) 624-2500 (fax)

Approximate date of proposed sale to the public: From time to time after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	11,500,000	1,492.70
Total	$11,500,000	$1,492.70	(3)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 416 under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions. Also includes the offering price of additional common stock that the underwriter has the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price of all securities being registered.

(3)	Previously paid with the original filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, dated July 7, 2020

PRELIMINARY PROSPECTUS

7,751,900 Shares of Common Stock

We are offering 7,751,900 shares of our common stock, $0.0001 par value per share, at an assumed public offering price of $1.29 per share, the closing price of our common stock on July 6, 2020.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERB.” The last reported price of our common stock on July 6, 2020, was $1.29 per share. The recent market price of our common stock used throughout this prospectus may not be indicative of the final offering price for each share of common stock. The final public offering price will be determined through negotiation between us and the underwriter based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to Verb Technology, Inc.	$	$

(1)	Assumes no exercise of the underwriter’s option to purchase additional shares of our common stock as described below.

(2)	We have also agreed to reimburse Ladenburg Thalmann & Co. Inc. (“Ladenburg”) for certain expenses. See “Underwriting” on page 89 for additional information regarding underwriting expenses.

We have granted a 45-day option to the underwriter to purchase additional shares of common stock (up to 15% of the number of shares of common stock sold in the primary offering) solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment on or about          , 2020.

Ladenburg Thalmann

The date of this prospectus is          , 2020.

i

You should rely only on the information contained in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We have not, and the underwriter and its affiliates have not, authorized anyone to provide you with any information or to make any representation not contained in this prospectus. We do not, and the underwriter and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

Neither we nor the underwriter have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in any of the common stock being offered.

Unless the context indicates otherwise, as used in this prospectus, the terms “Verb,” “the Company,” “we,” “us,” “our” or similar terms refer to Verb Technology Company, Inc. and our wholly-owned subsidiary, Verb Direct, LLC.

This prospectus includes industry and market data that we obtained from our own internal estimates, industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data. Accordingly, you are cautioned not to give undue weight to such information.

Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the “Risk Factors” section and historical financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our securities. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

Overview

We are a Software-as-a-Service, or SaaS, applications platform developer. Our platform is comprised of a suite of sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management application; verbLEARN, our Learning Management System application; and verbLIVE, our Live Broadcast Video Webinar application.

Our Technology

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users in real time, on their devices, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked-on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all of our platform applications.

Our Products

verbCRM combines the capabilities of customer relationship management, or CRM, lead-generation, content management, and in-video e-commerce capabilities in an intuitive, yet powerful tool for both inexperienced as well as highly skilled sales professionals. verbCRM allows users to quickly and easily create, distribute, and post videos to which they can add a choice of on-screen clickable icons which, when clicked, allow viewers to respond to the user’s call-to-action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a prospect or customer to click on a product they see featured in a video and impulse buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, which are among the many novel features and functionalities designed to eliminate or reduce friction from the sales process for our users. The verbCRM app is designed to be easy to use and navigate, and takes little time and training for a user to begin using the app effectively. It usually takes less than four minutes for a novice user to create an interactive video from our app. Users can add interactive icons to pre-existing videos, as well as to newly created videos shot with practically any mobile device. verbCRM interactive videos can be distributed via email, text messaging, chat app, or posted to popular social media directly and easily from our app. No software download is required to view Verb interactive videos on virtually any mobile or desktop device, including smart TVs.

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verbLEARN is an interactive video-based learning management system that incorporates all of the clickable in-video technology featured in our verbCRM application, however adapted for use by educators for video-based education. verbLEARN is used by enterprises seeking to educate a large sales team or a customer base about new products, or elicit feedback about existing products. It also incorporates Verb’s proprietary data collection and analytics capabilities that inform users in real time, when and for how long the viewers watched the video, how many times they watched it, and what they clicked-on.

verbLIVE builds on popular video-based platforms such as Facebook Live, Zoom, WebEx, and Go2Meeting, among others, by adding Verb’s proprietary interactive in-video ecommerce capabilities – including an in-video Shopify shopping cart integrated for Shopify account holders - to our own live stream video broadcasting application. verbLIVE is a next-generation webinar platform that allows webinar hosts to utilize a variety of novel sales-driving features, including placing interactive icons on-screen that appear on the screens of all viewers, providing in-video click-to-purchase capabilities for products or services featured in the live video broadcast, in real-time, driving friction-free selling. verbLIVE also provides the host with real-time viewer engagement data and interaction analytics. verbLIVE is entirely browser-based, allowing it to function easily and effectively on all devices without requiring the host or the viewers to download software, and is secured through end-to-end encryption. verbLIVE is currently in pre-sales, accepting customer deposits, and is expected to launch commercially in summer 2020.

The Verb In-App Eco-System

To more effectively and efficiently monetize our current large user base, we have developed and have begun to deploy in-app purchase capabilities for all verbCRM users. This feature is currently being distributed and deployed as an automatic software update to enterprise client users whose monthly subscription fees and use of the application are paid by their corporate employer, sponsor, or principal. The in-app purchase capability will allow these users to pay for subscriptions directly in the app with their own credit card in order to access upgraded or unlocked verbCRM features and additional functionality within the app.

In addition, these users will have in-app access to our forthcoming “app store” where users can subscribe for third-party apps that are complimentary to verbCRM user demographics, such as specialized expense tracking applications, tax software, among other third-party apps offered directly to our user base on a revenue share basis with the third-party developers. In addition, we are expecting to introduce during 2020 an “Open API” architecture, allowing third-party developers to create specialized apps with features and functionality that integrate seamlessly into our verbCRM application. These will be offered directly to our user base through our verbCRM app store on a revenue-sharing basis.

Verb Partnerships and Integrations

We have completed the integration of verbCRM into systems offered by 17 of the most popular direct sales back-office system providers, such as Direct Scale, Exigo, By Design, Thatcher, Multisoft, Xennsoft, and Party Plan. Direct sales back-office systems provide many of the support functions required for direct sales operations, including payroll, customer genealogy management, statistics, rankings, and earnings, among other direct sales financial tracking capabilities. The integration into these back-office providers, facilitated through our own API development, allows single sign-on convenience for users, as well as enhanced data analytics and reporting capabilities for all users. We believe that our integration into these back-end platforms accelerates the adoption of verbCRM by large direct sales enterprises that rely on these systems and as such, we believe this represents a competitive advantage.

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We are also in various stages of development, testing and deployment for the integration of our latest generation interactive video and enhanced analytics and reporting technology, and more recently, a core package that includes verbLIVE, into popular CRM providers, including Salesforce, Microsoft, Oracle/NetSuite, and Adobe/Marketo, among others with whom we have executed partnership agreements. Each of these agreements provides for revenue share arrangements resulting from sales of our product to their respective clients. The integrations for Salesforce and Microsoft represent new build integrations, while those for Oracle/NetSuite and Adobe/Marketo represent replacement integrations. We have intentionally, though temporarily, delayed further action on and deployment of these integrations in order to allocate design, engineering and development resources to those initiatives that we believe will become revenue producing opportunities sooner, especially those that we believe will likely produce greater market demand due to the current and anticipated continued effects of the COVID-19 pandemic. We expect to resume action on and deployment of these integrations in the summer of 2020.

Non-Digital Products and Services

Historically, we have also provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events. We also managed the fulfillment of our clients’ product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

However, on May 20, 2020, we executed a contract with Range Printing, a company in the business of providing enterprise class printing, sample assembly, warehousing, packaging, shipping, and fulfillment services. Pursuant to the contract, through an automated process we have established for this purpose, Range will receive orders for samples and merchandise from us as and when we receive them from our clients and users, and print, assemble, store, package and ship such samples and merchandise on our behalf. The Range contract provides for a revenue share arrangement based upon the specific services to be provided by Range that is designed to maintain our relationship with our clients by continuing to service their non-digital needs, while eliminating the labor and overhead costs associated with the provision of such services by us. The transition to Range Printing is in progress.

Our Market

Our client base consists primarily of multi-national direct sales enterprises to whom we provide white-labeled, client-branded versions of our products. Our clients also include large professional associations, educational institutions, including school districts, auto sales, auto leasing, insurance, real estate, home security, not-for-profits, as well as clients in the health care industry, and the burgeoning CBD industry, among other business sectors. Currently, we provide subscription-based application services to approximately 100 enterprise clients for use in over 60 countries, in over 48 languages, which collectively account for a user base generated through more than 1.3 million downloads of our verbCRM application. Among the new business sectors targeted for this year are pharmaceutical sales, government institutions, and political parties and candidates.

In April 2020, we commenced local language sales, sales support, customer support, and marketing operations in Japan. In order to ensure compliance with Japan’s laws, rules and regulations, our operations were established pursuant to, and in accordance with, an exclusive reseller agreement with an existing Tokyo-based Japanese corporation operated by a team with over 30-years’ experience in the Japan direct sales industry. They operate and market our applications in Japan under the Verb brand.

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Revenue Generation

We generate revenue from the following sources:

●	recurring subscription fees paid by enterprise users and affiliates;
●	recurring subscription fees paid by non-enterprise, small business, and individual users;
●	recurring subscription fees paid by users who access in-app purchases of various premium services, features, functionality, and upgrades;
●	recurring subscription fees paid by users who access in-app purchases of third-party software provider apps in our forthcoming app store;
●	recurring subscription fees paid by users of Salesforce, Microsoft, Oracle/NetSuite, and Adobe/Marketo, among others with whom we have executed partnership agreements, for access to our applications that we intend to integrate into these platforms, including recurring subscription fees paid by users who subscribe to bundled service offerings from these partners and/or their respective value-added resellers;
●	recurring subscription fees paid by users for all of the foregoing products and services generated through our recently launched Japan operations;
●	recurring subscription fees paid by users generated through our forthcoming reseller and affiliate distribution programs; and
●	fees paid by enterprise clients for non-digital products and services through our Range Printing venture.

Risks Associated with our Business

Our business is subject to numerous risks. These risks are more fully described in the section entitled “Risk Factors” beginning on page 8. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include the following:

●	We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations.

●	Our independent registered public accounting firm’s reports for the fiscal years ended December 31, 2019 and 2018 have raised substantial doubt as to our ability to continue as a “going concern.”

●	We have identified material weaknesses in our internal control over financial reporting which have, and in the future could, if not remediated, result in material misstatements in our financial statements.

●	The recent outbreak of COVID-19 may have a significant negative impact on our business, sales, results of operations and financial condition.

●	Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

●	The success of our business is dependent upon our ability to maintain and expand our customer base and our ability to convince our customers to increase the use of our services and/or platform. If we are unable to expand our customer base and/or the use of our services and/or platform by our customers declines, our business will be harmed.

●	The market in which we operate is intensely competitive and, if we do not compete effectively, our operating results could be harmed.

●	We may not be able to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships.

●	We may not be able to develop enhancements and new features to our existing service or acceptable new services that keep pace with technological developments.

Corporate Information

We are a Nevada corporation that was incorporated in February 2005. Our principal executive offices are located at 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663, and our telephone number is (855) 250-2300. Our Internet website is https://www.verb.tech/. The content of our Internet website does not constitute a part of this prospectus.

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The Offering

Issuer	Verb Technology Company, Inc.

Shares of Common Stock Offered	We are offering 7,751,900 shares of our common stock.

Offering Price Per Share	$1.29.

Over-allotment Option	The underwriter has the option to purchase up to additional shares of common stock solely to cover over-allotments, if any, at the price to the public less the underwriting discounts and commissions. Purchases under the over-allotment option cannot exceed an aggregate of 15% of the number of shares of common stock sold in the primary offering. The over-allotment option is exercisable for 45 days from the date of this prospectus.

Shares of Common stock outstanding prior to this offering	30,271,230 shares.

Shares of Common stock to be outstanding immediately after this offering	36,714,489 shares, or 37,877,289 shares if the underwriter exercises in full its option to purchase additional shares of common stock.

The Nasdaq Capital Market symbol for our common stock	“VERB”

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Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $8.9 million, based on an assumed offering price of $1.29 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund market awareness campaigns for our existing and forthcoming products, such as verbLIVE, and for general corporate purposes, including working capital. See “Use of Proceeds” beginning on page 24 of this prospectus for additional information.

Risk Factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page 8 of this prospectus, as well as other cautionary statements throughout this prospectus, before deciding to purchase our securities.

The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 30,271,230 shares outstanding as of June 29, 2020, and excludes the following:

●	4,510,358 shares of common stock issuable upon the exercise of outstanding stock options as of June 29, 2020, with a weighted-average exercise price of $1.71 per share;

●	2,064,428 shares of common stock issuable under restricted stock awards as of June 29, 2020, with a weighted-average exercise price of $1.39 per share;

●	2,771,717 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan, or Incentive Plan;

●	13,534,038 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding as of June 29, 2020, with a weighted-average exercise price of $2.59 per share;

●	2,094,197 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock, or Series A Preferred Stock; and

●	any additional shares of common stock we may issue from time to time after that date.

Unless otherwise indicated, all information in this prospectus assumes the following:

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●	no exercise of outstanding options and warrants;

●	no conversion of outstanding shares of our Series A Preferred Stock, or our convertible notes; and

●	no exercise by the underwriter of its option to purchase additional shares of common stock and/or warrants to cover over-allotments, if any.

Selected Historical Consolidated Financial Data

Our selected historical consolidated financial data for the years ended December 31, 2019 and 2018 have been derived from our audited consolidated financial statements and related notes, included elsewhere in this prospectus. Our selected historical consolidated financial data for the three months ended March 31, 2020 and 2019 and as of March 31, 2020 have been derived from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The information set forth below is only a summary and is not necessarily indicative of the results of our future operations, and you should read the following information together with our audited consolidated financial statements, the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 27.

	As of and for the Three Months Ended March 31,		As of and for the Years Ended December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)
Consolidated Statements of Operations Data:
Revenue	$2,354,000	$9,000	$9,100,000	$32,000
Cost of revenue	1,063,000	30,000	4,870,000	52,000
Gross margin	1,291,000	(21,000)	4,230,000	(20,000)
Operating expenses	5,151,000	2,753,000	20,064,000	7,772,000
Other income (expense), net	1,914,000	(234,000)	(82,000)	(4,334,000)
Income tax expense	-	-	2,000	1,000
Net loss	(1,946,000)	(3,008,000)	(15,918,000)	(12,127,000)
Deemed dividends to Series A stockholders	(3,951,000)	-	-	-
Net loss to attributed to common stockholders	$(5,897,000)	$(3,008,000)	$(15,918,000)	$(12,127,000)
Loss per share to common stockholders - basic and diluted	$(0.23)	$(0.25)	$(0.79)	$(1.23)
Shares used in per share calculation	25,992,426	12,239,044	20,186,249	9,870,890
Issued and outstanding	28,962,589	12,334,451	24,496,197	12,055,491

Consolidated Balance Sheet Data:
Cash	$1,615,000	$59,000	$983,000	$634,000
Total assets	$28,585,000	$824,000	$28,359,000	$898,000
Notes payable, net of discount (current and non-current)	$1,177,000	$3,457,000	$1,177,000	$1,995,000
Total liabilities	$18,664,000	$7,908,000	$16,914,000	$5,953,000
Total stockholders’ equity	$9,921,000	$824,000	$11,445,000	$898,000

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and the related notes appearing at the end of this prospectus, before making your decision to invest in our securities. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition or prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations.

To date, we have incurred recurring losses since inception. Our net loss was $15,918,000 for the year ended December 31, 2019, $12,127,000 for the year ended December 31, 2018 and $1,946,000 for the three months ended March 31, 2020. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased technology and production efforts to support our business and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. These expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are forced to reduce our expenses, our growth strategy could be compromised. To offset these anticipated increased operating expenses, we will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, restructure our balance sheet, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our common stock, to decline, resulting in a significant or complete loss of your investment.

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Our independent registered public accounting firm’s reports for the fiscal years ended December 31, 2019 and 2018 have raised substantial doubt as to our ability to continue as a “going concern.”

Our independent registered public accounting firm indicated in its report on our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the results of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

We have identified material weaknesses in our internal control over financial reporting which have, and in the future could, if not remediated, result in material misstatements in our financial statements.

Our management is responsible for establishing and maintaining adequate internal controls over our financial reporting, as defined in Rule 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended, or Exchange Act. As disclosed in Item 9A of Part II of our Annual Report filed with the SEC on May 14, 2020, we identified two material weaknesses in our internal control over financial reporting related to inadequate segregation of duties and effective risk assessment and to insufficient staffing resources in connection with our financial statement closing processes. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective as of the last day of the period covered by this report.

We are actively engaged in developing a remediation plan designed to address these material weaknesses. We have taken, and continue to take, the actions discussed in this report to remediate the identified material weaknesses. As we continue to evaluate and work to improve our internal controls over financial reporting, our senior management may determine to take additional measures to address control deficiencies or modify the remediation efforts described in this report. While the Audit Committee and senior management are closely monitoring the implementation, until the remediation efforts discussed in this report, including any additional remediation efforts that our senior management identifies as necessary, are completed, tested, and determined effective, the material weaknesses described in this report could continue to exist. If in the future, the measures are insufficient to address the material weaknesses or if additional material weaknesses or significant deficiencies in our internal controls are discovered or occur in the future, the consolidated financial statements may contain material misstatements and we could be required to restate our financial results, which could materially and adversely affect our business and results of operations or financial condition, restrict our ability to access the capital markets, require us to expend significant resources to correct the weaknesses or deficiencies, subject us to fines, penalties or judgments, harm our reputation or otherwise cause a decline in investor confidence.

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The recent outbreak of COVID-19 may have a significant negative impact on our business, sales, results of operations and financial condition.

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and federal, state, and local governments take increasingly broad actions to mitigate this public health crisis. We have experienced disruption to our business, both in terms of disruption of our operations and the adverse effect on overall economic conditions. These conditions will significantly negatively impact all aspects of our business. Our business is dependent on the continued health and productivity of our employees, including our software engineers, sales staff and corporate management team. Individually and collectively, the consequences of the COVID-19 outbreak could have a material adverse effect on our business, sales, results of operations and financial condition.

Additionally, our liquidity could be negatively impacted if these conditions continue for a significant period of time and we may be required to pursue additional sources of financing to obtain working capital, maintain appropriate inventory levels, and meet our financial obligations. Currently, capital and credit markets have been disrupted by the crisis and our ability to obtain any required financing is not guaranteed and largely dependent upon evolving market conditions and other factors. Depending on the continued impact of the crisis, further actions may be required to improve our cash position and capital structure.

The extent to which the COVID-19 outbreak ultimately impacts our business, sales, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience significant impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

We have limited capital resources. To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to finance our operations in the same manner in the foreseeable future. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital. We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

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The success of our business is dependent upon our ability to maintain and expand our customer base and our ability to convince our customers to increase the use of our services and/or platform. If we are unable to expand our customer base and/or the use of our services and/or platform by our customers declines, our business will be harmed.

Our ability to expand and generate revenue depends, in part, on our ability to maintain and expand our relationships with existing customers and convince them to increase their use of our platform. If our customers do not increase their use of our platform, then our revenue may not grow and our results of operations may be harmed. It is difficult to predict customers’ usage levels accurately and the loss of customers or reductions in their usage levels may have a negative impact on our business, results of operations, and financial condition. If a significant number of customers cease using, or reduce their usage of, our platform, then we may be required to spend significantly more on sales and marketing than we currently plan to spend in order to maintain or increase revenue. These additional expenditures could adversely affect our business, results of operations, and financial condition. Most of our customers do not have long-term contractual financial commitments to us and, therefore, most of our customers could reduce or cease their use of our platform at any time without penalty or termination charges.

The market in which we operate is intensely competitive and, if we do not compete effectively, our operating results could be harmed.

The market for CRM applications is intensely competitive and rapidly changing, barriers to entry are relatively low, and many of our competitors, including Salesforce.com, Microsoft, Oracle, SAP SE, and Adobe, which collectively account for approximately 41% of industry sales1, have greater name recognition, longer operating histories, and larger marketing budgets, as well as substantially greater financial, technical, and other resources, than we do. In addition, many of our potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators, and resellers. As a result, our competitors may be able to respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Furthermore, because of these advantages, even if our products and services are more effective than the products and services that our competitors offer, potential customers might accept competitive products and services in lieu of purchasing our products and services. If we do not compete effectively against our current and future competitors, our operating results could be harmed.

We may not be able to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships.

We have entered into certain strategic relationships with other marketing and CRM platforms, such as Oracle NetSuite and Adobe Market, to incorporate and integrate our interactive video technology and are actively seeking additional strategic relationships. There can be no assurance, however, that these strategic relationships will result in material revenues for us or that we will be able to generate any other meaningful strategic relationships.

1 Forbes.com [https://www.forbes.com/sites/louiscolumbus/2019/06/22/salesforce-now-has-over-19-of-the-crm-market/#7014e4a333a5]

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We may not be able to develop enhancements and new features to our existing service or acceptable new services that keep pace with technological developments.

If we are unable to develop enhancements to, and new features for, our sales enablement applications that keep pace with rapid technological developments, such as verbLIVE which we plan to introduce during the summer of 2020, our business will be harmed. The success of enhancements, new features, and services depends on several factors, including the timely completion, introduction, and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth or harm our reputation. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market at a competitive price or at all. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our service to operate effectively with future network platforms and technologies could reduce the demand for our service, result in customer dissatisfaction, and harm our business.

Our ability to deliver our services is dependent on third party Internet providers.

The Internet’s infrastructure is comprised of many different networks and services that, by design, are highly fragmented and distributed. This infrastructure is run by a series of independent, third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), which is now related to ICANN.

The Internet has experienced, and will continue to experience, a variety of outages and other delays due to damages to portions of its infrastructure, denial-of-service attacks, or related cyber incidents. These scenarios are not under our control and could reduce the availability of the Internet to us or our customers for delivery of our services. Any resulting interruptions in our services or the ability of our customers to access our services could result in a loss of potential or existing customers and harm our business.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information, proprietary business information of our customers, including, credit card and payment information, and personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. As such, we are subject to federal, state, provincial and foreign laws regarding privacy and protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and our agreements with certain customers require us to notify them in the event of a security incident. Evolving regulations regarding personal data and personal information, in the European Union and elsewhere, including, but not limited to, the General Data Protection Regulation, which we refer to as GDPR, and the California Consumer Privacy Act of 2018, especially relating to classification of IP addresses, machine identification, location data and other information, may limit or inhibit our ability to operate or expand our business. Such laws and regulations require or may require us or our customers to implement privacy and security policies, permit consumers to access, correct or delete personal information stored or maintained by us or our customers, inform individuals of security incidents that affect their personal information, and, in some cases, obtain consent to use personal information for specified purposes.

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We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect, use, store, and disclose, and we take steps to strengthen our security protocols and infrastructure, however, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. We also could be negatively impacted by software bugs or other technical malfunctions, as well as employee error or malfeasance. Advanced cyber-attacks can be multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, a loss of confidence in our business, early termination of our contracts and other business losses, indemnification of our customers, liability for stolen assets or information, increased cybersecurity protection and insurance costs, financial penalties, litigation, regulatory investigations and other significant liabilities, any of which could materially harm our business any of which could adversely affect our business, revenues, and competitive position.

Our success depends, in part, on the capacity, reliability, and security of our information technology hardware and software infrastructure, as well as our ability to adapt and expand our infrastructure.

The capacity, reliability, and security of our information technology hardware and software infrastructure are important to the operation of our current business, which would suffer in the event of system failures. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, including the delayed provision of services or implementation of new service offerings, and the diversion of development resources. We rely on third parties for various aspects of our hardware and software infrastructure. Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. Interruption and/or failure of any of these systems could disrupt our operations and damage our reputation, thus adversely impacting our ability to provide our products and services, retain our current users, and attract new users. In addition, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses, or other events that could have a security impact. If one or more of such events occur, our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise, could be compromised, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses, any of which could substantially harm our business and our results of operations.

We are dependent on third parties to, among other things, maintain our servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

We depend on third-party service providers, suppliers, and licensors to supply some of the services, hardware, software, and operational support necessary to provide some of our products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services we desire in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our users. These events could materially and adversely affect our ability to retain and attract users, and have a material negative impact on our operations, business, financial results, and financial condition.

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We may not be able to find suitable software developers at an acceptable cost.

We currently rely on certain key suppliers and vendors in the coding and maintenance of our software. We will continue to require such expertise in the future. Due to the current demand for skilled software developers, we run the risk of not being able to find or retain suitable and qualified personnel at an acceptable price, or at all. Without these developers, we may not be able to further develop and maintain our software, which is the most important aspect of our business development.

The success of our business is highly correlated to general economic conditions.

Demand for our products and services is highly correlated with general economic conditions, as a substantial portion of our revenue is derived from discretionary spending by individuals, which typically declines during times of economic instability. Declines in economic conditions in the United States or in other countries in which we operate, including declines as a result of the COVID-19 pandemic, and may operate in the future may adversely impact our financial results. Because such declines in demand are difficult to predict, we or our industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for our products and services. Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, high unemployment, and other factors. The inability to grow or maintain our business would adversely affect our business, financial conditions, and results of operations, and thereby an investment in our common stock.

Our failure to protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our revenue, and infringement claims asserted against us or by us, could have a material adverse effect.

We regard the protection of our intellectual property, which includes patents, trade secrets, copyrights, trademarks and domain names, as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We have two patents related to our system for providing access to, storing and distributing content, and we recently filed a provisional patent application with the U.S. Patent and Trademark Office, or PTO, with respect to our interactive video technology. Our provisional patent application may not result in the issuance of a patent, or certain claims may be rejected or may need to be narrowed, which may limit the protection we are attempting to obtain. In addition, our existing patents and any future patents that may be issued to us, may not protect commercially important aspects of our technology. Furthermore, the validity and enforceability of our patents may be challenged by third parties, which may result in our patents being invalidated or modified by the PTO, various legal actions against us, the need to develop or obtain alternative technology, and/or obtain appropriate licenses under third party patents, which may not be available on acceptable terms or at all.

We have registered domain names and trademarks in the United States and may also pursue additional registrations both in and outside the United States. Effective trade secret, copyright, trademark, domain name and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We may be required to protect our intellectual property in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location.

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Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. In addition, our competitors may independently develop similar technology. The laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property. Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our products. In addition, we may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is unfavorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop its competitors from infringing upon our intellectual property rights.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer and President, Mr. Rory J. Cutaia. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

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Risks Related to an Investment in Our Securities

Raising additional capital, including through future sales and issuances of our common stock, or warrants or the exercise of rights to purchase common stock pursuant to our equity incentive plan could result in additional dilution of the percentage ownership of our stockholders, could cause our share price to fall and could restrict our operations.

We expect that significant additional capital will be needed in the future to continue our planned operations, including any potential acquisitions, hiring new personnel and continuing activities as an operating public company. To the extent we seek additional capital through a combination of public and private equity offerings and debt financings, our stockholders may experience substantial dilution. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt and receivables financings may be coupled with an equity component, such as warrants to purchase shares of our common stock, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt and other operating restrictions that could adversely impact our ability to conduct our business. A failure to obtain adequate funds may cause us to curtail certain operational activities, including sales and marketing, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

In addition, we have granted options to purchase shares of our common stock pursuant to our equity incentive plans and have registered 8,000,000 shares of common stock underlying options and shares granted pursuant to our equity incentive plans. Sales of shares issued upon exercise of options granted under our equity compensation plans may result in material dilution to our existing stockholders, which could cause our price of our common stock to fall.

Our issuance of additional shares of preferred stock could adversely affect the market value of our common stock, dilute the voting power of common stockholders and delay or prevent a change of control.

Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, up to an additional 14,994,000 shares of preferred stock in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. As of June 29, 2020, we had 3,246 shares of preferred stock outstanding that are convertible into 2,094,197 shares of common stock.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price causing economic dilution to the holders of common stock.

Further, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The issuance of shares of preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

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The market price of our common stock and the value of your investment could substantially decline if shares of our Series A Preferred Stock are converted into shares of our common stock and if our options and warrants are exercised for shares of our common stock and all of these shares of common stock are resold into the market, or if a perception exists that a substantial number of shares of common stock will be issued upon conversion of our Series A Preferred Stock or upon exercise of our warrants or options and then resold into the market.

Sales of a substantial number of shares of common stock issued upon conversion of our Series A Preferred Stock and upon exercise of our warrants and options, or even the perception that these sales could occur, could adversely affect the market price of our common stock. As a result, you could experience a substantial decline in the value of your investment as a result of both the actual and potential conversion of our outstanding shares of Series A Preferred Stock and exercise of our outstanding warrants or options.

The market price of our common stock has been, and may continue to be, subject to substantial volatility.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	volatility in the trading markets generally and in our particular market segment;

●	limited trading of our common stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our board of directors or management;

●	sales of shares of our common stock by us or by our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, pandemics (such as the COVID-19 virus) or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our common stock. In addition, the stock market as a whole, as well as our particular market segment, has from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of common stock at the time and price they desire.

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A decline in the price of our common stock could affect our ability to raise further working capital, which could adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products or services and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to reduce or discontinue operations.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless and until they sell them.

We intend to retain a significant portion of any future earnings to finance the development, operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows, and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless our board of directors determines to pay dividends, our stockholders will be required to look to appreciation of our common stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of our outstanding capital stock. As of the date of this Annual Report, we estimate that our executive officers and directors and their respective affiliates beneficially own approximately 17.1% of our outstanding voting stock as of June 29, 2020. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment to our articles of incorporation or bylaws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover, or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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Our common stock has been categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, Inc., or FINRA, has adopted sales practice requirements that historically may have limited a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements historically has made it more difficult for broker-dealers to recommend that their customers buy our common stock, which could limit your ability to buy and sell our common stock, have an adverse effect on the market for our shares, and thereby depress our price per share of common stock.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. In addition, we have entered into indemnification agreements with our directors and officers to provide such indemnification rights. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Our ability to attract and retain qualified members of our board of directors may be impacted due to new state laws, including recently enacted gender quotas.

In September 2018, California enacted SB 826 requiring public companies headquartered in California to maintain minimum female representation on their boards of directors as follows: by the end of 2019, at least one woman on its board, by the end of 2021, public company boards with five members will be required to have at least two female directors, and public company boards with six or more members will be required to have at least three female directors. Failure to achieve designated minimum levels in a timely manner exposes such companies to costly financial penalties and reputational harm. We cannot assure that we can recruit, attract and/or retain qualified members of the board and meet gender quotas as a result of the California law (should is not be repealed before the compliance deadlines), which may cause certain investors to divert their holdings in our stock and expose us to penalties and/or reputational harm.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our board of directors. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Our bylaws contain an exclusive forum provision, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the Nevada Revised Statutes, or NRS, the articles of incorporation, or the bylaws.

For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act of 1933, as amended, or Securities Act, or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The choice of forum provision in our bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The applicable courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. With respect to the provision making the state and federal courts in the State of Nevada the sole and exclusive forum for certain types of actions, stockholders who do bring a claim in the state and federal courts in the State of Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. Finally, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on us.

Risks Related to this Offering

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of the shares offered in this offering at an assumed public offering price of $1.29 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $1.36 per share. See “Dilution” on page 26 of this prospectus for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

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Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The offering price will be set by our board of directors and does not necessarily indicate the actual or market value of our common stock.

Our board of directors (or a committee thereof) will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our articles of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

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Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of our common stock or cause our stock price to decline.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, including from the exercise of our warrants, the conversion of any of our convertible preferred stock or sales of common stock issuable upon such exercise or conversion, could cause the market price of our shares of common stock to decline and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus. We cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock, including shares issuable upon the exercise of our warrants or the conversion of our convertible preferred stock, would have on the market price of our shares of common stock.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, among others, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “would,” “will,” “should,” “could,” “objective,” “target,” “ongoing,” “contemplate,” “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, statements about:

●	the effects and consequences of the novel coronavirus (COVID-19) public health crisis;

●	our ability to timely implement our strategic initiatives and raise sufficient capital on suitable terms;

●	our ability to compete effectively;

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our expectations regarding outstanding litigation;

●	our expectations and management of future growth;

●	our beliefs regarding our liquidity and sufficiency of cash to fund our operations; and

●	the other matters described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section beginning on page 8 of this prospectus, which could cause actual results or events to differ materially from such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8.9 million, based on an assumed offering price of $1.29 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, we estimate that our net proceeds will be approximately $10.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amounts that we will actually spend on the uses set forth above. However, we currently intend to use the net proceeds to us from this offering primarily for broad-based market awareness of our existing and forthcoming products, including verbLIVE, and for general corporate purposes, including working capital, research and development, and capital expenditures. Pending the uses described above, we intend to invest the net proceeds from this offering in short term, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, or direct or guaranteed obligations of the U.S. government.

The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to gain access to additional financing. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain development activities if the net proceeds from this offering and any other sources of cash are less than expected.

MARKET INFORMATION

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERB.” On July 6, 2020, the last reported sale price for our common stock on The Nasdaq Capital Market was $1.29 per share. As of July 6, 2020, we had approximately 172 stockholders of record.

DIVIDEND POLICY

We do not expect to pay any cash dividends to our stockholders in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors our board of directors deems relevant.

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We cannot, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock authorize or create any class of stock ranking as to dividends, redemption, or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series A Preferred Stock. Moreover, as long as any shares of Series A Preferred Stock are outstanding, unless the holders of at least 75% in stated value of the then-outstanding shares of Series A Preferred Stock have otherwise given prior written consent, we cannot, directly or indirectly, pay cash dividends or distributions on our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2020:

●	on an actual basis; and

●

on a pro forma as adjusted basis, giving effect to the sale of shares of common stock, at the assumed public offering price of $1.29 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with our consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of March 31, 2020
	(unaudited)
	Actual	Pro Forma as Adjusted
Cash	$1,615,000	$10,515,000
Debt	1,177,000	1,177,000
Stockholders’ equity:
Preferred stock, $0.0001 par value, 15,000,000 shares authorized: Series A Convertible Preferred Stock, 6,000 shares authorized; 3,246 issued and outstanding as of March 31, 2020	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 28,962,589 shares issued and outstanding as of March 31, 2020	3,000	4,000
Additional paid-in capital	68,449,000	77,348,000
Accumulated deficit	(58,531,000)	(58,531,000)
Total stockholders’ equity	9,921,000	18,821,000

Total capitalization	$11,098,000	$19,998,000

The foregoing table and calculations are based on 28,962,589 shares of our common stock outstanding as of March 31, 2020, and excludes:

●	4,417,108 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2020, with a weighted-average exercise price of $1.72 per share;

●	1,475,329 shares of common stock issuable under restricted stock awards as of March 31, 2020, with a weighted-average exercise price of $1.36 per share;

●	13,651,050 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding as of March 31, 2020, with a weighted-average exercise price of $2.72 per share; and

●	2,094,197 shares of common stock issuable upon conversion of our Series A Preferred Stock.

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DILUTION

If you invest in our shares of common stock, your interest in our common stock will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common stock after this offering. Net tangible book value on March 31, 2020, was approximately ($11.5) million, or ($0.40) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale by us in this offering of 7,751,900 shares of common stock at an assumed public offering price of $1.29 per share (the closing price of our common stock as quoted on The Nasdaq Capital Market on July 6, 2020), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we will pay, our net tangible book value as of March 31, 2020 would have been approximately ($2.6) million, or ($0.07) per share of common stock. This amount represents an immediate increase in net tangible book value of $0.33 per share to existing stockholders and an immediate dilution of $1.36 per share to purchasers in this offering.

Assumed public offering price per share		$1.29
Net tangible book value per share as of March 31, 2020	$(0.40)
Increase in net tangible book value per share attributable to new investors in offering	$0.33
As adjusted net tangible book value per share after giving effect to the offering		$(0.07)
Dilution per share to new investors		$1.36

The foregoing table and calculations are based on 28,962,589 shares of our common stock outstanding as of March 31, 2020, and excludes:

●	4,417,108 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2020, with a weighted-average exercise price of $1.72 per share;

●	1,475,329 shares of common stock issuable under restricted stock awards as of March 31, 2020, with a weighted-average exercise price of $1.36 per share;

●	13,651,050 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding as of March 31, 2020, with a weighted-average exercise price of $2.72 per share; and

●	2,094,197 shares of common stock issuable upon conversion of our Series A Preferred Stock.

If the underwriter exercises its option to purchase additional shares in full, the net tangible book value per share after giving effect to the offering would be ($0.03) per share. This represents an increase in net tangible book value of $0.37 per share to existing stockholders and dilution in net tangible book value of $1.32 per share to investors purchasing shares in this offering.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing. In addition, the information discussed above assumes no exercise of the underwriter’s over-allotment option.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements, reflecting our plans and objectives that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a Software-as-a-Service, or SaaS, applications platform developer. Our platform is comprised of a suite of sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management application; verbLEARN, our Learning Management System application; and verbLIVE, our Live Broadcast Video Webinar application.

Our Technology

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users in real time, on their devices, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked-on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all of our platform applications.

Our Products

verbCRM combines the capabilities of customer relationship management, or CRM, lead-generation, content management, and in-video e-commerce capabilities in an intuitive, yet powerful tool for both inexperienced as well as highly skilled sales professionals. verbCRM allows users to quickly and easily create, distribute, and post videos to which they can add a choice of on-screen clickable icons, which when clicked, allow viewers to respond to the user’s call-to-action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a prospect or customer to click on a product they see featured in a video and impulse buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, which are among many novel features and functionalities designed to eliminate or reduce friction from the sales process for our users. The verbCRM app is designed to be easy to use and navigate, and takes little time and training for a user to begin using the app effectively. It usually takes less than four minutes for a novice user to create an interactive video from our app. Users can add interactive icons to pre-existing videos, as well as to newly created videos shot with practically any mobile device. verbCRM interactive videos can be distributed via email, text messaging, chat app, or posted to popular social media directly and easily from our app. No software download is required to view Verb interactive videos on virtually any mobile or desktop device, including smart TVs. verbCRM is the primary source of subscription based SaaS recurring digital revenue.

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verbLEARN is an interactive video-based learning management system that incorporates all of the clickable in-video technology featured in our verbCRM application, however adapted for use by educators for video-based education. verbLEARN is used by enterprises seeking to educate a large sales team or a customer base about new products, or elicit feedback about existing products. It also incorporates Verb’s proprietary data collection and analytics capabilities that inform users in real time, when and for how long the viewers watched the video, how many times they watched it, and what they clicked-on. Because verbLEARN launched in the fourth quarter of 2019, it was not a significant source of subscription-based SaaS recurring digital revenue.

verbLIVE builds on popular video-based platforms such as Facebook Live, Zoom, WebEx, and Go2Meeting, among others, by adding Verb’s proprietary interactive in-video ecommerce capabilities – including an in-video Shopify shopping cart integrated for Shopify account holders - to our own live stream video broadcasting application. verbLIVE is a next-generation webinar platform that allows webinar hosts to utilize a variety of novel sales-driving features, including placing interactive icons on-screen that appear on the screens of all viewers, providing in-video click-to-purchase capabilities for products or services featured in the live video broadcast, in real-time, driving friction-free selling. verbLIVE also provides the host with real-time viewer engagement data and interaction analytics. verbLIVE is entirely browser-based, allowing it to function easily and effectively on all devices without requiring the host or the viewers to download software, and is secured through end-to-end encryption. verbLIVE is currently in pre-sales, accepting customer deposits, and is expected to launch commercially in summer 2020.

The Verb In-App Eco-System

To more effectively and efficiently monetize our current large user base, we have developed and have begun to deploy in-app purchase capabilities for all verbCRM users. This feature is currently being distributed and deployed as an automatic software update to enterprise client users whose monthly subscription fees and use of the application are paid by their corporate employer, sponsor, or principal. The in-app purchase capability will allow these users to pay for subscriptions directly in the app with their own credit card in order to access upgraded or unlocked verbCRM features and additional functionality within the app.

In addition, these users will have in-app access to our forthcoming “app store” where users can subscribe for third-party apps that are complimentary to verbCRM user demographics, such as specialized expense tracking applications, tax software, among other third-party apps offered directly to our user base on a revenue share basis with the third-party developers. In addition, we are expecting to introduce during 2020 an “Open API” architecture, allowing third-party developers to create specialized apps with features and functionality that integrate seamlessly into our verbCRM application. These will be offered directly to our user base through our verbCRM app store on a revenue-sharing basis.

Verb Partnerships and Integrations

We have completed the integration of verbCRM into systems offered by 17 of the most popular direct sales back-office system providers, such as Direct Scale, Exigo, By Design, Thatcher, Multisoft, Xennsoft, and Party Plan. Direct sales back-office systems provide many of the support functions required for direct sales operations, including payroll, customer genealogy management, statistics, rankings, and earnings, among other direct sales financial tracking capabilities. The integration into these back-office providers, facilitated through our own API development, allows single sign-on convenience for users, as well as enhanced data analytics and reporting capabilities for all users. We believe that our integration into these back-end platforms accelerates the adoption of verbCRM by large direct sales enterprises that rely on these systems and as such, we believe this represents a competitive advantage.

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We are also in various stages of development, testing and deployment for the integration of our latest generation interactive video and enhanced analytics and reporting technology, and more recently, a core package that includes verbLIVE, into popular CRM providers, including Salesforce, Microsoft, Oracle/NetSuite, and Adobe/Marketo, among others with whom we have executed partnership agreements. Each of these agreements provides for revenue share arrangements resulting from sales of our product to their respective clients. The integrations for Salesforce and Microsoft represent new build integrations, while those for Oracle/NetSuite and Adobe/Marketo represent replacement integrations. We have intentionally, though temporarily, delayed further action on and deployment of these integrations in order to allocate design, engineering and development resources to those initiatives that we believe will become revenue producing opportunities sooner, especially those that we believe will likely produce greater market demand due to the current and anticipated continued effects of the COVID-19 pandemic. We expect to resume action on and deployment of these integrations in the summer of 2020.

Non-Digital Products and Services

Historically, we have also provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events. We also managed the fulfillment of our clients’ product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

However, on May 20, 2020, we executed a contract with Range Printing, a company in the business of providing enterprise class printing, sample assembly, warehousing, packaging, shipping, and fulfillment services. Pursuant to the contract, through an automated process we have established for this purpose, Range will receive orders for samples and merchandise from us as and when we receive them from our clients and users, and print, assemble, store, package and ship such samples and merchandise on our behalf. The Range contract provides for a revenue share arrangement based upon the specific services to be provided by Range that is designed to maintain our relationship with our clients by continuing to service their non-digital needs, while eliminating the labor and overhead costs associated with the provision of such services by us. The transition to Range Printing is in progress.

Our Market

Our client base consists primarily of multi-national direct sales enterprises to whom we provide white-labeled, client-branded versions of our products. Our clients also include large professional associations, educational institutions, including school districts, auto sales, auto leasing, insurance, real estate, home security, not-for-profits, as well as clients in the health care industry, and the burgeoning CBD industry, among other business sectors. Currently, we provide subscription-based application services to approximately 100 enterprise clients for use in over 60 countries, in over 48 languages, which collectively account for a user base generated through more than 1.3 million downloads of our verbCRM application. Among the new business sectors targeted for this year are pharmaceutical sales, government institutions, and political parties and candidates.

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Revenue Generation

We generate revenue from the following sources:

●	recurring subscription fees paid by enterprise users and affiliates;
●	recurring subscription fees paid by non-enterprise, small business, and individual users;
●	recurring subscription fees paid by users who access in-app purchases of various premium services, features, functionality, and upgrades;
●	recurring subscription fees paid by users who access in-app purchases of third-party software provider apps in our forthcoming app store;
●	recurring subscription fees paid by users of Salesforce, Microsoft, Oracle/NetSuite, and Adobe/Marketo, among others with whom we have executed partnership agreements, for access to our applications that we intend to integrate into these platforms, including recurring subscription fees paid by users who subscribe to bundled service offerings from these partners and/or their respective value-added resellers;
●	recurring subscription fees paid by users for all of the foregoing products and services generated through our recently launched Japan operations;
●	recurring subscription fees paid by users generated through our forthcoming reseller and affiliate distribution programs; and
●	fees paid by enterprise clients for non-digital products and services through our Range Printing venture.

Results of Operations

Three Months Ended March 31, 2020 as Compared to the Three Months Ended March 31, 2019

The following is a comparison of our results of operations for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Change
	(unaudited)	(unaudited)
Revenue
SaaS recurring subscription revenue	$1,057,000	$9,000	$1,048,000
Other digital revenue	400,000	-	400,000
Welcome kits and fulfillment	728,000	-	728,000
Shipping	169,000	-	169,000
Total revenue	2,354,000	9,000	2,345,000

Cost of revenue
Digital	230,000	30,000	200,000
Welcome kits and fulfillment	676,000	-	676,000
Shipping	157,000	-	157,000
Total cost of revenue	1,063,000	30,000	1,033,000

Gross margin	1,291,000	(21,000)	1,312,000

Operating expenses:
Research and development	1,274,000	564,000	710,000
Depreciation and amortization	363,000	564,000	359,000
General and administrative	3,514,000	4,000	1,329,000
Total operating expenses	5,151,000	2,753,000	2,398,000

Loss from operations	(3,860,000)	(2,774,000)	(1,086,000)

Other income (expense), net
Other expense	(6,000)	-	(6,000)
Financing costs	-	(84,000)	84,000
Interest expense - amortization of debt discount	(137,000)	(1,054,000)	917,000
Change in fair value of derivative liability	2,092,000	944,000	1,148,000
Interest expense	(35,000)	(40,000)	5,000
Total other income (expense), net	1,914,000	(234,000)	2,148,000

Net loss	$(1,946,000)	$(3,008,000)	1,062,000

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Revenue

Total revenue for the quarter ended March 31, 2020 was $2.4 million, compared to $9,000 for the quarter ended March 31, 2019. The increase in revenue is attributed to revenue generated by Verb Direct (formerly Sound Concepts), our wholly-owned subsidiary that we acquired in April 2019 and revenue we generated together following the merger of the two businesses and the marketing of our then newly combined sales enablement platform. As a result of the acquisition, we currently have four revenue streams: (1) digital subscription-based SaaS recurring revenue associated with our verbCRM; (2) digital non-subscription-based revenue consisting of product sample revenue as well as design fees generated through or in connection with our applications; (3) non-digital revenue generated from printing of welcome kits, which consists of “starter kits” that clients use for new sales reps, and fulfillment of various custom products clients use for marketing purposes and at conferences; and (4) non-digital revenue we generate from shipping fees associated with client welcome kits and fulfillment.

Total digital revenue for the quarter ended March 31, 2020 was $1.5 million, compared to $9,000 for the quarter ended March 31, 2019. Total digital revenue for the quarter ended March 31, 2020 consisted of subscription-based SaaS recurring revenue associated with our verbCRM and verbLEARN applications of $1.1 million and non-subscription-based revenue of $400,000.

Total non-digital revenue for the quarter ended March 31, 2020 was $897,000, compared to $0 for the quarter ended March 31, 2019. Total non-digital revenue for 2019 consisted of revenue generated from printing of welcome kits/starter kits that our clients use for new sales reps, fulfillment of various custom products our clients use for marketing purposes and at conferences of $728,000; and shipping fees associated with client welcome kits and fulfillment of $169,000.

The table below sets forth our quarterly revenues from the quarter ended March 31, 2019 through the quarter ended March 31, 2020, which reflects the trend of revenue since our acquisition of Verb Direct in April 2019:

	2019 Quarterly Revenue				2020
	Q1	Q2	Q3	Q4	Q1
SaaS recurring subscription revenue	$9,000	$858,000	$953,000	$995,000	$1,057,000
Other digital revenue	-	596,000	485,000	344,000	400,000
Total digital revenue	$-	$1,454,000	$1,438,000	$1,339,000	$1,457,000

Welcome kits and fulfillment	-	1,784,000	1,164,000	965,000	728,000
Shipping	-	495,000	271,000	181,000	169,000
Total non-digital revenue	$-	$2,279,000	$1,435,000	$1,146,000	$897,000

Grand total	$9,000	$3,733,000	$2,873,000	$2,485,000	$2,354,000

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Cost of Revenue

Total cost of revenue for the quarter ended March 31, 2020 was $1.1 million, compared to $30,000 for the quarter ended March 31, 2019. The increase in cost of revenue is attributed to costs of Verb Direct. SaaS cost of revenue for the quarter ended March 31, 2020 was $230,000, compared to $30,000 for the quarter ended March 31, 2019. Cost of revenue derived from the welcome kits, fulfillments, and shipping for the quarter ended March 31, 2020 was $0.8 million, compared to $0 for the quarter ended March 31, 2019.

Operating Expenses

Research and development expenses were $1.3 million for the quarter ended March 31, 2020, as compared to $564,000 for the quarter ended March 31, 2019. Research and development expenses primarily consisted of fees paid to employees and vendors contracted to perform research projects and develop technology. The increase in research and development is attributed to research and development expenses of Verb Direct and additional product development and testing to support the integration of Verb Direct, development of verbLIVE, plus enhancements to our core platform to facilitate native integrations with Salesforce, Microsoft, Adobe, and other channel partners.

Depreciation and amortization expenses were $363,000 for the quarter ended quarter ended March 31, 2020, as compared to $4,000 for the quarter ended March 31, 2019. The increase was associated with $325,000 of amortization related to the intangible asset recorded as part of the acquisition of Verb Direct in April 2019, amortization of leasehold improvements related to the Corporate Headquarters, and other depreciation and amortization attributed to Verb Direct.

General and administrative expenses for the quarter ended quarter ended March 31, 2020 were $3.5 million, as compared to $2.2 million for the quarter ended March 31, 2019. The increase in general and administrative expenses is primarily related to general and administration expenses attributed to Verb Direct of $1.0 million, an increase in labor to support growth of $245,000, and an increase in stock compensation expense of $100,000.

Other income (expense), net, for the quarter ended quarter ended March 31, 2020 totaled $1.9 million, which was attributed to a change in the fair value of derivative liability of $2.1 million, offset by interest expense for amortization of debt discount of ($137,000), interest expense of ($35,000), and other expense of ($6,000). Other income (expense), net, for the quarter ended March 31, 2019 totaled ($234,000), which was attributed to interest expense for amortization of debt discount of ($1.1) million, financing costs of ($84,000), interest expense of ($40,000), all offset by a change in the fair value of derivative liability of $944,000.

Modified EBITDA

In addition to our GAAP results, we present modified EBITDA as a supplemental measure of our performance. However, modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, financing costs, changes in fair value of derivative liability, and other (income) / expense, net.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. Readers are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating modified EBITDA, readers should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	For the Three Months Ended
	March 31, 2020	March 31, 2019

Net loss	$(1,946,000)	$(3,008,000)

Adjustments:
Other expense	6,000	-
Stock compensation expense	943,000	851,000
Financing costs	-	84,000
Amortization of debt discount	137,000	1,054,000
Change in fair value of derivative liability	(2,092,000)	(944,000)
Interest expense	35,000	40,000
Depreciation and amortization	363,000	4,000
Total EBITDA adjustments	(608,000)	1,089,000
Modified EBITDA	$(2,554,000)	$(1,919,000)

The $635,000 decrease in modified EBITDA for the three months ended March 31, 2020 compared to the same period in 2019, resulted from the increase in research & development and labor-related costs to support growth.

We present modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the Modified EBITDA does not reflect any cash requirements for such replacements.

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Results of Operations

Fiscal Year Ended December 31, 2019 compared to the Fiscal Year Ended December 31, 2018

The following is a comparison of the results of our operations for the year ended December 31, 2019 and 2018.

	Year Ended December 31, 2019	Year Ended December 31, 2018	Change

Revenue
SaaS recurring subscription revenue	$2,815,000	$32,000	2,774,000
Other digital revenue	1,425,000	-	1,434,000
Welcome kits and fulfillment	3,913,000	-	3,913,000
Shipping	947,000	-	947,000
Total revenue	9,100,000	32,000	9,068,000

Cost of Revenue
Digital	660,000	52,000	608,000
Welcome kits and fulfillment	3,273,000	-	3,273,000
Shipping	937,000	-	937,000
Total cost of revenue	4,870,000	52,000	4,818,000

Gross margin	4,230,000	(20,000)	4,250,000

Operating expenses:
Research and development	4,312,000	980,000	3,332,000
Depreciation and amortization	1,042,000	20,000	1,022,000
General and administrative	14,710,000	6,772,000	7,938,000
Total operating expenses	20,064,000	7,772,000	12,292,000

Loss from operations	(15,834,000)	(7,792,000)	(8,042,000)

Other income (expense), net
Other expense	(11,000)	(5,000)	(6,000)
Financing costs	(1,625,000)	(798,000)	(827,000)
Interest expense - amortization of debt discount	(1,658,000)	(1,468,000)	(190,000)
Change in fair value of derivative liability	1,862,000	(1,167,000)	3,029,000
Debt extinguishment, net	1,536,000	(534,000)	2,070,000
Interest expense	(186,000)	(362,000)	176,000
Total other expense, net	(82,000)	(4,334,000)	4,252,000

Income tax provision	2,000	1,000	1,000

Net loss	$(15,918,000)	$(12,127,000)	(3,791,000)

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Revenues

Total revenue for the year ended December 31, 2019 was $9.1 million, compared to $32,000 for the year ended December 31, 2018. The increase in revenue is attributed to Verb Direct (formerly Sound Concepts), our wholly-owned subsidiary that we acquired in April 2019 and the revenue we generated together following the merger of the two businesses and the marketing of our then newly combined sales enablement platform. We currently have four revenue streams: (1) digital subscription-based SaaS recurring revenue associated with our verbCRM application; (2) digital non-subscription-based revenue consisting of product sample revenue as well as design fees generated through or in connection with our applications; (3) non-digital revenue generated from printing of welcome kits, which consists of “starter kits” that clients use for new sales reps, and fulfillment of various custom products clients use for marketing purposes and at conferences; and (4) non-digital revenue we generate from shipping fees associated with client welcome kits and fulfillment.

Total digital revenue for 2019 was $4.2 million, compared to $32,000 for 2018. Total digital revenue for 2019 consisted of subscription-based SaaS recurring revenue associated with our verbCRM application of $2.8 million and non-subscription-based revenue of $1.4 million.

Total non-digital revenue for 2019 was $4.9 million, compared to $0 for 2018. Total non-digital revenue for 2019 consisted of revenue generated from printing of welcome kits/starter kits that our clients use for new sales reps, fulfillment of various custom products our clients use for marketing purposes and at conferences of $3.9 million; and shipping fees associated with client welcome kits and fulfillment of $947,000.

The table below sets forth our quarterly revenues from the quarter ended March 31, 2019 through the quarter ended December 31, 2019, which reflects the trend of revenue since our acquisition of Verb Direct in April 2019:

	2019 Quarterly Revenue
	Q1	Q2	Q3	Q4	Full-Year
SaaS recurring subscription revenue	$9,000	$858,000	$953,000	$995,000	$2,815,000
Other digital revenue	-	596,000	485,000	344,000	1,425,000
Total digital revenue	$-	$1,454,000	$1,438,000	$1,339,000	$4,240,000
Welcome kits and fulfillment	-	1,784,000	1,164,000	965,000	3,913,000
Shipping	-	495,000	271,000	181,000	947,000
Total non-digital revenue	$-	$2,279,000	$1,435,000	$1,146,000	$4,860,000
Grand total	$9,000	$3,733,000	$2,873,000	$2,485,000	$9,100,000

Cost of Revenue

Total cost of revenue for 2019 was $4.9 million, compared to $52,000 for 2018. The increase in cost of revenue is attributed to cost of revenue of Verb Direct. SaaS cost of revenue for 2019 was $660,000, compared to $52,000 for 2018. Cost of revenue for the welcome kits, fulfillment, and shipping for 2019 was $4.2 million, compared to $0 for 2018.

Operating Expenses

Research and development expenses were $4.3 million for 2019, as compared to $980,000 for 2018. Research and development expenses primarily consisted of fees paid to employees and vendors contracted to perform research projects and develop technology. The increase in research and development is attributed to research and development expenses of Verb Direct and additional product development and testing to support the integration of Verb Direct, development of verbLIVE, plus enhancements to our core platform to facilitate native integrations with Salesforce, Microsoft, Adobe, and other channel partners.

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Depreciation and amortization expenses were $1.0 million for 2019, as compared to $20,000 for 2018. The increase was associated with the $1.0 million of amortization related the intangible asset recorded as part of the acquisition of Verb Direct, and other depreciation and amortization attributed to Verb Direct for 2019.

General and administrative expenses for 2019 were $14.7 million, as compared to $6.8 million for 2018. The increase to general and administrative expenses is related to the inclusion of general and administration expenses of Verb Direct, which totaled $3.1 million, an increase in labor to support growth of $1.6 million, an increase in professional services of $1.9 million related to the up-listing of our common stock and warrants to The Nasdaq Capital Market, the acquisition of Verb Direct, litigation and recruiting, plus an increase in stock compensation expense of $763,000.

Other income (expense), net, for 2019 equaled ($82,000), which was driven by a change in financing costs of ($1.6) million primarily attributed to the valuation of the derivative liability associated with the warrants we issued in connection with our Series A Preferred Stock, offering, interest expense for amortization of debt discount of ($1.7) million, interest expense of ($186,000), and other expense of ($11,000), all offset by the change in fair value of derivative liability of $1.9 million, and debt extinguishment of $1.5 million. Other income, net, for 2018 totaled ($4.3) million, which represented interest expense for amortization of debt discount of ($1.5) million, a change in the fair value of derivative liability of ($1.2) million, financing costs of ($798,000), debt extinguishment of ($534,000), interest expense of ($362,000), and other expense of ($5,000).

Modified EBITDA

In addition to our results under generally accepted accounted principles, or GAAP, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, financing costs and changes in fair value of derivative liability.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

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	For the Year Ended
	December 31, 2019	December 31, 2018

Net loss	$(15,918,000)	$(12,127,000)

Adjustments:
Other expense	11,000	5,000
Stock compensation expense	4,178,000	3,415,000
Financing costs	1,625,000	798,000
Amortization of debt discount	1,658,000	1,468,000
Change in fair value of derivative liability	(1,862,000)	1,167,000
Debt extinguishment, net	(1,536,000)	534,000
Interest expense	186,000	362,000
Depreciation and amortization	1,042,000	20,000
Income tax provision	2,000	1,000
Total EBITDA adjustments	5,304,000	7,770,000
Modified EBITDA	$(10,614,000)	$(4,357,000)

The $6.3 million decrease in modified EBITDA for the year ended December 31, 2019 compared to the same period in 2018, resulted from the increase in research & development, professional services, labor-related costs, and business-related expenses related to up-listing our common stock and warrants to The Nasdaq Capital Market, and the acquisition of Verb Direct.

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.

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Liquidity and Capital Resources

Going Concern

We have incurred operating losses and negative cash flows from operations since inception. We incurred a net loss of $2.0 million during the three months ended March 31, 2020. We also utilized cash in operations of $2.3 million during the three months ended March 31, 2020. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations.

Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next twelve months. Our continuation of as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow. In addition, our independent registered public accounting firm, in its report on our December 31, 2019 consolidated financial statements, has raised substantial doubt about our ability to continue as a going concern.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the results of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Overview

As of March 31, 2020, we had cash of $1.6 million. We estimate our operating expenses for the next three months may continue to exceed any revenue we generate, and we may need to raise capital through either debt or equity offerings to continue operations. We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such financings at all, or on terms that are not dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

On February 5, 2020, we initiated our private placement, which is for the sale and issuance of up to five million shares of our common stock at a per-share price of $1.20, which amount represents a 20% discount to the $1.50 closing price of our common stock on that day, and is memorialized by a subscription agreement.

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On March 31, 2020 we closed our private placement. In total we issued 4,237,833 shares of common stock with net cash proceeds of $4.4 million after fees and expenses, of which, $3,430,000 was received as of March 31, 2020 and the remaining $1,014,000 was received in April and May 2020.

On April 17, 2020, we received loan proceeds in the amount of approximately $1,218,000 under the Paycheck Protection Program, or PPP. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after the earlier of (i) 24 weeks after the loan disbursement date and (ii) December 31, 2020 as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. We intend to use the proceeds for purposes consistent with the PPP. While we currently believe that our use of the loan proceeds will meet the conditions for forgiveness of the loan, we cannot assure you that we will not take actions that could cause us to be ineligible for forgiveness of the loan, in whole or in part.

Cash Flows – Operating

For the three months ended March 31, 2020, our cash flows used in operating activities amounted to $2.3 million, compared to cash used for the three months ended March 31, 2019 of $1.1 million. The change is attributed to the growth of the business, product development, inclusion of Verb Direct operating expenses, all offset by a change in accounts payable of $800,000 compared to the three months ended March 31, 2019.

Cash Flows – Investing

For the three months ended March 31, 2020, our cash flows used in investing activities amounted to $121,000. The change is attributed to fixed asset purchases associated with our new corporate headquarters in Newport Beach, California.

Cash Flows – Financing

Our cash provided by financing activities for the three months ended March 31, 2020 amounted to $3.0 million, which represented $3.4 million of net proceeds from the issuance of shares of our common stock, offset by $411,000 of payments against advance on future receipts. Our cash provided by financing activities for the quarter ended March 31, 2019 amounted to $514,000, which represented $432,000 of proceeds from the issuance of convertible debt, $350,000 proceeds from the issuance of unsecured debt, $58,000 of unsecured related party debt, offset by $326,000 of deferred offering costs.

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Notes Payable – Related Parties

We have the following outstanding notes payable to related parties as of March 31, 2020:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at March 31, 2020
Note 1 (A)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$825,000
Note 2 (B)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000
Note 3 (C)	April 4, 2016	June 4, 2021	12.0%	343,000	240,000

Total notes payable – related parties					1,177,000
Non-current					(240,000)
Current					$937,000

(A)	On December 1, 2015, we issued a convertible note payable to Rory J. Cutaia, our Chief Executive Officer and then-majority stockholder, to consolidate all loans and advances made by Mr. Cutaia to our company as of that date. The note bears interest at a rate of 12% per annum, is secured by our assets, and will mature on February 8, 2021, as amended.

(B)	On December 1, 2015, we issued a note payable to a former member of our board of directors, in the amount of $112,000 representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest rate of 12% per annum, and matured in April 2017. As of March 31, 2020, the outstanding principal balance of the note was $112,000.

(C)	On April 4, 2016, we issued a convertible note to Mr. Cutaia, in the amount of $343,000, to consolidate all advances made by Mr. Cutaia to our company during the period December 2015 through March 2016. The note, as amended, bears interest at a rate of 12% per annum, is secured by our assets, and will mature on June 4, 2021.

Deferred Incentive Compensation

Note	Issuance Date	Maturity Date	Balance at March 31, 2020

Rory J. Cutaia (A)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	$430,000
Rory J. Cutaia (B)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	324,000
Jeff Clayborne (A)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	125,000
Jeff Clayborne (B)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	163,000

Total deferred compensation payable – related parties, net			1,042,000
Non-current			(521,000)
Current			$521,000

(A)	On December 23, 2019, we awarded Rory Cutaia, our Chief Executive Officer and Jeff Clayborne, our Chief Financial Officer annual incentive compensation of $430,000 and $125,000, respectively, for services rendered. We have determined that it is in our best interest and in the best interest of our stockholders to defer payments to Messrs. Cutaia and Clayborne. We will pay 50% of the annual incentive compensation on January 10, 2021 and the remaining 50% on January 10, 2022.

(B)	On December 23, 2019, we awarded Rory Cutaia, our Chief Executive Officer and Jeff Clayborne, our Chief Financial Officer a bonus for the successful up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct totaling $324,000 and 162,000, respectively. We have determined that it is in our best interest and in the best interest of our stockholders to defer payments to Messrs. Cutaia and Clayborne. We will pay 50% of these awards on January 10, 2021 and the remaining 50% on January 10, 2022.

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Advance on Future Receipts

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at March 31, 2020

Note 1 (A)	December 24, 2019	June 30, 2020	10%	$506,000	$297,000
Note 2 (A)	December 24, 2019	June 30, 2020	10%	506,000	297,000
Total				$1,012,000	594,000
Debt discount					(137,000)
Net					$457,000

(A)	On December 24, 2019, we received two secured advances from an unaffiliated third party totaling $728,000 for the purchase of future receipts/revenues of $1,012,000. Pursuant to the terms of the agreement the unaffiliated third-party will auto withdraw an aggregate of $6,000 from our operating account each banking day. The term of the agreement extends until the advances are paid in full. We may pay off either note for $446,000 if paid within 30 days of funding; for $465,000 if paid between 31 and 60 days of funding; or for $484,000 if paid within 61 to 90 days of funding.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this Item.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported periods. Significant estimates include valuation of derivative liability, valuation of debt and equity instruments, share-based compensation arrangements, and realization of deferred tax assets. Amounts could materially change in the future.

Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

We use Level 2 inputs for our valuation methodology for the derivative liabilities as their fair values were determined by using a Binomial pricing model based on various assumptions. Our derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

Share-Based Payments

We account for share-based awards to employees and nonemployee directors and consultants in accordance with the provisions of ASC 718, Compensation-Stock Compensation, and under the recently issued guidance following FASB’s pronouncement, ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. Under ASC 718, and applicable updates adopted, share-based awards are valued at fair value on the date of grant and that fair value is recognized over the requisite service, or vesting, period. We value our equity awards using the Black-Scholes option pricing model, and account for forfeitures when they occur.

Use of the Black-Scholes option pricing model requires the input of subjective assumptions including expected volatility, expected term, and a risk-free interest rate. We estimate volatility using a blend of our own historical stock price volatility as well as that of market comparable entities since our common stock has limited trading history and limited observable volatility of its own. The expected term of the options is estimated by using the SEC Staff Bulletin No. 107’s Simplified Method for Estimate Expected Term. The risk-free interest rate is estimated using comparable published federal funds rates.

Goodwill

In accordance with FASB ASC Topic No. 350, Intangibles-Goodwill and Other, we review the recoverability of the carrying value of goodwill at least annually or whenever events or circumstances indicate a potential impairment. Our impairment testing will be done annually at December 31 (our fiscal year end). Recoverability of goodwill is determined by comparing the fair value of our reporting units to the carrying value of the underlying net assets in the reporting units. If the fair value of a reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities.

Intangible Assets with Finite Useful Lives

We have certain finite lived intangible assets that were initially recorded at their fair value at the time of acquisition. These intangible assets consist of developed technology. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful life of five years.

We review all finite lived intangible assets for impairment when circumstances indicate that their carrying values may not be recoverable. If the carrying value of an asset group is not recoverable, we recognize an impairment loss for the excess carrying value over the fair value in our consolidated statements of operations.

Recently Issued Accounting Pronouncements

For a summary of our recent accounting policies, refer to Note 2, Summary of Significant Accounting Policies, of our unaudited condensed consolidated financial statements included under Item 1 – Financial Statements on page F-8 of this prospectus.

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BUSINESS

Overview

We are a Software-as-a-Service, or SaaS, applications platform developer. Our platform is comprised of a suite of sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management application; verbLEARN, our Learning Management System application; and verbLIVE, our Live Broadcast Video Webinar application.

Our Technology

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users in real time, on their devices, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked-on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all of our platform applications.

Our Products

verbCRM combines the capabilities of customer relationship management, or CRM, lead-generation, content management, and in-video e-commerce capabilities in an intuitive, yet powerful tool for both inexperienced as well as highly skilled sales professionals. verbCRM allows users to quickly and easily create, distribute, and post videos to which they can add a choice of on-screen clickable icons which, when clicked, allow viewers to respond to the user’s call-to-action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a prospect or customer to click on a product they see featured in a video and impulse buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, which are among the many novel features and functionalities designed to eliminate or reduce friction from the sales process for our users. The verbCRM app is designed to be easy to use and navigate, and takes little time and training for a user to begin using the app effectively. It usually takes less than four minutes for a novice user to create an interactive video from our app. Users can add interactive icons to pre-existing videos, as well as to newly created videos shot with practically any mobile device. verbCRM interactive videos can be distributed via email, text messaging, chat app, or posted to popular social media directly and easily from our app. No software download is required to view Verb interactive videos on virtually any mobile or desktop device, including smart TVs.

verbLEARN is an interactive video-based learning management system that incorporates all of the clickable in-video technology featured in our verbCRM application, however adapted for use by educators for video-based education. verbLEARN is used by enterprises seeking to educate a large sales team or a customer base about new products, or elicit feedback about existing products. It also incorporates Verb’s proprietary data collection and analytics capabilities that inform users in real time, when and for how long the viewers watched the video, how many times they watched it, and what they clicked-on.

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verbLIVE builds on popular video-based platforms such as Facebook Live, Zoom, WebEx, and Go2Meeting, among others, by adding Verb’s proprietary interactive in-video ecommerce capabilities – including an in-video Shopify shopping cart integrated for Shopify account holders - to our own live stream video broadcasting application. verbLIVE is a next-generation webinar platform that allows webinar hosts to utilize a variety of novel sales-driving features, including placing interactive icons on-screen that appear on the screens of all viewers, providing in-video click-to-purchase capabilities for products or services featured in the live video broadcast, in real-time, driving friction-free selling. verbLIVE also provides the host with real-time viewer engagement data and interaction analytics. verbLIVE is entirely browser-based, allowing it to function easily and effectively on all devices without requiring the host or the viewers to download software, and is secured through end-to-end encryption. verbLIVE is currently in pre-sales, accepting customer deposits, and is expected to launch commercially in summer 2020.

The Verb In-App Eco-System

To more effectively and efficiently monetize our current large user base, we have developed and have begun to deploy in-app purchase capabilities for all verbCRM users. This feature is currently being distributed and deployed as an automatic software update to enterprise client users whose monthly subscription fees and use of the application are paid by their corporate employer, sponsor, or principal. The in-app purchase capability will allow these users to pay for subscriptions directly in the app with their own credit card in order to access upgraded or unlocked verbCRM features and additional functionality within the app.

In addition, these users will have in-app access to our forthcoming “app store” where users can subscribe for third-party apps that are complimentary to verbCRM user demographics, such as specialized expense tracking applications, tax software, among other third-party apps offered directly to our user base on a revenue share basis with the third-party developers. In addition, we are expecting to introduce during 2020 an “Open API” architecture, allowing third-party developers to create specialized apps with features and functionality that integrate seamlessly into our verbCRM application. These will be offered directly to our user base through our verbCRM app store on a revenue-sharing basis.

Verb Partnerships and Integrations

We have completed the integration of verbCRM into systems offered by 17 of the most popular direct sales back-office system providers, such as Direct Scale, Exigo, By Design, Thatcher, Multisoft, Xennsoft, and Party Plan. Direct sales back-office systems provide many of the support functions required for direct sales operations, including payroll, customer genealogy management, statistics, rankings, and earnings, among other direct sales financial tracking capabilities. The integration into these back-office providers, facilitated through our own API development, allows single sign-on convenience for users, as well as enhanced data analytics and reporting capabilities for all users. We believe that our integration into these back-end platforms accelerates the adoption of verbCRM by large direct sales enterprises that rely on these systems and as such, we believe this represents a competitive advantage.

We are also in various stages of development, testing and deployment for the integration of our latest generation interactive video and enhanced analytics and reporting technology, and more recently, a core package that includes verbLIVE, into popular CRM providers, including Salesforce, Microsoft, Oracle/NetSuite, and Adobe/Marketo, among others with whom we have executed partnership agreements. Each of these agreements provides for revenue share arrangements resulting from sales of our product to their respective clients. The integrations for Salesforce and Microsoft represent new build integrations, while those for Oracle/NetSuite and Adobe/Marketo represent replacement integrations. We have intentionally, though temporarily, delayed further action on and deployment of these integrations in order to allocate design, engineering and development resources to those initiatives that we believe will become revenue producing opportunities sooner, especially those that we believe will likely produce greater market demand due to the current and anticipated continued effects of the COVID-19 pandemic. We expect to resume action on and deployment of these integrations in the summer of 2020.

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Non-Digital Products and Services

Historically, we have also provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events. We also managed the fulfillment of our clients’ product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

However, on May 20, 2020, we executed a contract with Range Printing, a company in the business of providing enterprise class printing, sample assembly, warehousing, packaging, shipping and fulfillment services. Pursuant to the contract, through an automated process we have established for this purpose, Range will receive orders for samples and merchandise from us as and when we receive them from our clients and users, and print, assemble, store, package and ship such samples and merchandise on our behalf. The Range contract provides for a revenue share arrangement based upon the specific services to be provided by Range that is designed to maintain our relationship with our clients by continuing to service their non-digital needs, while eliminating the labor and overhead costs associated with the provision of such services by us.

Our Market

Our client base consists primarily of multi-national direct sales enterprises to whom we provide white-labeled, client-branded versions of our products. Our clients also include large professional associations, educational institutions, including school districts, auto sales, auto leasing, insurance, real estate, home security, not-for-profits, as well as clients in the health care industry, and the burgeoning CBD industry, among other business sectors. Currently, we provide subscription-based application services to approximately 100 enterprise clients for use in over 60 countries, in over 48 languages, which collectively account for a user base generated through more than 1.3 million downloads of our verbCRM application. Among the new business sectors targeted for this year are pharmaceutical sales, government institutions, and political parties and candidates.

Revenue Generation

We generate revenue from the following sources:

●	recurring subscription fees paid by enterprise users and affiliates;
●	recurring subscription fees paid by non-enterprise, small business, and individual users;
●	recurring subscription fees paid by users who access in-app purchases of various premium services, features, functionality, and upgrades;
●	recurring subscription fees paid by users who access in-app purchases of third-party software provider apps in our forthcoming app store;
●	recurring subscription fees paid by users of Salesforce, Microsoft, Oracle/NetSuite, and Adobe/Marketo, among others with whom we have executed partnership agreements, for access to our applications that we intend to integrate into these platforms, including recurring subscription fees paid by users who subscribe to bundled service offerings from these partners and/or their respective value-added resellers;

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●	recurring subscription fees paid by users for all of the foregoing products and services generated through our recently launched Japan operations;
●	recurring subscription fees paid by users generated through our forthcoming reseller and affiliate distribution programs; and
●	fees paid by enterprise clients for non-digital products and services through our Range Printing venture.

Distribution Methods

Our distribution methods include:

●	Prospective customers and clients can subscribe to our applications on a monthly or annual contract through a simple, web-based sign-up form accessible on our website (https://www.verb.tech), as well as through interactive sign-up links that we distribute via email, text messaging and through social media.

●	Enterprise users that subscribe to our verbCRM software service can distribute custom-branded sign-up links to their internal and external staff via email or other electronic means.

●	We have entered into partnership agreements with other CRM providers to incorporate our interactive video technology into such other CRM providers’ software platforms to be offered to their existing and prospective client base for an additional monthly recurring fee, which fee is shared with us. In January 2018, we entered into such an agreement with Oracle America, Inc. to integrate our interactive video technology into their NetSuite platform on a revenue-share basis. In February 2018, we entered into a similar agreement with Adobe Marketo to integrate our interactive video technology into their platform on a revenue-share basis. On January 23, 2019, we entered into an agreement with Microsoft to integrate our interactive video technology into Microsoft’s Office 365 services product line, beginning with its email platform Outlook and their internal communications platform TEAMS. On February 4, 2019, we entered into a revenue share partnership agreement with Salesforce.com to integrate our interactive video technology into the Salesforce.com CRM platform.

●	We have entered into license and partnership agreements with digital marketing companies and advertising agencies to resell our Verb interactive video technology to their existing and prospective client bases for monthly fees which fees are shared with us. In March 2018, we entered into such an agreement with DR2Marketing, LLC to use and resell our applications to their clients on a revenue-share basis.

●	We expect to enter into partnership agreements with large cloud services providers, to bundle our application with such providers’ other applications offered to their existing and prospective global customer base in order to generate greater utilization fees from such customers’ need for more data storage and bandwidth required by video-based applications. For example, under our agreement with Microsoft, their value-added cloud services resellers may choose to bundle our application for resale to their respective customer bases.

●	We employ a direct sales team, as well as outside sales consultants.

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Our Japan Operations

In April 2020, we commenced local language sales, sales support, customer support, and marketing operations in Japan. In order to ensure compliance with Japan’s laws, rules and regulations, our operations were established pursuant to, and in accordance with, an exclusive reseller agreement with an existing Tokyo-based Japanese corporation operated by a team with over 30-years’ experience in the Japan direct sales industry. They operate and market our applications in Japan under the Verb brand.

Japan represents the 3rd largest global economy2 and the 5th largest direct sales market3. There are approximately 4 million direct sales representatives in Japan which accounted for approximately $16B in 2018 direct sales revenue4. More than 50% of our current U.S.-based enterprise clients have a substantial number of sales representatives in Japan that currently do not subscribe to our application, with five of those clients generating the majority of their revenue from their Japan-based sales. We believe the in-country sales, sales support, and customer service we can provide through native language speaking staff in Japan represents a significant opportunity for us to grow our applications subscription business and enhance our clients’ Japan initiatives. Since we began operations, we have executed verbCRM subscription agreements with 6 Japanese enterprise clients.

We are currently exploring a similar expansion opportunity in Korea, which has the 3rd largest direct sales market in the world2.

Our Historical Background

We are a Nevada corporation originally formed as a limited liability company in 2012 as Cutaia Media Group, LLC, or CMG. In May 2014, CMG merged into bBooth, Inc., and in October 2014, bBooth, Inc. changed its name to bBooth (USA), Inc.

In October 2014, bBooth(USA), Inc. was acquired by Global System Designs, Inc. In connection with the acquisition, Global Systems Design, Inc. changed its name to bBooth, Inc.

In April 2017, we changed our name from bBooth, Inc. to nFüsz, Inc, and in February 2019 we changed our name from nFüsz, Inc. to Verb Technology Company, Inc.

On February 1, 2019, we implemented a 1-for-15 reverse stock split of our common stock, $0.0001 par value per share, or common stock. As a result of the reverse stock split, every fifteen shares of our pre-split common stock were combined and reclassified into one share of our common stock. Our consolidated financial statements have been recast to reflect the 1-for-15 reverse stock split of our common stock.

In April 2019, we acquired Sound Concepts Inc., or Sound Concepts, pursuant to an agreement and plan of merger. As a result of the merger, Sound Concepts merged with and into our wholly-owned subsidiary, NF Acquisition Company, LLC. Upon completion of the merger, NF Acquisition Company, LLC changed its name to Verb Direct, LLC, or Verb Direct.

2 https://www.investopedia.com/insights/worlds-top-economies

3 World Federation of Direct Selling Associations; Statistical Database 2015-2018 [https://wfdsa.org/global-statistics/]

4World Federation of Direct Selling Associations; Statistical Database 2015-2018 [https://wfdsa.org/global-statistics/]

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Our common stock and common stock purchase warrants trade on The Nasdaq Capital Market under the symbols “VERB” and “VERBW,” respectively. Our Internet website address is https://www.verb.tech.

Marketing

We utilize our own proprietary interactive video platform as the foundation of our ongoing marketing initiatives. Our initiatives include, among other things, daily, broad-based social media engagement by a dedicated team of full-time employees and outside consultants; management of our interactive video-based website; and interactive video-based email campaigns and television commercials. In addition, the 17 direct sales back office systems providers with whom we have integrated verbCRM, market our applications to their customers and prospects in exchange for finders’ fees.

Competition

CRM software generated more than $48.2 billion in sales revenue throughout the world in 20185, has grown to become the largest software segment, overtaking data management software, and is expected to reach more than $80 billion in sales revenue by 20256. We compete in the CRM applications industry, as well as in the video conferencing/webinar industry. We believe that CRM applications that incorporate our proprietary Verb interactive video technology provide significant competitive advantages over the CRM applications that do not. The long-term leaders in the CRM sector: Salesforce, Microsoft, Oracle, SAP, and Adobe, collectively account for approximately 41% of industry sales7. These companies, as well as many others, have numerous differences in feature sets and functionality, but all share certain basic attributes. Most of them were designed before the advent and proliferation of mobile phones, social media, and the technology behind the current ubiquity of video over the internet and more recently on mobile devices. While many of them have attempted to incorporate video capabilities into their respective CRM platforms, sometimes in ‘‘bolt-on’’ fashion, we do not believe any of them has done so in a manner that is as effective as our interactive in-video ecommerce platform that allows users to place clickable calls-to-action right in the video, including into users’ pre-existing sales and product videos. In addition, Verb’s interactive videos are viewable on both mobile and desktop devices regardless of operating system and without the need to download a proprietary player or program.

We also compete in the video webinar and ecommerce solution provider sectors. The webinar sector is dominated by Zoom, WebEx, and Go2Meeting, among others. The ecommerce solution provider sector is dominated by Shopify, among others. However, we believe our verbLIVE application provides a superior solution for users seeking to use video webinars as a sales tool because our in-video clickable icons provide seamless in-video ecommerce capabilities that are not offered by either Zoom (or other large webinar providers) or Shopify. We believe verbLIVE represents a unique solution that combines the best features of Zoom and Shopify in a single application, offering users a more friction-free and effective selling experience. Notwithstanding the foregoing, the market share, marketing strength, and established positions in the marketplace of our competitors may prevent us from obtaining a large share of these markets.

5 Forbes.com [https://www.forbes.com/sites/louiscolumbus/2019/06/22/salesforce-now-has-over-19-of-the-crm-market/#7014e4a333a5]

6 Grand View Research, Inc. [https://www.grandviewresearch.com/industry-analysis/customer-relationship-management-crm-market]

7 Forbes.com [https://www.forbes.com/sites/louiscolumbus/2019/06/22/salesforce-now-has-over-19-of-the-crm-market/#7014e4a333a5]

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Intellectual Property

Our policy is to protect our technology through, among other things, a combination of patents, trade secrets and copyrights. We primarily rely upon trade secrets and copyrighted proprietary software, code, and know-how to protect our interactive video technology platform and associated applications. We have taken security measures to protect our trade secrets and proprietary know-how, to the extent possible. Our means of protecting our proprietary rights may not prove to be adequate and our competitors may independently develop technology or products that are similar to ours or that compete with ours. Trade secret and copyright laws afford only limited protection for our technology and products. The laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Third parties may also design around our proprietary rights, which may render our protected technology and products less valuable, if the design around is favorably received in the marketplace.

We recently filed a provisional patent application with the U.S. Patent and Trademark Office, or PTO, with respect to providing interactive video streams involving interactive buttons which we utilize in our video products. However, our provisional patent application may not result in the issuance of a patent, or may result in narrow claims, which may limit the protection we are attempting to obtain. We also hold a number of granted patents in two families with pending continuations. A first family relates to systems and methods for enhanced networking, conversion tracking, and conversion attribution. This family contains two issued patents (U.S. Pat. No. 9,792,380, issued October 17, 2017; and U.S. Pat. No. 10,467,317, issued Nov. 5, 2019) and a pending continuation. A second family relates to systems and methods for generating a custom campaign. This family contains one issued patent (U.S. Pat. No. 10,643,247, issued May 5, 2020) and a pending continuation. These existing patents and any future patents that may be issued to us, may not protect commercially important aspects of our technology. Furthermore, the validity and enforceability of such patents may be challenged by third parties, which may result in our patents being invalidated or modified by the PTO, various legal actions against us, the need to develop or obtain alternative technology and/or obtain appropriate licenses under third party patents, which may not be available on acceptable terms or at all.

Third parties may independently develop technology that is not covered by our patents, that is similar to, or competes with, our technology. In addition, our intellectual property may be infringed or misappropriated by third parties, particularly in foreign countries where the laws and governmental authorities may not protect our proprietary rights as effectively as those in the United States.

There is a risk that our means of protecting our intellectual property rights may not be adequate, and weaknesses or failures in this area could adversely affect our business or reputation, financial condition, and/or operating results.

We cannot assure you that our technology platform and products do not infringe patents held by others or that they will not in the future. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement, invalidity, misappropriation, or other claims.

Research and Development

We incurred $4,311,000 and $980,000 of research and development expenses during the years ended December 31, 2019 and 2018, respectively. These funds were primarily used for development of our interactive video-based sales enablement platform and associated applications.

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Suppliers

While most of our design, development, and engineering team is U.S.-based, we currently utilize a small group of dedicated full-time and part-time off-shore experienced professionals for some of the coding and maintenance of our software. We believe we have mitigated the risks associated with managing an external team of software development professionals by incorporating experienced internal management and oversight, as well as appropriate systems, protocols, controls, and procedures to ensure the protection and integrity of all our applications. We have also ensured access to additional qualified professionals to provide like or complementary services on an as-needed basis.

Dependence on Key Customers

Based on our current business and anticipated future activities as described in this Annual Report, we have a single customer that represented 13% of our 2019 revenue.

Government Regulation

Government regulation is not of significant concern for our business nor is government regulation expected to become an impediment to the business in the near- or mid-term as management is currently unaware of any planned or anticipated government regulation that would have a material impact on our business. Our management believes it currently possesses all requisite authority to conduct our business as described in this Annual Report.

Employees

As of June 29, 2020, we had 89 full-time statutory employees, and 8 part-time employees, and 55 independent contractors. We engage independent contractors on an as-needed-basis to provide specific expertise in areas of software design, development and coding, content creation, audio and video editing, video production services, and other business functions, including marketing and accounting. None of our employees are covered by a collective bargaining agreement. We have had no labor-related work stoppages and believe our relationship with our employees, consultants, and consultants, both full-time and part-time, is satisfactory.

Legal Proceedings

On April 24, 2018, EMA Financial, LLC, or EMA, commenced an action against us, styled as EMA Financial, LLC, a New York limited liability company, Plaintiff, against nFUSZ, Inc., Defendant, United States District Court, Southern District of New York, case number 1:18-cv-03634-NRB. The complaint sets forth four causes of action and seeks money damages, injunctive relief, liquidated damages, and declaratory relief related to our refusal to agree to EMA’s interpretation of a cashless exercise provision in a common stock warrant we granted to EMA in December 2017. We interposed several counterclaims, including a claim for reformation of the underlying agreements to reflect our interpretation of the cashless exercise provision. Both parties moved for summary judgment. On March 16, 2020, the United States District Court entered a decision agreeing with our position, denying EMA’s motion for declaratory judgement on its interpretation of the cashless exercise formula, and stating, inter alia, that “the Agreements read in their entirety reveal that nFUSZ, Inc.’s position regarding the proper cashless exercise formula is the only sensible one and that the cashless exercise formula must be enforced accordingly.” The court went on to order that in light of this finding, the parties should submit a proposal for future proceedings. Accordingly, we have instructed our counsel to prosecute our claims for reimbursement of all of the costs we incurred in connection with this action, including all attorneys’ fees as well as all damages we incurred as a result of EMA’s conduct.

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We are currently in a dispute with a former employee of our predecessor bBooth, Inc. who has interposed a breach of contract claim in which he alleges that he is entitled to approximately $300,000 in unpaid bonus compensation from 2015. We do not believe his claims have any merit as they are contradicted by documentary evidence, and barred by the applicable statute of limitations, and barred by a release executed by the former employee when we purchased all of his shares of stock more than 4 years ago in January 2016. We intend to seek dismissal of the former employee’s claims through arbitration.

On July 9, 2019, a purported class action complaint was filed in the United States District Court, Central District of California, styled SCOTT C. HARTMANN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. VERB TECHNOLOGY COMPANY, INC., and RORY J. CUTAIA, Defendant, Case Number 2:19-CV-05896. The complaint purports to be brought on behalf of a class of persons or entities who purchased or otherwise acquired our common stock between January 3, 2018 and May 2, 2018, and alleges violations of Sections 10(b) and 20(a) of the Exchange Act, arising out of the January 3, 2018, announcement by us of our agreement with Oracle America, Inc. The complaint seeks unspecified costs and damages. We believe the complaint is without merit and we intend to vigorously defend the action.

On May 15, 2020, we executed a binding Memorandum of Understanding with the lead plaintiff in the class action lawsuit to settle that action and release the claims asserted therein.  The terms of the settlement are confidential pending submission to the court, and subject to several contingencies, including but not limited to court approval. We have established an appropriate reserve to account for the settlement.

On September 27, 2019, a derivative action was filed in the United States District Court, Central District of California, styled Richard Moore, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Verb Technology Company, Inc., and Rory J. Cutaia, James P. Geiskopf, and Jeff Clayborne, Defendants, Case Number 2:19-CV-08393-AB-SS. The derivative action also arises out of the January 3, 2018, announcement by us of our agreement with Oracle America, Inc. The derivative action alleges claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets due to the costs associated with the defense of the above referenced class action complaint. The derivative complaint seeks a declaration that the individual defendants have breached their duties, unspecified damages, and certain purportedly remedial measures. We contend that the class action is without merit and as such, this derivative action, upon which it relies, is likewise without merit and we intend to vigorously defend this suit.

We know of no other material pending legal proceedings to which we or any of our subsidiaries is a party or to which any of our assets or properties, or the assets or properties of any of our subsidiaries, are subject and, to the best of our knowledge, no adverse legal activity is anticipated or threatened. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

We believe we have adequately reserved for all litigation within our financials.

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MANAGEMENT

Directors and Executive Officers

Each of our directors holds office until the next annual meeting of our stockholders or until his or her successor has been elected and qualified, or until his or her death, resignation, or removal. Our executive officers are appointed by our board of directors and hold office until their death, resignation, or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Rory J. Cutaia	Chairman, President, Chief Executive Officer, Secretary, and Director	64	October 16, 2014
Jeffrey R. Clayborne	Chief Financial Officer and Treasurer	49	July 15, 2016
James P. Geiskopf	Lead Director	60	October 16, 2014
Philip J. Bond	Director	63	September 10, 2018
Kenneth S. Cragun	Director	59	September 10, 2018
Nancy Heinen	Director	63	December 20, 2019
Judy Hammerschmidt	Director	65	December 20, 2019

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Rory J. Cutaia, Chairman of the Board, President, Chief Executive Officer, and Secretary

Rory J. Cutaia has been our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer since the formation of CMG, in which roles he has continued to serve through our October 2014 acquisition of bBooth USA to the present. Mr. Cutaia founded CMG in 2012 and bBooth, Inc. in 2014. In May 2014, CMG and bBooth, Inc. merged and became known as bBoothUSA, which entity was acquired in October 2014 by GSD, our predecessor. Prior to that, from October 2006 to August 2011, he was a partner and Entrepreneur-in-Residence at Corinthian Capital Group, Inc., or Corinthian, a private equity fund based in New York City that invested in middle-market, U.S. based companies. During his tenure at Corinthian, from June 2008 to October 2011, he was the co-founder and Executive Chairman of Allied Fiber, Inc., a company engaged in the construction of a nation-wide fiber-optic network, and from June 2007 to August 2011, Mr. Cutaia was the Chief Executive Officer of GreenFields Coal Company, a company engaged in the deployment of technology to recycle coal waste and clean-up coal waste sites. Before joining Corinthian, from January 2000 to October 2006, he founded and was the Chairman and Chief Executive Officer of The Telx Group, Inc., or Telx, a company engaged in the telecom carrier inter-connection, co-location, and data center business, which he sold in 2006. Before founding Telx, he was a practicing lawyer with Shea & Gould, a prominent New York City law firm. Mr. Cutaia obtained his Juris Doctorate degree from the Fordham University School of Law in 1985 and his Bachelor of Science, magna cum laude, in business management from the New York Institute of Technology in 1982. We believe that Mr. Cutaia is qualified to serve on our board of directors because of his knowledge of our current operations, in addition to his education and business experiences described above.

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Jeffrey R. Clayborne, Chief Financial Officer and Treasurer

Jeffrey R. Clayborne has been our Chief Financial Officer since July 15, 2016. Mr. Clayborne is an experienced finance professional with an entrepreneurial spirit and proven record of driving growth and profit for both Fortune 50 and start-up companies. Prior to joining our company, Mr. Clayborne served as Chief Financial Officer and a consultant with Breath Life Healing Center from August 2015 to July 2016. From September 2014 to August 2015, he served as Vice President of Business Development of Incroud, Inc and from May 2012 to September 2014, Mr. Clayborne served as President of Blast Music, LLC. Prior to this, Mr. Clayborne was employed by Universal Music Group where he served as Vice President, Head of Finance & Business Development for Fontana, where he managed the financial planning and analysis of the sales and marketing division and led the business development department. He also served in senior finance positions at The Walt Disney Company, including Senior Finance Manager at Walt Disney International, where he oversaw financial planning and analysis for the organization in 37 countries. Mr. Clayborne began his career as a CPA at McGladrey & Pullen LLP (now, RSM US LLP), then at KPMG Peat Marwick (now, KPMG). He brings with him more than 20 years of experience in all aspects of strategy, finance, business development, negotiation, and accounting. In April 2014, Mr. Clayborne was convicted of violating Section 23152(b) of the California Vehicle Code which prohibits a person from driving a vehicle while under the influence of alcohol. Mr. Clayborne earned his Master of Business Administration degree from the University of Southern California, with high honors.

James P. Geiskopf, Director

James P. Geiskopf has been one of our directors since the formation of bBooth USA, in which role he has continued to serve through our October 2014 acquisition of bBooth USA by GSD, our predecessor, to the present. He also serves as our Lead Director. Mr. Geiskopf has 32 years of experience leading companies in the services industry. From 1975 to 1986, Mr. Geiskopf served as the Chief Financial Officer of Budget Rent a Car of Fairfield California and from 1986 to 2007, he served as its President and Chief Executive Officer. In 2007, he sold the franchise. Mr. Geiskopf served on the board of directors of Suisun Valley Bank from 1986 to 1993 and also served on the board of directors of Napa Valley Bancorp from 1991 to 1993, which was sold to a larger institution in 1993. Since 2014, Mr. Geiskopf has served on the board of directors of Currency Works, Inc., a public company that trades on the OTCQB. From June 2013 to March 16, 2017, the date of his resignation, Mr. Geiskopf served as a director of Electronic Cigarettes International Group, Ltd., or ECIG, a Nevada corporation, whose common stock was quoted on the over-the-counter market. ECIG filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code on March 16, 2017.

Mr. Geiskopf has significant and lengthy business experience including building, operating, and selling companies, serving on the boards of directors for several banks, and serving as a director and officer of several public companies. In these roles he acquired substantial business management, strategic, operational, human resource, financial, disclosure, compliance, and corporate governance skills. These were the primary reasons that we concluded that he should serve as one of our directors.

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Philip J. Bond, Director

Philip J. Bond was appointed as one of our directors effective September 10, 2018. On the same date, he was appointed as Chairman of the Governance and Nominating Committee and to serve on the Audit, Compensation, and Governance and Nominating Committees. In 2018, Mr. Bond co-founded Potomac International Partners, Inc., a multidisciplinary consulting firm and currently serves as its President of Government Affairs. In 2009, TechAmerica, a U.S.-based technology trade association, was formed from the merger of AeA, the Cyber Security Industry Alliance, the Government Electronics & Information Technology Association, and the Information Technology Association of America. Mr. Bond was appointed as the President of TechAmerica at the date of the merger, and later, in 2010, was appointed as its Chief Executive Officer. Prior to the merger, Mr. Bond served as the President and Chief Executive Officer of Information Technology Association of America from 2006 to 2008. From 2001 to 2005, Mr. Bond served as Undersecretary of Technology in the U.S. Department of Commerce for Technology. From 2002 to 2003, Mr. Bond served concurrently as Chief of Staff to Commerce Secretary Donald Evans. In his dual role, he worked closely with Secretary Evans to increase market access for U.S. goods and services and further advance America’s technological leadership at home and abroad. Mr. Bond oversaw the operations of the National Institute of Standards and Technology (NIST), the Office of Technology Policy, and the National Technical Information Service. During his tenure, the Technology Administration was the pre-eminent portal between the federal government and U.S. technology. Earlier in his career, Mr. Bond served as Senior Vice President of Government Relations for Monster Worldwide, the world’s largest online career site, and General Manager of Monster Government Solutions. Mr. Bond also served as Director of Federal Public Policy for the Hewlett-Packard Company; Senior Vice President for Government Affairs and Treasurer of the Information Technology Industry Council; as Chief of Staff to the late Congresswoman Jennifer Dunn (R-WA); Principal Deputy Assistant Secretary of Defense for Legislative Affairs; Chief of Staff and Rules Committee Associate for Congressman Bob McEwen (R-OH); and as Special Assistant to the Secretary of Defense for Legislative Affairs. Mr. Bond is a graduate of Linfield College in Oregon and now serves on the school’s board of trustees.

Mr. Bond has extensive experience in Washington D.C., where he is recognized for his leadership roles in the Executive branch of the government of the United States, at major high technology companies, and most recently as the Chief Executive Officer of TechAmerica, the largest technology advocacy association in the United States. Mr. Bond’s unique leadership experience and expertise in government relations, were the primary reasons that we concluded that he should serve as one of our directors.

Kenneth S. Cragun, Director

Kenneth S. Cragun was appointed as one of our directors effective September 10, 2018. On the same date, he was appointed as Chairman of the Audit Committee, and to serve on the Compensation and Governance and Nominating Committees. Since October 2018, Mr. Cragun has served as the Chief Accounting Officer of DPW Holdings, Inc., a diversified holding company, and since January 2019, as the Chief Financial Officer and Treasurer for Alzamend Neuro, Inc., a biopharma company. Mr. Cragun also serves as a partner of Hardesty, LLC, a national executive services firm. He has been a partner of its Southern California Practice since October 2016. From January 2018 to September 2018, Mr. Cragun served as the Chief Financial Officer of CorVel Corporation, or CorVel. CorVel is an Irvine, California-based national provider of workers’ compensation solutions for employers, third-party administrators, insurance companies, and government agencies. Mr. Cragun is a two-time finalist for the Orange County Business Journal’s “CFO of the Year – Public Companies” and has more than 30 years of experience, primarily in the technology industry. He served as Chief Financial Officer of two Nasdaq-listed companies: Local Corporation (April 2009 to September 2016), formerly based in Irvine, California, which operated a U.S. top 100 website “Local.com” and, in June 2015, filed a voluntary petition in the United States Bankruptcy Court for the Central District of California seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code, or Bankruptcy Code, and Modtech Holdings, Inc. (June 2006 to March 2009), formerly based in Perris, California and, in October 2008, filed a voluntary petition in the United States Bankruptcy Court for the Central District of California seeking relief under the provisions of Chapter 11 of the Bankruptcy Code. Mr. Cragun received his B.S. in Accounting from Colorado State University-Pueblo.

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Mr. Cragun’s industry experience is vast with extensive experience in fast-growth environments and building teams in more than 20 countries. Mr. Cragun has led multiple financing transactions, including IPOs, PIPEs, convertible debt, term loans, and lines of credit. For these reasons, we believe that he will provide additional breadth and depth to our board of directors.

Nancy Heinen

Nancy Heinen was appointed as one of our directors effective December 23, 2019. Ms. Heinen is currently a board member, investor, strategy consultant, and startup advisor with more than 25 years of experience in senior executive roles in Silicon Valley. In 1997, she was recruited by Steve Jobs to join the executive team of Apple Inc., or Apple, and assisted in its turnaround. During Ms. Heinen’s tenure at Apple, her responsibilities included all legal matters, including intellectual property litigation, acquisitions, corporate governance, and securities compliance, as well as global government affairs and corporate security. Previously, she served as General Counsel of NeXT Software, Inc., and Associate General Counsel at Tandem Computers, Inc. Ms. Heinen currently acts as Board Chair of Teen Success, Inc. and First Place for Youth, is a board member and past board chair of SV2 – Silicon Valley Social Venture Fund, and serves on the advisory boards of Illuminate Ventures, University of California, Berkeley Center for Law and Business, and the Northern California Innocence Project. Ms. Heinen received her B.A. and J.D. from the University of California at Berkeley. We believe that Ms. Heinen’s legal experience, coupled with her senior executive experience, will provide a benefit to us, our stockholders, and our board of directors.

Judy Hammerschmidt

Judy Hammerschmidt was appointed as one of our directors effective December 23, 2019. Ms. Hammerschmidt has spent the last 37 years as an international attorney. She began her career as a Special Assistant to two Attorneys General of the United States, focusing on international matters of interest to the U.S. government, including negotiating treaties and agreements with foreign governments. She then joined Dickstein, Shapiro & Morin, LLP, a Washington, D.C. firm, where she represented companies around the world as they expanded internationally in highly regulated environments. Her clients included Guess? Inc., Pfizer Inc., Merck & Co., Inc., the Receiver for Bank of Credit and Commerce International of the United Arab Emirates, Recycled Paper Products, Inc., and Herbalife Nutrition Ltd., or Herbalife. She provided structuring, growth, and regulatory advice for these and other companies. She joined Herbalife as Vice President and General Counsel of Europe in 1994, becoming Executive Vice President and International Chief Counsel in 1996. In 2002, she was part of the management group that sold Herbalife. Since that time, she has served as outside counsel to a series of entrepreneurial companies looking to expand internationally, primarily in the food and drug/nutritional supplements space. In addition, Ms. Hammerschmidt was a Principal in JBT, LLC, a privately held company that owned “mindful dining” restaurants in the Washington, D.C. area. Those properties were sold in 2010. She expects to continue to act as outside counsel for small companies while serving on our board of directors. We believe that Ms. Hammerschmidt’s legal experience, generally, and her experience with certain of her previous or client relationships, specifically, will provide a benefit to us, our stockholders, and our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

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Corporate Governance

Code of Ethics

In 2014, our board of directors approved and adopted a code of ethics and business conduct for directors, senior officers, and employees, or code of ethics, that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The code of ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; protection and proper use of our assets; and reporting suspected illegal or unethical behavior. The code of ethics is available on our website at https://www.verb.tech/investor-relations/governance/code-of-ethics.

Audit Committee and Audit Committee Financial Expert

On August 14, 2018, our board of directors amended and restated the Audit Committee charter to govern the Audit Committee. Currently, Messrs. Geiskopf, Bond, and Cragun (Chairman) serve on the Audit Committee and each meets the independence requirements of The Nasdaq Capital Market and the SEC. Mr. Cragun qualifies as an “audit committee financial expert.”

The Audit Committee charter requires that each member of the Audit Committee meet the independence requirements of The Nasdaq Capital Market and the SEC and requires the Audit Committee to have at least one member that qualifies as an “audit committee financial expert.” In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee charter, the primary function of the Audit Committee is to assist the board of directors in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee charter can be found online at https://www.verb.tech/investor-relations/governance/audit.

Compensation Committee

On August 14, 2018, our board of directors approved and adopted a charter to govern the Compensation Committee. Currently, Messrs. Geiskopf (Chairman), Bond, Cragun, Heinen, and Hammerschmidt serve as members of the Compensation Committee and each meets the independence requirements of The Nasdaq Capital Market and the SEC, qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise our board of directors on the adoption of policies that govern our compensation programs. The Compensation Committee charter may be found online at https://www.verb.tech/investor-relations/governance/compensation-committee.

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Governance and Nominating Committee

On August 14, 2018, our board of directors approved and adopted a charter to govern the Governance and Nominating Committee. Currently, Messrs. Geiskopf, Bond (Chairman), Cragun, Heinen, and Hammerschmidt serve as members of the Governance and Nominating Committee and each meets the independence requirements of The Nasdaq Capital Market and the SEC. The Governance and Nominating Committee charter requires that each member of the Governance and Nominating Committee meet the independence requirements of The Nasdaq Capital Market and the SEC. In addition to the enumerated responsibilities of the Governance and Nominating Committee in the Governance and Nominating Committee charter, the primary function of the Governance and Nominating Committee is to determine the slate of director nominees for election to the board of directors, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The charter of the Governance and Nominating Committee may be found online https://www.verb.tech/investor-relations/governance/governance-and-nominating-committee.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Orientation and Continuing Education

We have an informal process to orient and educate new directors to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, copies of the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as a director.

Nomination of Directors

As of June 29, 2020, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. Accordingly, we do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to our president at the address on the cover page of this Annual Report. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this Annual Report.

Other Board Committees

Other than our Audit Committee, Compensation Committee, and Governance and Nominating committee, we have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors.

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Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Indemnification of Directors and Officers

We are a Nevada corporation governed by the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of a final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

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The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our articles of incorporation provide that, except in some specified instances, our directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors and officers, except liability for the following:

●	acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
●	the payment of distributions in violation of NRS 78.300, as amended.

In addition, our articles of incorporation and bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person against such liability and expenses. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by our board of directors. In general, the indemnification agreements provide that we will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify the indemnitee against certain expenses (including attorneys’ fees), judgments, fines, penalties, and settlement amounts that may be incurred in connection with the defense or settlement of any claim, criminal, civil, or administrative action or proceeding to which the indemnitee becomes subject in connection with his or her services as an executive officer, director, or both. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table and discussion below present compensation information for our following executive officers, which we refer to as our “named executive officers”:

●	Rory J. Cutaia, our Chairman, President, Chief Executive Officer, and Secretary;
●	Jeffrey R. Clayborne, our Chief Financial Officer; and
●	Chad J. Thomas, our Senior Managing Director of Technology Development and Engineering.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Rory J. Cutaia(3)	2019	476,000	754,000	(4)	752,000	(5)	959,000	-		2,941,000	(6)
	2018	436,000	-		-		-	1,186,000	(7)	1,622,000	(8)

Jeffrey R. Clayborne(9)	2019	173,000	287,000	(10)	496,000	(11)	338,000	-		1,294,000
	2018	110,000	-		-		17,000	-		127,000

Chad J. Thomas(12)	2019	160,000	-		120,000	(13)	-	-		280,000
	2018	28,000	-		-		965,000	-		993,000

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of our common stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each named executive officer is set forth below.

(2)	For valuation assumptions on stock option awards refer to Note 2 to the audited consolidated financial statements for the year ended December 31, 2019 included as part of this Annual Report. The disclosed amounts reflect the fair value of the stock option awards that were granted during fiscal years ended December 31, 2019 and 2018 in accordance with FASB ASC Topic 718.

(3)	Mr. Cutaia was appointed as Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer on October 16, 2014.

(4)	Represents an annual incentive bonus of $430,000 and $324,000 for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct, respectively. The bonus incentive compensation has not been paid and management has agreed to defer payment of the bonuses to a future date or dates (see further discussion in the accompanying financial statements included in this prospectus).

(5)	Represents an annual incentive bonus of 352,827 restricted stock awards and 200,000 restricted stock awards for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct, respectively.

(6)	As of December 31, 2018, Mr. Cutaia had accrued but unpaid compensation equal to $207,000.

(7)	Represents warrants to purchase up to 186,675 shares of common stock at an average exercise price of $6.23 per share exercisable on grant date for extending debt to 2021.

(8)	As of December 31, 2018, Mr. Cutaia had accrued but unpaid compensation equal to $188,000.

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(9)	Mr. Clayborne was appointed as Chief Financial Officer on July 15, 2016.
(10)	Represents an annual incentive bonus of $125,000 and $162,000 for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct, respectively. The bonus incentive compensation has not been paid and management has agreed to defer payment of the bonuses to a future date or dates (see further discussion in the accompanying financial statements included in this prospectus).

(11)	Represents an annual incentive bonus of 264,620 restricted stock awards and 100,000 restricted stock awards for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct, respectively.

(12)	Mr. Thomas was appointed Chief Technology Officer on October 12, 2018. Mr. Thomas’ title changed to Senior Managing Director of Technology Development and Engineering in April 2019, at which time he was no longer considered to be an executive officer.

(13)	Represents an annual incentive bonus of 88,207 restricted stock awards.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.

Rory J. Cutaia

On December 20, 2019, we entered into an executive employment agreement with Mr. Cutaia. The employment agreement is for a four-year term, and can be extended for additional one-year periods. In addition to certain payments due to Mr. Cutaia upon termination of employment, the employment agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Mr. Cutaia is entitled to an annual base salary of $430,000, which shall not be subject to reduction during the initial term, but will be subject to annual reviews and increases, if and as approved in the sole discretion of our board of directors, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). In addition, Mr. Cutaia is eligible to receive performance-based cash and/or stock bonuses upon attainment of performance targets established by our board of directors in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). We must make annual equity grants to Mr. Cutaia as determined by our board of directors in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). Finally, Mr. Cutaia is eligible for certain other benefits, such as health, vision, and dental insurance, life insurance, and 401(k) matching.

Mr. Cutaia earned total cash compensation for his services to us in the amount of $476,000 and $436,000 for the fiscal years ending December 31, 2019 and 2018, respectively.

Mr. Cutaia earned an annual incentive bonus totaling $430,000 and $324,000 for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct, respectively. We have determined that it is in our best interest and in the best interest of our stockholders to defer payments to Mr. Cutaia. We will pay 50% on January 10, 2021 and the remaining 50% on January 9, 2022.

On December 23, 2019, we granted Mr. Cutaia a restricted stock award totaling $400,000 payable in 352,827 shares of our common stock. The restricted stock award is subject to a four-year vesting period, with 25% of the award vesting on the first, second, third, and fourth anniversaries from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.36 and was used to calculate fair market value.

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On December 23, 2019, we granted Mr. Cutaia a restricted stock award totaling $272,000 payable in 200,000 shares of our common stock for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct. The restricted stock award vests 25% on the grant date and 25% on the first, second, and third anniversaries from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.36 and was used to calculate fair market value.

On January 9, 2019, we granted Mr. Cutaia a stock option to purchase up to 16,667 shares of our common stock at an exercise price of $4.35 per share. Half the option vested on the grant date, and the remaining half vested on January 9, 2020. The option will expire on January 8, 2024.

On December 23, 2019, we granted Mr. Cutaia a stock option to purchase up to 332,730 shares of our common stock at an exercise price of $1.13 per share. The option is not currently vested, but will vest in full on January 10, 2021, and will expire on January 10, 2021. On December 23, 2019, we granted Mr. Cutaia a stock option to purchase up to 332,730 shares of our Common Stock at an exercise price of $1.13 per share. The option is not currently vested, but will vest in full on January 10, 2022, and will expire on January 10, 2022.

As of December 31, 2019, Mr. Cutaia had accrued but unpaid compensation equal to $207,000.

Mr. Cutaia also received $1,186,000 in fiscal year 2018, as “other compensation,” which represented warrants with 3-year terms to purchase up to 186,675 and 205,623 shares of our common stock, respectively. The warrants were granted as part of extending notes due to the Mr. Cutaia to 2021.

Jeffrey R. Clayborne

Mr. Clayborne earned total cash compensation for his services to us in the amount of $173,000 and $110,000 for the fiscal years ending December 31, 2019 and 2018, respectively.

Mr. Clayborne earned an annual incentive bonus totaling $125,000 and $162,000 for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct, respectively. We have determined that it is in our best interest and in the best interest of our stockholders to defer payments to Mr. Clayborne. We will pay 50% on January 10, 2021 and the remaining 50% on January 10, 2022.

On December 23, 2019, we granted Mr. Clayborne a restricted stock award totaling $300,000 payable in 264,620 shares of our common stock. The restricted stock award is subject to a four-year vesting period, with 25% of the award vesting on the first, second, third, and fourth anniversaries from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.36 and was used to calculate fair market value.

On December 23, 2019, we granted Mr. Clayborne a restricted stock award totaling $136,000 payable in 100,000 shares of our common stock for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct. The restricted stock award vests 25% on the grant date and 25% on the first, second, and third anniversaries from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.36 and was used to calculate fair market value.

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On December 23, 2019, we granted Mr. Clayborne a stock option to purchase up to 126,672 shares of our common stock at an exercise price of $1.13 per share. The option is not currently vested, but will vest in full on January 10, 2021, and will expire on January 10, 2021. On December 23, 2019, we granted Mr. Clayborne a stock option to purchase up to 126,672 shares of our common stock at an exercise price of $1.13 per share. The option is not currently vested, but will vest in full on January 10, 2022, and will expire on January 10, 2022.

On January 22, 2018, we granted Mr. Clayborne a stock option to purchase 12,876 shares of our common stock at an exercise price of $1.35. The shares vested on the grant date.

Chad J. Thomas

Mr. Thomas earned total cash compensation for his services to us in the amount of $28,000 for the fiscal year ending December 31, 2018.

On October 12, 2018 we granted Mr. Thomas a stock option to purchase 133,333 shares of our common stock at an exercise price of $7.50. The shares will vest annually in three equal installments. As of February 1, 2019, no shares were vested.

2019 Omnibus Incentive Plan

On November 11, 2019 our board of directors approved our Incentive Plan, and on December 20, 2019, our stockholders approved and adopted the Incentive Plan. The material terms of the Incentive Plan are summarized below.

General

The purpose of the Incentive Plan is to enhance stockholder value by linking the compensation of our officers, directors, key employees, and consultants to increases in the price of our common stock and the achievement of other performance objections and to encourage ownership in our company by key personnel whose long-term employment is considered essential to our continued progress and success. The Incentive Plan is also intended to assist us in recruiting new employees and to motivate, retain, and encourage such employees and directors to act in our stockholders’ interest and share in our success.

Term

The Incentive Plan became effective upon approval by our stockholders and will continue in effect from that date until it is terminated in accordance with its terms.

Administration

The Incentive Plan may be administered by our board of directors, a committee designated by it, and/or their respective delegates. Currently, our Compensation Committee administers the Incentive Plan. The administrator has the power to determine the directors, employees, and consultants who may participate in the Incentive Plan and the amounts and other terms and conditions of awards to be granted under the Incentive Plan. All questions of interpretation and administration with respect to the Incentive Plan will be determined by the administrator. The administrator also will have the complete authority to adopt, amend, rescind, and enforce rules and regulations pertaining to the administration of the Incentive Plan; to correct administrative errors; to make all other determinations deemed necessary or advisable for administering the Incentive Plan and any award granted under the Incentive Plan; and to authorize any person to execute, on behalf of us, all agreements and documents previously approved by the administrator, among other items.

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Eligibility

Any of our directors, employees, or consultants, or any directors, employees, or consultants of any of our affiliates (except that with respect to incentive stock options, only employees of us or any of our subsidiaries are eligible), are eligible to participate in the Incentive Plan.

Available Shares

Subject to the adjustment provisions included in the Incentive Plan, a total of 8,000,000 shares of our common stock would be authorized for awards granted under the Incentive Plan. Shares subject to awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part), will not reduce the aggregate number of shares that may be subject to or delivered under awards granted under the Incentive Plan and will be available for future awards granted under the Incentive Plan.

Types of Awards

We may grant the following types of awards under the Incentive Plan: stock awards; options; stock appreciation rights; stock units; or other stock-based awards.

Stock Awards. The Incentive Plan authorizes the grant of stock awards to eligible participants. The administrator determines (i) the number of shares subject to the stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, (iii) the means of payment for the shares, (iv) the performance criteria, if any, and the level of achievement versus these criteria, (v) the grant, issuance, vesting, and/or forfeiture of the shares, (vi) restrictions on transferability, and such other terms and conditions determined by the administrator.

Options. The Incentive Plan authorizes the grant of non-qualified and/or incentive options to eligible participants, which options give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the option, to purchase shares of our common stock at a fixed price. The administrator determines the exercise price for each share subject to an option granted under the Incentive Plan, which exercise price cannot be less than the fair market value (as defined in the Incentive Plan) of our common stock on the grant date. The administrator also determines the number of shares subject to each option, the time or times when each option becomes exercisable, and the term of each option (which cannot exceed ten (10) years from the grant date).

Stock Appreciation Rights. The Incentive Plan authorizes the grant of stock appreciation rights to eligible participants, which stock appreciation rights give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the stock appreciation right, to receive in cash or shares of our common stock the excess of the fair market value (as defined in the Incentive Plan) of our common stock on the date of exercise over the exercise price of the stock appreciation right. All stock appreciation rights under the Incentive Plan shall be granted subject to the same terms and conditions applicable to options granted under the Incentive Plan. Stock appreciation rights may be granted to awardees either alone or in addition to or in tandem with other awards granted under the Incentive Plan and may, but need not, relate to a specific option granted under the Incentive Plan.

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Stock Unit Awards and Other Stock-Based Awards. In addition to the award types described above, the administrator may grant any other type of award payable by delivery of our common stock in such amounts and subject to such terms and conditions as the administrator determines in its sole discretion, subject to the terms of the Incentive Plan. Such awards may be made in addition to or in conjunction with other awards under the Incentive Plan. Such awards may include unrestricted shares of our common stock, which may be awarded, without limitation (except as provided in the Incentive Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us.

Award Limits

Subject to the terms of the Incentive Plan, the aggregate number of shares that may be subject to all incentive stock options granted under the Incentive Plan cannot exceed the total aggregate number of shares that may be subject to or delivered under awards under the Incentive Plan. Notwithstanding any other provisions of the Incentive Plan to the contrary, the aggregate grant date fair value (computed as specified in the Incentive Plan) of all awards granted to any non-employee director during any single calendar year shall not exceed 300,000 shares during 2019 and, thereafter, 200,000 shares.

New Plan Benefits

The amount of future grants under the Incentive Plan is not determinable, as awards under the Incentive Plan will be granted at the sole discretion of the administrator. We cannot determinate at this time either the persons who will receive awards under the Incentive Plan or the amount or types of such any such awards.

Transferability

Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will, or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment, or transfer shall be of no effect prior to the date an award is vested and settled.

Termination of Employment or Board Membership

At the grant date, the administrator is authorized to determine the effect a termination from membership on the board of directors by a non-employee director for any reason or a termination of employment (as defined in the Incentive Plan) due to disability (as defined in the Incentive Plan), retirement (as defined in the Incentive Plan), death, or otherwise (including termination for cause (as defined in the Incentive Plan)) will have on any award. Unless otherwise provided in the award agreement:

●	Upon termination from membership on our board of directors by a non-employee director for any reason other than disability or death, any option or stock appreciation right held by such director that (i) has not vested and is not exercisable as of the termination effective date will be subject to immediate cancellation and forfeiture or (ii) is vested and exercisable as of the termination effective date shall remain exercisable for one year thereafter, or the remaining term of the option or stock appreciation right, if less. Any unvested stock award, stock unit award, or other stock-based award held by a non-employee director at the time of termination from membership on our board of directors for a reason other than disability or death will immediately be cancelled and forfeited.

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●	Upon termination from membership on our board of directors by a non-employee director due to disability or death will result in full vesting of any outstanding option or stock appreciation rights and vesting of a prorated portion of any stock award, stock unit award, or other stock based award based upon the full months of the applicable performance period, vesting period, or other period of restriction elapsed as of the end of the month in which the termination from membership on our board of directors by a non-employee director due to disability or death occurs over the total number of months in such period. Any option or stock appreciation right that vests upon disability or death will remain exercisable for one year thereafter, or the remaining term of the option or stock appreciation right, if less. In the case of any stock award, stock unit award, or other stock-based award that vests on the basis of attainment of performance criteria (as defined in the Incentive Plan), the pro rata vested amount will be based upon the target award.

●	Upon termination of employment due to disability or death, any option or stock appreciation right held by an employee will, if not already fully vested, become fully vested and exercisable as of the effective date of such termination of employment due to disability or death, or, in either case, the remaining term of the option or stock appreciation right, if less. Termination of employment due to disability or death shall result in vesting of a prorated portion of any stock award, stock unit award, or other stock based award based upon the full months of the applicable performance period, vesting period, or other period of restriction elapsed as of the end of the month in which the termination of employment due to disability or death occurs over the total number of months in such period. In the case of any stock award, stock unit award, or other stock-based award that vests on the basis of attainment of performance criteria, the pro-rata vested amount will be based upon the target award.

●	Any option or stock appreciation right held by an awardee at retirement that occurs at least one year after the grant date of the option or stock appreciation right will remain outstanding for the remaining term of the option or stock appreciation right and continue to vest; any stock award, stock unit award, or other stock based award held by an awardee at retirement that occurs at least one year after the grant date of the award shall also continue to vest and remain outstanding for the remainder of the term of the award.

●	Any other termination of employment shall result in immediate cancellation and forfeiture of all outstanding awards that have not vested as of the effective date of such termination of employment, and any vested and exercisable options and stock appreciation rights held at the time of such termination of such termination of employment shall remain exercisable for 90 days thereafter or the remaining term of the option or stock appreciation right, if less. Notwithstanding the foregoing, all outstanding and unexercised options and stock appreciation rights will be immediately cancelled in the event of a termination of employment for cause.

Change of Control

In the event of a change of control (as defined in the Incentive Plan), unless other determined by the administrator as of the grant date of a particular award, the following acceleration, exercisability, and valuation provisions apply:

●	On the date that a change of control occurs, all options and stock appreciation rights awarded under the Incentive Plan not previously exercisable and vested will, if not assumed, or substituted with a new award, by the successor to us, become fully exercisable and vested, and if the successor to us assumes such options or stock appreciation rights or substitutes other awards for such awards, such awards (or their substitutes) shall become fully exercisable and vested if the participant’s employment is terminated (other than a termination for cause) within two years following the change of control.

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●	Except as may be provided in an individual severance or employment agreement (or severance plan) to which an awardee is a party, in the event of an awardee’s termination of employment within two years after a change of control for any reason other than because of the awardee’s death, retirement, disability, or termination for cause, each option and stock appreciation right held by the awardee (or a transferee) that is vested following such termination of employment will remain exercisable until the earlier of the third anniversary of such termination of employment (or any later date until which it would have remained exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an awardee’s termination of employment more than two years after a change of control, or within two years after a change of control because of the awardee’s death, retirement, disability, or termination for cause, the regular provisions of the Incentive Plan regarding employment termination (described above) will govern (as applicable).

●	On the date that a change of control occurs, the restrictions and conditions applicable to any or all stock awards, stock unit awards, and other stock-based awards that are not assumed, or substituted with a new award, by the successor to us will lapse and such awards will become fully vested. Unless otherwise provided in an award agreement at the grant date, upon the occurrence of a change of control without assumption or substitution of the awards by the successor, any performance-based award will be deemed fully earned at the target amount as of the date on which the change of control occurs. All stock awards, stock unit awards, and other stock-based awards shall be settled or paid within 30 days of vesting. Notwithstanding the foregoing, if the change of control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Internal Revenue Code, and the regulations thereunder, the awardee shall be entitled to receive the award from us on the date that would have applied, absent this provision. If the successor to us does assume (or substitute with a new award) any stock awards, stock unit awards, and other stock-based awards, all such awards shall become fully vested if the participant’s employment is terminated (other than a termination for cause) within two years following the change of control, and any performance based award will be deemed fully earned at the target amount effective as of the termination of employment.

●	The administrator, in its discretion, may determine that, upon the occurrence of a change of control of us, each option and stock appreciation right outstanding will terminate within a specified number of days after notice to the participant, and/or that each participant receives, with respect to each share subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change of control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction), or in a combination thereof, as the administrator, in its discretion, determines and, if there is no excess value, the administrator may, in its discretion, cancel such awards.

●	An option, stock appreciation right, stock award, stock unit award, or other stock-based award will be considered assumed or substituted for if, following the change of control, the award confers the right to purchase or receive, for each share subject to the option, stock appreciation right, stock award, stock unit award, or other stock-based award immediately prior to the change of control, the consideration (whether stock, cash, or other securities or property) received in the transaction constituting a change of control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that, if such consideration received in the transaction constituting a change of control is not solely shares of common stock of the successor company, the administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an option, stock appreciation right, stock award, stock unit award, or other stock-based award, for each share subject thereto, will be solely shares of common stock of the successor company with a fair market value substantially equal to the per-share consideration received by holders of shares in the transaction constituting a change of control. The determination of whether fair market value is substantially equal shall be made by the administrator in its sole discretion and its determination will be conclusive and binding.

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U.S. Federal Income Tax Treatment

The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to awards as of the date of this prospectus. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

Non-Qualified Options. With respect to non-qualified options granted to participants under the Incentive Plan, (i) no income is realized by the participant at the time the non-qualified option is granted, (ii) at exercise, (a) ordinary income is realized by the participant in an amount equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, (b) such amount is treated as compensation and is subject to both income and wage tax withholding, and (c) we may claim a tax deduction for the same amount, and (iii) on disposition of the option shares, any appreciation or depreciation after the date of exercise of the non-qualified option, compared to the disposition price of the option shares will be treated as either short-term or long-term capital gain or loss depending on the holding period.

Incentive Stock Options. With respect to incentive stock options, there is no tax to the participant at the time of the grant. Additionally, if applicable holding period requirements (a minimum of both two years from the grant date and one year from the exercise date) are met, the participant will not recognize taxable income at the time of the exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income, potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the option exercise price), upon their disposition, the holding period of the option shares will be treated as a long-term capital gain or loss, and, unlike the treatment for shares issued pursuant to the exercise of a non-qualified option, we will not be entitled to any tax deduction. If the shares acquired on option exercise are disposed of in a “non-qualifying disposition” (i.e., before the holding period requirements had been met), the participant will generally realize ordinary income at the time of the disposition of the option shares in an amount equal to the lesser of (i) the excess of the fair market value of the option shares on the date of exercise of the incentive stock option over the exercise price thereof or (ii) the excess, if any, of the amount realized upon disposition of the option shares over the exercise price of the incentive stock option, and, just as the treatment for shares issued pursuant to the exercise of a non-qualified option, we will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price of the incentive stock option over the amount realized upon the disposition of the option shares.

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Other Awards. The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns. An award of restricted shares of common stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares then vest, unless the participant elects under Internal Revenue Code Section 83(b) to accelerate income recognition and the taxability of the award to the grant date. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Stock appreciation right awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Internal Revenue Code Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. “Covered employees” generally includes the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers.

Section 409A of the Internal Revenue Code. Awards granted under the Incentive Plan will generally be designed and administered in such a manner that they are either exempt from the application of, or comply with the requirements of, Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features.

Other Tax Considerations. This summary is not intended to be a complete explanation of all of the federal income tax consequences of participating in the Incentive Plan. A participant should consult his or her personal tax advisor to determine the particular tax consequences of the Incentive Plan, including the application and effect of foreign state and local taxes and any changes in the tax laws after the date of this prospectus.

Amendment and Termination

The administrator may amend, alter, or discontinue the Incentive Plan or any award agreement, but any such amendment is subject to the approval of our stockholders in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, unless approved by our stockholders and subject to the terms of the Incentive Plan, no such amendment shall be made that would (i) increase the maximum aggregate number of shares that may be subject to awards granted under the Incentive Plan, (ii) reduce the minimum exercise price for options or stock appreciation rights granted under the Incentive Plan, or (iii) reduce the exercise price of outstanding options or stock appreciation rights, as prohibited by the terms of the Incentive Plan without stockholder approval.

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No amendment, suspension, or termination of the Incentive Plan will impair the rights of any participant with respect to an outstanding award, unless otherwise mutually agreed between the participant and the administrator, which agreement must be in writing and signed by the participant and us, except that no such agreement will be required if the administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for us, the Incentive Plan, or the award to satisfy any applicable law or to meet the requirements of any accounting standard or (ii) is not reasonably likely to diminish the benefits provided under such award significantly, or that any such diminution has been adequately compensated, except that this exception shall not apply following a change of control. Termination of the Incentive Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Incentive Plan prior to the date of such termination.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each named executive officer, certain information concerning outstanding restricted stock awards as of December 31, 2019:

Name	Number of securities underlying unvested restricted stock awards (#)	Fair Value ($)	Vest date
Rory J. Cutaia	352,827	1.36	December 23, 2023(1)
	150,000	1.36	December 23, 2022(2)

Jeffrey R. Clayborne	264,620	1.36	December 23, 2023(1)
	75,000	1.36	December 23, 2022(2)

(1)	25% of the shares vest on the first, second, third, and fourth anniversaries from the grant date

(2)	25% of the shares vested on the grant date and 25% of the shares vest on the first, second, and third anniversaries from the grant date

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The following table sets forth, for each named executive officer, certain information concerning outstanding option awards as of December 31, 2019:

Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option Exercise price ($)	Option expiration date
Rory J. Cutaia	-	189,645	1.13	January 10, 2021	(1)
	-	189,645	1.13	January 10, 2022	(2)
	-	143,085	1.13	January 10, 2021	(3)
	-	143,085	1.13	January 10, 2022	(4)
	8,333	8,333	4.35	January 8, 2024	(5)
	16,667	-	1.16	December 18, 2022	(6)
	-	133,333	1.20	January 9, 2022	(7)
	16,667	-	1.65	October 31, 2020	(6)
	83,333	-	1.50	May 11, 2021	(6)
	16,667	-	1.20	November 1, 2020	(6)

Jeffrey R. Clayborne	-	55,129	1.13	January 10, 2021	(7)
	-	55,129	1.13	January 10, 2022	(8)
	-	71,542	1.13	January 10, 2021	(9)
	-	71,543	1.13	January 10, 2022	(10)
	22,222	11,111	5.33	May 3, 2022	(11)
	-	133,333	1.20	January 9, 2022	(7)
	100,000	-	1.65	July 14, 2021	(6)
	12,876	-	1.35	January 21, 2023	(6)

(1)	189,645 shares will vest on January 10, 2021.

(2)	189,645 shares will vest on January 10, 2022.

(3)	143,085 shares will vest on January 10, 2021.

(4)	143,085 shares will vest on January 10, 2022.

(5)	8,333 shares vested on the grant date, and the remaining 8,333 shares vested on January 9, 2020.

(6)	All shares have fully vested.

(7)	133,333 shares vested on January 10, 2020.

(7)	55,129 shares will vest on January 10, 2021.

(8)	55,129 shares will vest on January 10, 2022.

(9)	71,542 shares will vest on January 10, 2021.

(10)	71,542 shares will vest on January 10, 2022.

(11)	Shares will vest annually in three equal installments.

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Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed below, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Rory J. Cutaia

Pursuant to Mr. Cutaia’s employment agreement dated December 20, 2019, Mr. Cutaia is entitled to the following severance package in the event he is “terminated without cause,” “terminated for good reason,” or “terminated upon permanent disability”: (i) monthly payments of $35,833 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of 36 months from the date of such termination and (ii) reimbursement for COBRA health insurance costs for 18 months from the date of such termination and, thereafter, reimbursement for health insurance costs for Mr. Cutaia and his family during the immediately subsequent 18-month period. In addition, all of Mr. Cutaia’s then-unvested restricted stock awards or other awards will immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, and related items shall be deemed earned, vested, and paid immediately. For purposes of the employment agreement, “terminated without cause” means if Mr. Cutaia were to be terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the employment agreement, “terminated for good reason” means the voluntary termination of the employment agreement by Mr. Cutaia if any of the following were to occur without his prior written consent, which consent cannot be unreasonably withheld considering our then-current financial condition, and, in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the employment agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the employment agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer our Chairman of the board of directors; or (C) is involuntarily removed from our board of directors; or (iii) Mr. Cutaia is required to relocate to an office location outside of Orange County, California, or outside of a 30-mile radius of Newport Beach, California. For purposes of the employment agreement, “terminated upon permanent disability” means if Mr. Cutaia were to be terminated because he is then unable to perform his duties due to a physical or mental condition for (i) a period of 120 consecutive days or (ii) an aggregate of 180 days in any 12-month period.

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Director Compensation Table

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2019:

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)		Total ($)
James P. Geiskopf	69,000	563,000	(2,3)	441,000

Philip J. Bond	48,000	96,000	(4)	144,000

Kenneth S. Cragun	48,000	96,000	(4)	144,000

Nancy Heinen	-	216,000	(4,5)	216,000

Judith Hammerschmidt	-	216,000	(4,5)	216,000

(1)	Rory J. Cutaia, our Chairman of the board, Chief Executive Officer, President, and Secretary during the fiscal year ending December 31, 2019, is not included in this table as he was an employee, and, thus, received no compensation for his services as a director. The compensation received by Mr. Cutaia as an employee is disclosed in the section entitled “Executive Compensation – Summary Compensation Table” appearing elsewhere in this Annual Report.

(2)	Represents a restricted stock award totaling 141,130 shares of our common stock valued at $1.36 per share, which was the closing price reported on The Nasdaq Capital Market. The restricted stock award vested on the grant date.

(3)	Represents a restricted stock award totaling 273,440 shares of our common stock valued at $1.36 per share, which was the closing price reported on The Nasdaq Capital Market. The restricted stock award vests on the first anniversary from the grant date.

(4)	Represents a restricted stock award totaling 70,565 shares of our common stock valued at $1.36 per share, which was the closing price reported on The Nasdaq Capital Market. The restricted stock award vests on the first anniversary from the grant date.

(5)	Represents a restricted stock award totaling 88,207 shares of our common stock valued at $1.36 per share, which was the closing price reported on The Nasdaq Capital Market. The restricted stock award vests on the first, second, and third anniversary from the grant date.

Narrative Disclosure to Director Compensation Table

The annual board fee payable in cash and our common stock for our lead director and directors is 150,000 and 75,000, respectively. In addition, we intend to provide a restricted stock award based on recommendations from our compensation consultants. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

James P. Geiskopf

Mr. Geiskopf earned total cash compensation for his services to us in the amount of $69,000 and $0 for fiscal years 2019 and 2018, respectively.

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On December 23, 2019, we granted Mr. Geiskopf a restricted stock award totaling $160,000 payable in 141,130 shares of our common stock. The restricted stock award vests on the first anniversary from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

On December 23, 2019, we granted Mr. Geiskopf a bonus totaling $150,000 payable in 132,310 shares of our common stock and an additional restricted stock award equal to $160,000 payable in 141,130 shares of our common stock for up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct, respectively. The bonus shares and restricted stock award vested on the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

We did not pay any compensation to Mr. Geiskopf for his services as a director during the fiscal year ending December 31, 2018.

Philip J. Bond

Mr. Bond earned total cash compensation for his services to us in the amount of $48,000 and $0 for the fiscal years ending December 31, 2019 and 2018, respectively.

On December 23, 2019, we granted Mr. Bond a restricted stock award totaling $80,000 payable in 70,565 shares of our common stock. The restricted stock award vests on the first anniversary from grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

Kenneth S. Cragun

Mr. Cragun earned total cash compensation for his services to us in the amount of $48,000 and $0 for the fiscal years ending December 31, 2019 and 2018, respectively.

On December 23, 2019, we granted Mr. Cragun a restricted stock award totaling $80,000 payable in 70,565 shares of our common stock. The restricted stock award vests on the first anniversary from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

Nancy Heinen

We did not pay any compensation to Ms. Heinen for her services as a director during the fiscal year ending December 31, 2019.

On December 23, 2019, we granted Ms. Heinen an initial board of directors restricted stock award totaling $100,000 payable in 88,207 shares of our common stock. The restricted stock vests on the first, second and third anniversaries from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

On December 23, 2019, we granted Ms. Heinen a restricted stock award totaling $80,000 payable in 70,565 shares of our common stock. The restricted stock award vests on the first anniversary from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

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Judith Hammerschmidt

We did not pay any compensation to Ms. Hammerschmidt for her services as a director during the fiscal year ending December 31, 2019.

On December 23, 2019, we granted Ms. Hammerschmidt an initial board of directors restricted stock award totaling $100,000 payable in 88,207 shares of our common stock. The restricted stock award vests on the first, second and third anniversaries from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

On December 23, 2019, we granted Ms. Hammerschmidt a restricted stock award totaling $80,000 payable in 70,565 shares of our common stock. The restricted stock award vests on the first anniversary from the grant date. The price per share was $1.13, which was the 30-day volume weighted average price as reported by The Nasdaq Capital Market.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each non-employee director, certain information concerning outstanding restricted stock awards as of December 31, 2019:

Name	Number of securities underlying unvested restricted stock awards (#)	Fair Value ($)	Vest date
James P. Geiskopf	143,130	1.36	December 23, 2020(1)

Philip J. Bond	70,565	1.36	December 23, 2020(1)

Kenneth S. Cragun	70,565	1.36	December 23, 2020(1)

Nancy Heinen	88,207	1.36	December 23, 2022(2)
	70,565	1.36	December 23, 2020(1)

Judith Hammerschmidt	88,207	1.36	December 23, 2022(2)
	70,565	1.36	December 23, 2020(1)

(1)	Fully vests on the first anniversary from the grant date.

(2)	25% vesting on the first, second and third anniversaries from the grant date.

The following table sets forth, for each non-employee director, certain information concerning outstanding option awards as of December 31, 2019:

Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date
James P. Geiskopf	133,333	-	1.2	January 9, 2022	(1)

James P. Geiskopf	50,000	-	1.5	May 11, 2021	(1)

Philip J. Bond	26,667	40,000	7.50	August 27, 2023	(2)

Kenneth S. Cragun	26,667	40,000	7.50	August 27, 2023	(2)

(1)	All shares have fully vested.

(2)	25% vest on the grant date and 25% vest on the first, second, and third anniversaries from the grant date.

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Certain Relationships and Related Transactions

Policies and Procedures for Approval of Related Party Transactions

Our board of directors has the responsibility to review and discuss with management and approve, and has adopted, written policies and procedures relating to approval or ratification of, interested transactions with related parties. During this process, the material facts as to the related party’s interest in a transaction are disclosed to all members of our board of directors or the members of an appropriate independent committee of our board of directors. Under our written policies and procedures, the board of directors, or an appropriate independent committee of our board of directors, is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction. An interested transaction is any transaction in which we are a participant and in which any related party has or will have a direct or indirect interest. Transactions that are in the ordinary course of business and would not require either disclosure required by Item 404(a) of Regulation S-K under the Securities Act or approval of the board of directors or an independent committee of the board of directors as required by applicable Nasdaq rules would not be deemed interested transactions. No director may participate in any approval of an interested transaction with respect to which he or she is a related party. Our board of directors intends to approve only those related party transactions that are in the best interests of Verb and our stockholders.

Other than as described below or elsewhere in this prospectus, since January 1, 2017, there has not been a transaction or series of related transactions to which Verb was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. All of the below transactions were separately ratified and/or approved by our board of directors or an appropriate independent committee of our board of directors.

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. When and if we contemplate entering into a transaction in which any executive officer, director, nominee, or any family member of the foregoing would have a direct or indirect interest, regardless of the amount involved, the terms of such transaction are to be presented to our full board of directors (other than any interested director) for approval, and documented in the board of directors minutes.

The information under the captions “Summary Compensation Table,” “Narrative Disclosure to Summary Compensation Table,” “Outstanding Equity Awards at Fiscal Year End,” “Director Compensation Table” and “Narrative Disclosure to Director Compensation Table” appearing in this registration statement on Form S-1 is hereby incorporated by reference.

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Notes Payable to Related Parties

We have the following outstanding notes payable to related parties on December 31, 2019:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Amount Outstanding as of December 31, 2019	Interest Paid During the year ended December 31, 2019
Note 1(1)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$825,000	$80,000
Note 2(2)	December 1, 2015	February 8, 2021	12.0%	189,000	-	-
Note 3(3)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000	-
Note 4(4)	April 4, 2016	June 4, 2021	12.0%	343,000	240,000	22,000
Note 5(5)	April 4, 2016	December 4, 2018	12.0%	122,000	-	-
Total notes payable related parties					$1,177,000	$102,000

(1)

On December 1, 2015, we issued a convertible note payable to Mr. Cutaia, our majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to us as of that date. The note bears interest at a rate of 12% per annum, secured by our assets and originally matured on August 1, 2018. Per the terms of the note agreement, at Mr. Cutaia’s discretion, he may convert up to 30%, or $375,000, of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $1.05 per share. As of December 31, 2018, the total outstanding balance of the note amounted to $825,000.

On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. In consideration, we issued Mr. Cutaia a three-year warrant to purchase 1,755,192 shares of common stock at a price of $0.355 per share with a fair value of $517,000. All other terms of the note remain unchanged. We determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the original value of the convertible note. As result, we recorded the fair value of the new note which approximates the original carrying value $1,199,000 and expensed the fair value of the warrants granted of $517,000 as debt extinguishment costs. As of December 31, 2018, total outstanding balance of the note amounted to $825,000.

On August 8, 2018, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to February 8, 2021. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a three-year warrant to purchase up to 163,113 shares of common stock at a price of $7.35 per share with a fair value of $1,075,000.

As of December 31, 2019, the outstanding balance of the note amounted to $825,000.

(2)

On December 1, 2015, we issued a convertible note to Mr. Cutaia in the amount of $189,000, representing a portion of Mr. Cutaia’s accrued salary for 2015. The note was unsecured, bore interest at a rate of 12% per annum, and was convertible into shares of common stock at a conversion price of $1.05 per share. The original maturity date of August 1, 2018 was subsequently extended to February 8, 2021. As of December 31, 2018, the outstanding balance of the note amounted to $0.

On September 30, 2018, Mr. Cutaia converted the entire unpaid balance of $189,000 into 180,000 restricted shares of our common stock at $1.05 per share.

(3)

On December 1, 2015, we issued a note payable to a former member of our board of directors, in the amount of $112,000, representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest at a rate of 12% per annum, and matured in April 2017.

As of December 31, 2019, and the date of this Annual Report, the note is past due. We are currently in negotiations with the note holder to settle the note payable.

(4)

On April 4, 2016, we issued a convertible note to Mr. Cutaia, in the amount of $343,000, to consolidate all advances made by Mr. Cutaia to us from December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by our assets, and originally matured on December 4, 2018. Pursuant to the terms of the note, a total of 30% of the note principal, or $103,000, can be converted into shares of common stock at a conversion price of $1.05 per share. As of December 31, 2018, the outstanding balance of the note was $240,000.

On September 30, 2018, pursuant to the terms of the note, Mr. Cutaia converted 30% of the principal balance, or $103,000, into 98,093 restricted shares of our common stock at $1.05 per share.

On December 4, 2018, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to June 4, 2021. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a three-year warrant to purchase up to 353,000 shares of common stock at a price of $5.10 per share with a fair value of $111,000.

As of December 31, 2019, the outstanding balance of the note amounted to $240,000.

(5)

On April 4, 2016, we issued a convertible note payable to Mr. Cutaia in the amount of $122,000, representing his unpaid salary from December 2015 through March 2016. The note was unsecured, bore interest at the rate of 12% per annum, originally matured on December 4, 2018, and converted into common stock at a conversion price of $1.05 per share. As of December 31, 2018, the outstanding balance of the note amounted to $0.

On September 30, 2018, Mr. Cutaia converted the entire outstanding principal amount of $122,000 into 116,071 shares of restricted shares of common stock. Thus, as of that date, the note was satisfied in full.

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Deferred Compensation to Related Parties

Note	Issuance Date	Maturity Date	Original Borrowing	Amount Outstanding as of December 31, 2019
Notes 1 & 2(1)	December 23, 2019	January 10, 2021	$278,000	$278,000
Notes 1 & 2(1)	December 23, 2019	January 10, 2021	278,000	278,000
Notes 3 & 4(2)	December 23, 2019	January 10, 2022	243,000	243,000
Notes 3 & 4(5)	December 23, 2019	January 10, 2022	243,000	243,000
Total deferred compensation related parties				$1,042,000

(1)	On December 23, 2019, we awarded Mr. Cutaia, Chief Executive Officer, and Mr. Clayborne, Chief Financial Officer, annual incentive compensation of $430,000 and 125,000, respectively. We have determined that it is in our best interest and in the best interest of our stockholders to defer payments to these employees. We will pay 50% of the annual incentive compensation on January 10, 2021 and the remaining 50% on January 10, 2022.

(2)	On December 23, 2019, we awarded Mr. Cutaia, Chief Executive Officer, and Mr. Clayborne, Chief Financial Officer, a bonus for the successful up-listing to The Nasdaq Capital Market and the acquisition of Verb Direct totaling $324,000 and 162,000, respectively. We have determined that it is in our best interest and in the best interest of our stockholders to defer payments to these employees. We will pay 50% of The Nasdaq Capital Market up-listing award on January 10, 2021 and the remaining 50% on January 10, 2022.

Miscellaneous

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above in “Executive Compensation — Executive Employment Agreements.”

Director Independence

Our board of directors is currently composed of six members. We have determined that the following five directors qualify as independent: James P. Geiskopf, Philip J. Bond, Kenneth S. Cragun, Nancy Heinen, and Judith Hammerschmidt. We determined that Mr. Cutaia, our Chairman, President, Chief Executive Officer, and Secretary, is not independent. We evaluated independence in accordance with the rules of The Nasdaq Capital Market and the SEC. Mr. Geiskopf, Mr. Bond, and Mr. Cragun also serve on our Audit, Compensation, and Governance and Nominating Committees. Mses. Heinen and Hammerschmidt serve on our Compensation and Governance and Nominating Committees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 29, 2020, certain information with respect to the beneficial ownership of our common stock by (i) each of our current directors, (ii) each of our named executive officers, (iii) our directors and named executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding our common stock.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Verb Technology Company, Inc., 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Rory J. Cutaia	Common	3,960,036	(4)	12.8%
James P. Geiskopf	Common	738,873	(5)	2.4%
Jeffrey R. Clayborne	Common	442,375	(6)	1.4%
Philip J. Bond	Common	31,167	(7)	*
Kenneth S. Cragun	Common	31,167	(7)	*
Nancy Heinen	Common	–	(8)	–
Judith Hammerschmidt	Common	–	(8)	–
Chad J. Thomas	Common	132,651	(9)	*
All directors and executive officers as a group (8 persons)	Common	5,336,269		17.0%

*	Less than 1%.

(1)	Messrs. Cutaia, Geiskopf, Bond and Cragun and Mses. Heinen and Hammerschmidt are the directors of our company. Messrs. Cutaia, Thomas and Clayborne are the named executive officers of our company.

(2)	Except as otherwise indicated, we believe that the beneficial owners of the shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)	Percentage of common stock is based on 30,271,230 shares of our common stock issued and outstanding as of June 29, 2020.

(4)	Consists of 3,054,269 shares of our common stock held directly, 240,240 shares of our common stock held by Cutaia Media Group Holdings, LLC (an entity over which Mr. Cutaia has dispositive and voting authority), 54,006 shares of our common stock held by Mr. Cutaia’s spouse (as to which shares, he disclaims beneficial ownership), and 4,500 shares of our common stock held jointly by Mr. Cutaia and his spouse. Also includes 283,333 shares of our common stock underlying stock options held directly and 20,000 shares of our common stock underlying stock options held by Mr. Cutaia’s spouse that are exercisable within 60 days of the date of the record date (as to which underlying shares, he disclaims beneficial ownership). The total also includes 303,688 shares of our common stock underlying warrants granted to Mr. Cutaia, which warrants are exercisable within 60 days of the record date. Excludes 665,460 restricted stock awards that will not vest within 60 days of the record date. The total also excludes 665,460 shares of our common stock underlying stock options not exercisable within 60 days of the record date.

(5)	Includes 550,206 shares of our common stock held directly and 5,333 shares of our common stock held by Mr. Geiskopf’s children. Also includes 183,333 shares of our common stock underlying stock options exercisable within 60 days of the record date. Excludes 141,130 restricted stock awards that will not vest within 60 days of the record date.

(6)	Includes 162,833 shares of our common stock held directly. Also, includes 279,542 shares of our common stock underlying stock options that are exercisable within 60 days of the record date. Excludes 339,620 restricted stock awards that will not vest within 60 days of the record date. The total also excludes 253,343 shares of our common stock underlying stock options not exercisable within 60 days of the record date.

(7)	Includes 4,500 shares of our common stock held directly. Also includes 26,667 shares of our common stock underlying stock options exercisable within 60 days of the record date. Excludes 70,565 restricted stock awards that will not vest within 60 days of the record date. The total also excludes 40,000 shares of our common stock underlying stock options not exercisable within 60 days of the record date.

(8)	Excludes 70,565 restricted stock awards that will not vest within 60 days of the record date.

(9)	Includes 88,207 shares of our common stock held directly. Also includes 44,444 shares of our common stock underlying stock options exercisable within 60 days of the record date. Excludes 88,889 shares of our common stock underlying stock options not exercisable within 60 days of the record date.

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DESCRIPTION OF securities

The following description summarizes the material terms and provisions of our common stock, preferred stock and warrants. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles of incorporation, warrants, and bylaws. The terms of our common stock, preferred stock and warrants may also be affected by Nevada law.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,000 shares have been designated Series A Preferred Stock. As of June 29, 2020, we had 30,271,230 shares of common stock outstanding and 3,246 shares of Series A Preferred Stock outstanding.

Common Stock

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Preferred Stock

All of the preferred stock authorized in our articles of incorporation is undesignated. Our board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of us, all without further action by our stockholders. The following is a summary of the terms and conditions of the Series A Preferred Stock.

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Series A Preferred Stock

The rights and preferences of the Series A Preferred Stock are outlined below.

Rank and Liquidation Preference

Shares of Series A Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The liquidation preference of each share of Series A Preferred Stock is equal to $1,000.00, or the Stated Value, plus any accrued but unpaid dividends on the Series A Preferred Stock and any other fees or liquidated damages then due and owing under the Certificate of Designation of Rights, Preferences, and Restrictions of Series A Convertible Preferred Stock, or the Certificate of Designations. If the assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of our Series A Preferred Stock shall be distributed pro rata among the holders of our Series A Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividend Rights

The holders of Series A Preferred Stock are entitled to receive lawful dividends as may be declared by our board of directors.

Optional Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at any time. Each share of Series A Preferred Stock is convertible into the number of shares of common stock as calculated by dividing the Stated Value of such share of Series A Preferred Stock by the conversion price. The conversion price was initially $1.55 per share of Series A Preferred Stock, subject to adjustment; therefore, each share of Series A Preferred Stock was initially convertible into approximately 645 shares of common stock, which number is equal to the quotient of the Stated Value of the Series A Preferred Stock of $1,000.00 divided by the initial conversion price of $1.55 per share of Series A Preferred Stock. No fractional shares or scrip representing fractional shares are to be issued upon conversion of the Series A Preferred Stock. As to any fraction of share that the holder of Series A Preferred Stock would otherwise be entitled to purchase upon conversion, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price, or round up to the next whole share.

The holders of Series A Preferred Stock cannot convert the Series A Preferred Stock if, after giving effect to the conversion, the number of shares of our common stock beneficially held by the holder (together with such holder’s affiliates) would be in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares, 9.99% of the number of shares of our common stock issued and outstanding immediately after giving effect to the issuance of any shares of common stock issuance upon conversion of the Series A Preferred Stock held by the holder).

We are also prevented from issuing shares of our common stock upon conversion of the Series A Preferred Stock or exercise of the August Warrants (as defined below), which, when aggregated with any shares of our common stock issued on or after the issuance date and prior to such conversion date or exercise date, as applicable (i) in connection with any conversion of the Series A Preferred Stock issued pursuant to that certain securities purchase agreement entered into on August 14, 2019 by and among us and the investors thereto, or SPA, (ii) in connection with the exercise of any August Warrants issued pursuant to the SPA, and (iii) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities pursuant to the SPA, would exceed 4,459,725 shares of common stock, or 19.99% Cap. This prohibition will terminate upon the approval by our stockholders of a release from such 19.99% Cap.

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Mandatory Conversion Rights

In the event the closing price on The Nasdaq Capital Market is 100% greater than the then-base conversion price on each trading day for any twenty trading days during a consecutive thirty trading day period, we may, within one trading day after the later of stockholder approval to issue a number of shares of common stock in excess of the 19.99% Cap and the date that the conversion shares registration statement filed by us with the SEC declared effective, notify each holder of Series A Preferred Stock that all or part of such holder’s Series A Preferred Stock, plus all liquidated damages and other amounts due, were converted into shares of common stock. Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above.

Conversion Price Adjustments

The conversion price of the Series A Preferred Stock is subject to certain customary adjustments, including upon certain subsequent equity sales and rights offerings. The conversion price is also subject to downward adjustments if we issue shares of our common stock or securities convertible into or exercisable for shares of common stock, other than specified excluded securities, at per share prices less than the then-base conversion price. In this event, the conversion price shall be reduced to then-base conversion price.

The conversion price is also subject to adjustment if we issue rights, options, or warrants to holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share that is lower than the volume weighted average price on the date for determination of stockholders entitled to receive such rights, option, or warrants. In this event, the conversion price shall be multiplied by a fraction of which the denominator is the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such volume weighted average price.

If we distribute to holders of common stock evidences of our indebtedness or assets, including cash and cash dividends, or rights or warrants to subscribe for or purchase any security, subject to certain limitations, then the conversion price shall be adjusted by multiplying the conversion price then in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the volume weighted average price determined as of the record date, and of which the numerator shall be the volume weighted average price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of our common stock as determined by our board of directors in good faith.

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In the event of a Fundamental Transaction (as defined below) while the Series A Preferred Stock is outstanding, holders of Series A Preferred Stock shall have the right to receive, for each share of common stock issuable upon conversion of the shares of our Series A Preferred Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by a holder of the number of shares of common stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction. A “Fundamental Transaction” is defined as any time while the Series A Preferred Stock is outstanding (a) we, directly or indirectly, in one or more related transactions shall effect any merger or consolidation of us with or into another person, (b) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of our assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of a majority of the outstanding common stock, (d) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange, pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (e) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another person, whereby such other person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

Voting Rights and Protective Provisions

The holders of Series A Preferred Stock have no voting rights. However, we cannot, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock:

●	authorize or create any class of stock ranking as to dividends, redemption, or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series A Preferred Stock;

●	amend our articles of incorporation, or other charter documents in any manner that materially and adversely affects any rights of the holders;

●	increase the number of authorized shares of Series A Preferred Stock; or

●	enter into any agreement with respect to any of the foregoing.

As long as any shares of Series A Preferred Stock are outstanding, unless the holders of at least 75% in Stated Value of the then-outstanding shares of Series A Preferred Stock have otherwise given prior written consent, we cannot, directly or indirectly:

●	other than permitted indebtedness, as long as 25% of the then-outstanding shares of Series A Preferred Stock issued pursuant to the SPA are then outstanding, enter into, create, incur, assume, guarantee, or suffer to exist any indebtedness for borrowed money of any kind that is or may be senior to the Series A Preferred Stock in dividend rights or liquidation preference, including, but not limited to, a guarantee, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein of any income or profits therefrom;

●	other than permitted liens, enter into, create, incur, assume, or suffer to exist any liens of any kind, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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●	amend our charter documents, including, without limitation, our articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holder;

●	repay, repurchase, or offer to repay, repurchase, or otherwise acquire more than a de minimis number of shares of our common stock, common stock equivalents or junior securities, other than as to (a) the conversion shares or warrant shares as permitted under the transaction documents and (b) repurchases of common stock or common stock equivalents of departing officers and directors, provided that such repurchases shall not exceed an aggregate of $100,000.00 for all officers and directors for so long as the Series A Preferred Stock is outstanding;

●	pay cash dividends or distributions on junior securities;

●	enter into any transaction with any affiliate of us that would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s length basis and expressly approved by a majority of the disinterested directors of us (even if less than a quorum otherwise required for board approval); or

●	enter into any agreement with respect to the foregoing.

Reservation of Shares

We initially were required to reserve 3,245,162 shares of common stock for issuance upon conversion of shares of Series A Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series A Preferred Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 14,994,000 shares of preferred stock, which was previously authorized but remain undesignated, other than the Series A Preferred Stock, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

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Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Stockholder Action by Written Consent. Our bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Outstanding Warrants

Common Stock Purchase Warrants

Exercisability. The warrants are exercisable immediately upon issuance and at any time for the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares of our common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuing shares of our common stock underlying the warrants.

Exercise Price. The initial exercise price per-whole share of our common stock purchasable upon exercise of the warrants is $3.443, or 110% of the effective offering price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The warrants are listed on The Nasdaq Capital Market under the symbol “VERBW.” Trading commenced at the open of the market on April 5, 2019. We cannot provide assurances that a trading market for the warrants will develop or be maintained.

Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, a “Common Stock Purchase Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Common Stock Purchase Warrant Fundamental Transaction if it had been immediately prior to such Common Stock Purchase Warrant Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Common Stock Purchase Warrant Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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August 2019 Warrants

On August 14, 2019, we entered into the SPA with certain purchasers named therein, or the Preferred Purchasers, pursuant to which we agreed to issue and sell to the Preferred Purchasers, in addition to shares of our Series A Preferred Stock, warrants, which we refer to as the August Warrants, to purchase up to approximately 3.87 million shares of our common stock. We closed the offering on August 14, 2019 and issued 5,030 shares of Series A Preferred Stock and granted the August Warrants exercisable for up to 3,245,162 shares of common stock in connection therewith. We received gross proceeds equal to $5,030,000.

Exercisability. The warrants are exercisable from and after six months after the date of issuance and at any time for the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares of our common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuing shares of our common stock underlying the warrants.

Exercise Price. The initial exercise price per-whole share of our common stock purchasable upon exercise of the warrants was $1.88. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders. If we or any subsidiary, at any time while the August Warrants are outstanding, sell or grant any option to purchase, or sell or grant any right to reprice or otherwise dispose of or issue any common stock or common stock equivalents at an effective price less than the exercise price then in effect, then the exercise price shall be reduced to the lower exercise price then in effect, subject to adjustment for reverse and forward stock splits, recapitalizations, and similar transactions and subject to certain exceptions. If we, at any time while the August Warrants are outstanding, issue rights, options, or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the volume weighted average price on the record date mentioned below, then the exercise price shall be multiplied by a fraction, of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and of which the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered (assuming receipt by us in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such volume weighted average price. Such adjustment shall be made whenever such rights, options, or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. Our August Warrants are not listed on any securities exchange or other trading system and we do not intend to apply for listing on any securities exchange or other trading system.

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Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, an “August Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such August Warrant Fundamental Transaction if it had been immediately prior to such August Warrant Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the August Warrant Fundamental Transaction. In the event of an August Warrant Fundamental Transaction, we or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the August Warrant Fundamental Transaction (or, if later, the date of the public announcement of the applicable August Warrant Fundamental Transaction), purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the warrant on the date of the consummation of such August Warrant Fundamental Transaction. For purposes of the August Warrants, “Black Scholes Value” means the value of the warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P., or Bloomberg, determined as of the day of consummation of the applicable August Warrant Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable August Warrant Fundamental Transaction and the termination date, (B) an expected volatility equal to the 100~~-~~day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365~~-~~day annualization factor) as of the trading day immediately following the public announcement of the applicable August Warrant Fundamental Transaction (but in no event shall such expected volatility be greater than one hundred percent (100%)), (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such August Warrant Fundamental Transaction and (ii) the greater of (x) the last volume weighted average price immediately prior to the public announcement of such August Warrant Fundamental Transaction and (y) the last volume weighted average price immediately prior to the consummation of such August Warrant Fundamental Transaction, and (D) a remaining option time equal to the time between the date of the public announcement of the applicable August Warrant Fundamental Transaction and the termination date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five business days of the holder’s election (or, if later, on the effective date of the August Warrant Fundamental Transaction).

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

February 2020 Warrants

In connection with our private placement of common stock in February 2020, the Preferred Purchasers who, as of February 7, 2020, continued to own shares of our Series A Preferred Stock (a) waived their respective rights, or the February 2020 Waiver, to participate in our private placement, and (b) declined to accept the price protection rights to which they otherwise were entitled as holders of shares of our Series A Preferred Stock. In connection with the February 2020 Waiver, we granted to each of our Preferred Purchasers who continued to own shares of our Series A Preferred Stock as of February 7, 2020 a five-year common stock purchase warrant, or February 2020 Warrants, the terms of which are substantially similar to the terms of our August Warrants, with the sole material differences being the grant date and the $1.55 per-share exercise price. The initial per-share exercise price of our August Warrants was $1.88 and, by virtue of our private placement, the per-share exercise price was modified to $1.20. Our February 2020 Warrants are not listed on any securities exchange or other trading system and we do not intend to apply for listing on any securities exchange or other trading system.

As of June 29, 2020, we had 13,534,038 shares of our common stock underlying outstanding warrants, having a weighted-average exercise price of approximately $2.59 per share.

Outstanding Options and Awards

As of June 29, 2020, we had 4,510,358 shares of our common stock underlying outstanding stock options, having a weighted-average exercise price of approximately $1.71 per share, and 2,064,428 restricted stock awards having a weighted-average grant date fair value of $1.39 issued under our Incentive Plan, respectively.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the NRS, the articles of incorporation, or the bylaws. For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. See “Risk Factors— Risks Related to an Investment in Our Securities—Our bylaws contain an exclusive forum provision, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is 855-9VSTOCK.

Quotation on The Nasdaq Capital Market

Shares of our common stock are being traded on The Nasdaq Capital Market under the symbol “VERB.” Our common stock purchase warrants are being traded on The Nasdaq Capital Market under the symbol “VERBW.”

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UNDERWRITING

We have entered into an underwriting agreement with Ladenburg, acting as underwriter with respect to the shares subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares provided below opposite its name. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares of common stock and/or warrants covered by the over-allotment option described below.

Underwriter	Number of Shares
Ladenburg Thalmann & Co. Inc.

The underwriter has advised us that it proposes to offer the shares to the public at a price of $      per share. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $       per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery against payment in immediately available funds on or about              , 2020, subject to customary closing conditions. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase up to a number of additional shares of common stock and/or warrants equal to 15% if the number of shares of common stock sold in the primary offering at the public offering price per share of common stock set forth on the cover page hereto less the underwriting discount and commissions. The underwriter may exercise its option, in whole or in part, any time during the 45-day period after the date of this prospectus, but only to cover over-allotments, if any.

Commissions and Discounts

The table below summarizes the underwriting discount and commission that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $      of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc., or FINRA, to be underwriting compensation under its rules. The underwriting discount and other items of compensation the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total with no Over-Allotment	Total with Full Exercise of Over-Allotment
Public offering price
Underwriting Discount

We estimate that the total expenses of this offering, excluding the underwriting discount, will be $      . This includes $       of fees and expenses of the underwriter. These expenses are payable by us.

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Indemnification

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus. These lock-up agreements provide certain exceptions and their restrictions may be waived at any time by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may create a short position in our common stock for their own accounts by selling more shares of common stock than we have sold to the underwriter. The underwriter may close out any short position by purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market. Passive market making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

The underwriter may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus.

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Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter has in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has in the past, and may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada. The offering of the shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 - Prospectus Exemptions, and as a “permitted client” as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the common stock and/or warrants by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock and/or warrants outside of Canada.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive each, a Relevant Member State, no offer to the public of any of our shares will be made, other than under the following exemptions:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the issuer for any such offer; or

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●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock will result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or any supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer so as to enable an investor to decide to purchase or subscribe for any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. This document is not an approved prospectus for the purposes of section 85 of the UK Financial Services and Markets Act 2000, as amended, or FSMA, and a copy of it has not been, and will not be, delivered to or approved by the UK Listing Authority or approved by any other authority which could be a competent authority for the purposes of the Prospectus Directive.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of section 86(7) of FSMA that are also (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents. Any investment, investment activity or controlled activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons. Accordingly, this document has not been approved by an authorized person, as would otherwise be required by Section 21 of FSMA. Any purchaser of shares of common stock resident in the United Kingdom will be deemed to have represented to us and the underwriter, and acknowledge that each of us and the underwriter are relying on such representation, that it, or the ultimate purchaser for which it is acting as agent, is a relevant person.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong. The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

92

Singapore. Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, the we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(i) where no consideration is or will be given for the transfer;

(ii) where the transfer is by operation of law;

(iii) as specified in Section 276(7) of the SFA; or

as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

United Arab Emirates. The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. Its telephone number is 855-9VSTOCK.

93

LEGAL MATTERS

The validity of the shares of common stock being offered under this prospectus will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Irvine, California. Certain legal matters in connection with this offering will be passed upon for the underwriter by Crowell & Moring, Washington, District of Columbia.

EXPERTS

The consolidated financial statements of Verb Technology Company, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this prospectus and registration statement of which this prospectus is a part have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

We incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at https://www.verb.tech/ under the heading “Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference. You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

Attn: Investor Relations

Telephone: (855) 250-2300

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, prospectus and information statements and other information regarding issuers, including Verb Technology Company, Inc., that file electronically with the SEC. The SEC’s Internet website address is https://www.sec.gov. Our Internet website address is https://www.verb.tech/.

We do not anticipate that we will send an annual report to our stockholders until and unless we are required to do so by the rules of the SEC.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

94

F-1

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS

Current assets:
Cash	$1,615,000	$983,000
Accounts receivable, net of allowance of $280,000 and $230,000, respectively	1,212,000	1,271,000
Inventory, net of allowance of $0 and $2,000, respectively	74,000	103,000
Prepaid expenses	249,000	236,000
Total current assets	3,150,000	2,593,000

Right-of-use assets, net of accumulated amortization of $484,000 and $349,000 respectively	3,140,000	3,275,000
Property and equipment, net of accumulated depreciation of $202,000 and $164,000, respectively	803,000	720,000
Intangible assets, net of accumulated amortization of $1,300,000 and $975,000 respectively	5,040,000	5,365,000
Goodwill	16,337,000	16,337,000
Other assets	115,000	69,000

Total assets	$28,585,000	$28,359,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,569,000	$4,338,000
Accrued officers’ salary	207,000	207,000
Accrued interest – related parties	107,000	82,000
Advance on future receipts, net of discount of $137,000 and $274,000, respectively	457,000	732,000
Notes payable - related party	937,000	112,000
Operating lease liability, current	505,000	391,000
Deferred incentive compensation, current	521,000	-
Deferred revenue and customer deposits	261,000	306,000
Derivative liability	6,907,000	5,048,000

Total current liabilities	14,471,000	11,216,000

Long Term liabilities:
Note payable - related party, non-current	240,000	1,065,000
Deferred incentive compensation to officers, non-current	521,000	1,042,000
Operating lease liability, non-current	3,432,000	3,591,000
Total liabilities	18,664,000	16,914,000

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 15,000,000 shares authorized: Series A Convertible Preferred Stock, 6,000 shares authorized; 3,246 and 4,396 issued and outstanding as of March 31, 2020 and December 31, 2019	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 28,962,589 and 24,496,197 shares issued and outstanding as of March 31, 2020 and December 31, 2019	3,000	2,000
Additional paid-in capital	68,449,000	68,028,000
Accumulated deficit	(58,531,000)	(56,585,000)

Total stockholders’ equity	9,921,000	11,445,000

Total liabilities and stockholders’ equity	$28,585,000	$28,359,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019

Revenue
Digital	$1,457,000	$9,000
Welcome kits and fulfillment	728,000	-
Shipping	169,000	-
	2,354,000	9,000

Cost of revenue
Digital	230,000	30,000
Welcome kits and fulfillment	676,000	-
Shipping	157,000	-
	1,063,000	30,000

Gross margin	1,291,000	(21,000)

Operating expenses:
Research and development	1,274,000	564,000
Depreciation and amortization	363,000	4,000
General and administrative	3,514,000	2,185,000
Total operating expenses	5,151,000	2,753,000

Loss from operations	(3,860,000)	(2,774,000)

Other income (expense), net
Other expense, net	(6,000)	-
Financing costs	-	(84,000)
Interest expense - amortization of debt discount	(137,000)	(1,054,000)
Change in fair value of derivative liability	2,092,000	944,000
Interest expense	(35,000)	(40,000)
Total other income (expense), net	1,914,000	(234,000)

Net loss	(1,946,000)	(3,008,000)

Deemed dividends to Series A stockholders	(3,951,000)	-

Net loss attributed to common stockholders	$(5,897,000)	$(3,008,000)

Loss per share to common stockholders - basic and diluted	$(0.23)	$(0.25)
Weighted average number of common shares outstanding - basic and diluted	25,992,426	12,239,044

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE
THREE MONTHS ENDED MARCH 31, 2020

(Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2019	4,396	$-	24,496,197	$2,000	$68,028,000	$(56,585,000)	$11,445,000

Sale of common stock from private placement	-	-	3,392,833	1,000	3,429,000	-	3,430,000
Fair value of warrants issued to Series A Preferred stockholders	-	-	-	-	(3,951,000)	-	(3,951,000)
Conversion of Series A Preferred to common stock	(1,150)	-	741,933	-	-	-	-
Fair value of common shares issued for services	-	-	320,601	-	321,000	-	321,000
Fair value of vested restricted stock awards	-	-	11,025	-	241,000	-	241,000
Fair value of vested stock options	-	-	-	-	381,000	-	381,000
Net loss	-	-	-	-	-	(1,946,000)	(1,946,000)
Balance at March 31, 2020	3,246	$-	28,962,589	$3,000	$68,449,000	$(58,531,000)	$9,921,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE
THREE MONTHS ENDED MARCH 31, 2019

(Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2018	-	$-	12,055,491	$1,000	$35,611,000	$(40,667,000)	$(5,055,000)

Common shares issued upon exercise of warrants	-	-	148,714	-	-	-	-
Fair value of common stock upon issuance of convertible debt	-	-	16,667	-	128,000	-	128,000
Fair value of common shares issued for services	-	-	39,998	-	388,000	-	388,000
Beneficial holder round up	-	-	83,581	-	-	-	-
Fair value of vested stock options	-	-	-	-	463,000	-	463,000
Net loss	-	-	-	-	-	(3,008,000)	(3,008,000)
Balance at March 31, 2019	-	$-	12,344,451	$1,000	$36,590,000	$(43,675,000)	$(7,084,000)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31, 2020	March 31, 2019

Operating Activities:
Net loss	$(1,946,000)	$(3,008,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value of common shares issued for services and vested stock options and warrants	943,000	851,000
Financing costs	-	84,000
Amortization of debt discount	137,000	1,054,000
Change in fair value of derivative liability	(2,092,000)	(944,000)
Depreciation and amortization	363,000	4,000
Amortization of right-of-use assets	135,000	-
Allowance for inventory	(2,000)	-
Allowance for doubtful account	50,000	-
Effect of changes in assets and liabilities:
Accounts receivable	9,000	(6,000)
Prepaid expenses	(12,000)	(129,000)
Inventory	30,000	-
Other assets	(45,000)	(44,000)
Accounts payable, accrued expenses, and accrued interest	255,000	1,047,000
Operating lease liability	(47,000)	-
Deferred revenue and customer deposits	(44,000)	2,000
Net cash used in operating activities	(2,266,000)	(1,089,000)

Investing Activities:
Purchase of property and equipment	(121,000)	-
Net cash used by investing activities	(121,000)	-

Financing Activities:
Proceeds from sale of common stock	3,430,000	-
Proceeds from notes payable	-	350,000
Proceeds from convertible note payable	-	432,000
Payment of related party notes payable	-	58,000
Payment of advances of future receipts	(411,000)	-
Deferred offering costs	-	(326,000)
Net cash provided by financing activities	3,019,000	514,000

Net change in cash	632,000	(575,000)

Cash - beginning of period	983,000	634,000

Cash - end of period	$1,615,000	$59,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$10,000	$32,000

Supplemental disclosure of non-cash investing and financing activities:
Fair value of derivative liability from issuance of convertible debt, inducement shares and warrant features	$-	$388,000
Fair value of derivative liability from issuance of warrants to Series A stockholders considered as a deemed dividend	$3,951,000	-
Fair value of common shares, warrants and beneficial conversion feature of issued convertible note	$-	$128,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-6

VERB TECHNOLOGY COMPANY, INC.

Notes to Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2020 and 2019
(Unaudited)

1.	DESCRIPTION OF BUSINESS

Organization

References in this document to the “Company,” “Verb,” “we,” “us,” or “our” are intended to mean Verb Technology Company, Inc., individually, or as the context requires, collectively with its subsidiary on a consolidated basis.

Cutaia Media Group, LLC (“CMG”) was organized as a limited liability company under the laws of the State of Nevada on December 12, 2012. On May 19, 2014, CMG merged into bBooth, Inc. and bBooth, Inc., thereafter, changed its name to bBooth (USA), Inc., effective as of October 16, 2014. The operations of CMG and bBooth (USA), Inc., became known as, and are referred to in this Annual Report as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by Global System Designs, Inc. (“GSD”), pursuant to a Share Exchange Agreement entered into with GSD (the “Share Exchange Agreement”). GSD was incorporated in the State of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us.

Effective February 1, 2019, we changed our corporate name from nFüsz, Inc. to Verb Technology Company, Inc. The name change was effected through a parent/subsidiary short-form merger of Verb Technology Company, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us.

On February 1, 2019, we implemented a 1-for-15 reverse stock split (the “Reverse Stock Split”) of our common stock, $0.0001 par value per share (the “Common Stock”). The Reverse Stock Split became effective upon commencement of trading of our Common Stock on February 4, 2019. As a result of the Reverse Stock Split, every fifteen (15) shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of fifteen as of February 1, 2019. All historical share and per-share amounts reflected throughout our consolidated financial statements and other financial information in this Annual Report have been adjusted to reflect the Reverse Stock Split. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

Nature of Business

We are a Software-as-a-Service (“SaaS”) applications platform developer. Our platform is comprised of a suite of sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management application, verbLEARN, our Learning Management System application, and verbLIVE, our Live Broadcast Video Webinar application.

We also provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events, and product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

F-7

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on May 14, 2020. The condensed consolidated balance sheet as of December 31, 2019 included herein was derived from the audited consolidated financial statements as of that date.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company’s financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

Principles of Consolidation

The consolidated financial statements include the accounts of Verb Technology Company, Inc. and Verb Direct, LLC, its wholly owned subsidiary. Intercompany transactions have been eliminated in the consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the three months ended March 31, 2020, the Company incurred a net loss of $1,946,000 and used cash in operations of $2,266,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2019 consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

As of March 31, 2020, we had cash on hand of $1,615,000 and subsequently received $1,014,000 from a private placement offering that closed in March 2020 and $1,218,000 from the Paycheck Protection Program. We believe we have sufficient cash to sustain operations through September 2020. Our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations. There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

F-8

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported periods. Significant estimates include assumptions made in analysis of reserves for allowance of doubtful accounts, inventory, purchase price allocations, impairment of long-term assets, realization of deferred tax assets, determining fair value of derivative liabilities, and valuation of equity instruments issued for services. Amounts could materially change in the future.

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution at times may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits of up to $250,000.

The Company extends limited credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers.

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. As of March 31, 2020, we have one major customer that accounted for 11% of our accounts receivable individually and in aggregate.

Revenue Recognition

The Company derives its revenue primarily from providing application services through the SaaS application, digital marketing and sales support services, from the sale of customized print products and training materials, branded apparel, and digital tools, as demanded by its customers. The subscription revenue from the application services are recognized over the life of the estimated subscription period. The Company also charges certain customers setup or installation fees for the creation and development of websites and phone application. These fees are accounted as part of deferred revenue and amortized over the estimated life of the agreement. Amounts related to shipping and handling that are billed to customers are reflected as part of revenue, and the related costs are reflected in cost of revenue in the accompanying Statements of Operations.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Pursuant to ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

F-9

The products sold by us are distinctly individual. The products are offered for sale solely as finished goods, and there are no performance obligations required post-shipment for customers to derive the expected value from them. Other than promotional activities, which can vary from time to time but nevertheless are entirely within the Company’s control, contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time.

The control of products we sell transfers to our customers upon shipment from our facilities, and our performance obligations are satisfied at that time. Shipping and handling activities are performed before the customer obtains control of the goods and, therefore, represent a fulfillment activity rather than promised goods to the customer. Payment for sales are generally made by check, credit card, or wire transfer. Historically, we have not experienced any significant payment delays from customers.

We allow returns within 30 days of purchase from end-users. Our customers may return purchased products to us under certain circumstances.

Customers setup or installation fees for the creation and development of websites and phone application are recognized as revenue over the estimated subscription period. Design assets of the websites and phone application are recognized when the work is completed. Licensing revenue is recognized over the estimated subscription period. In addition, certain revenue is recorded based upon stand-alone selling prices and is primarily recognized when the customer uses these services, based on the quantity of services rendered, such as number of customer usage.

A description of our principal revenue generating activities is as follows:

Digital Sales – We offer cloud-based business software on a subscription basis. Subscriptions are paid in advance of the services or billed 30 days in arrears of the subscription period. The revenue is recognized over the subscription period.

Welcome kits – We offer design and printing services to create corporate starter kits that our clients use for their marketing needs. The revenue is recognized upon completion and shipment of the welcome kits.

Fulfillment – We offer print on demand and fulfilment services of various custom products our clients use for marketing purposes. The revenue is recognized upon completion and shipment of the products.

Shipping – We charge our customers the costs related to the shipping of their welcome kits and fulfillment products. The revenue is recognized when the welcome kits or fulfillment products are shipped.

Cost of Revenue

Cost of revenue primarily consists of the salaries of certain employees, purchase price of consumer products, digital content costs, packaging supplies, and customer shipping and handling expenses. Shipping costs to receive products from our suppliers are included in our inventory and recognized as cost of sales upon sale of products to our customers.

F-10

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Based on Management’s assessment, there were no indicators of impairment at March 31, 2020 or December 31, 2019.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a Binomial pricing model. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjusted to fair value of derivatives.

Share Based Payments

The Company issues stock options and warrants, shares of Common Stock, and equity interests as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation to employees in accordance with the Financial Accounting Standards Board’s (“FASB”) ASC 718, Compensation – Stock Compensation. Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of March 31, 2020, and 2019, the Company had total outstanding options of 4,417,108 and 2,457,974, respectively, and warrants of 13,651,050 and 778,446, respectively, and outstanding restricted stock awards of 1,475,329 and 0, which were excluded from the computation of net loss per share because they are anti-dilutive.

F-11

Goodwill and other Intangibles

In accordance with FASB ASC Topic No. 350, Intangibles-Goodwill and Other, the Company reviews the recoverability of the carrying value of goodwill and other Intangible assets at least annually or whenever events or circumstances indicate a potential impairment. The Company’s impairment testing will be done annually. Recoverability of goodwill is determined by comparing the fair value of Company’s reporting units to the carrying value of the underlying net assets in the reporting units. If the fair value of a reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities.

The acquisition of Verb Direct, formerly Sound Concepts, occurred on April 12, 2019. The Company will perform its first impairment test in December 2020.

Fair Value of Financial Instruments

The Company follows the guidance of FASB ASC 825 for disclosures about fair value of its financial instruments and ASC 820 to measure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses approximate their fair value due to their short-term nature. The carrying values financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates. The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities.

Segments

The Company has various revenue channels. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker (the Company’s Chief Executive Officer) reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to (i) their similar customer base and (ii) the Company having a single sales team, marketing department, customer service department, operations department, finance department, and accounting department to support all revenue channels. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying condensed consolidated financial statements.

F-12

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. As small business filer, the standard will be effective for us for interim and annual reporting periods beginning after December 15, 2022. Management is currently assessing the impact of adopting this standard on the Company’s financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3.	ACQUISITION OF VERB DIRECT

On April 12, 2019, Verb completed its acquisition of Verb Direct on the terms set forth in the Merger Agreement, at the effective time of the merger, each share of Sound Concepts Capital Stock issued and outstanding immediately prior to the effective time, was cancelled in exchange for cash payment by Verb of an aggregate of $15,000,000, and the issuance of an aggregate of 3,327,791 restricted shares of Verb’s Common Stock with a fair value of $7,820,000 at the closing date of the transaction.

The acquisition was intended to augment and diversify Verb’s internet and SaaS business. Key factors that contributed to the recorded goodwill and intangible assets in the aggregate of $22,677,000 were the opportunity to consolidate and complement existing operations of Verb, certain software and customer list, and the opportunity to generate future synergies within the internet and SaaS business. The following table summarizes the assets acquired, liabilities assumed and purchase price allocation:

Assets Acquired:
Other current assets	$2,004,000
Property and equipment	58,000
Other assets	1,302,000	$3,364,000
Liabilities Assumed:
Current liabilities	(2,153,000)
Long-term liabilities	(1,068,000)	(3,221,000)
Intangible assets		6,340,000
Goodwill		16,337,000
Purchase Price		$22,820,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is not expected to be deductible for tax purposes. Goodwill is not amortized but will be tested for impairment on an annual basis.

The intangible assets, which consist of developed technology of $4,700,000 are being amortized over 5-years, customer relationships of $1,200,000 are being amortized on an accelerated basis over its estimated useful life of 5 years and domain names of $440,000 are determined to have infinite lives but will be tested for impairment on an annual basis.

F-13

During the period ended March 31, 2020, the Company recorded amortization expense of $325,000. As of March 31, 2020, the remaining unamortized balance of the intangible assets was $5,040,000.

The following comparative unaudited statements of operations present the Company’s results of operations after giving effect to the purchase of Verb Direct based on the historical financial statements of the Company and Verb Direct. The unaudited pro forma statements of operations for the periods ended March 31, 2020 and 2019 give effect to the transaction to the merger as if it had occurred on January 1, 2019.

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
	(unaudited)	(Proforma, unaudited)
Digital	$1,457,000	$1,059,000
Welcome kits and fulfilment	728,000	2,265,000
Shipping	169,000	677,000
Total Revenue	2,354,000	4,001,000

Cost of revenue	1,063,000	2,248,000

Gross margin	1,291,000	1,753,000

Operating expenses	5,151,000	4,782,000

Other income (expense), net	1,914,000	(251,000)

Net loss	(1,946,000)	(3,280,000)

Deemed dividends to Series A stockholders	(3,951,000)	-

Net loss attributed to common stockholders	$(5,897,000)	$(3,280,000)

Loss per share	$(0.23)	$(0.21)
Weighted average number of common shares outstanding - basic and diluted	25,992,426	15,566,835

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31, 2020 and December 31, 2019.

	March 31, 2020	December 31, 2019

Computers	$29,000	$29,000
Furniture and fixture	75,000	75,000
Machinery and equipment	39,000	39,000
Leasehold improvement	862,000	741,000
Total property and equipment	1,005,000	884,000
Accumulated depreciation	(202,000)	(164,000)
Total property and equipment, net	$803,000	$720,000

Depreciation expense amounted to $38,000 and $4,000 for three months ended March 31, 2020 and 2019, respectively.

F-14

5.	RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

The Company has entered into several leases that are accounted for as operating leases in accordance with ASC 842. The Company currently has four office and warehouse leases in American Fork, Utah related to the operation of Verb Direct with an aggregate lease payment of $31,000 per month. Each lease expires in December 2023. The lessor of the office and warehouse area is JMCC Properties, which is an entity owned and controlled by the former shareholders and certain current officers of the Company’s subsidiary, Verb Direct.

In addition, the Company leases its corporate headquarters located at 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663 under a lease with a term of 94 months. The average monthly base rent for the first 12 months of the Lease is approximately $7,000 after rent abatement. For the next 82 months of the Lease, the average monthly base rent will be approximately $39,000. As part of the agreement, the landlord provided leasehold incentive of $572,000 for the construction of the leasehold improvements. Pursuant to ASC 842, the lease incentive of $572,000 was recorded as a part of leasehold improvements and a reduction to the right of use assets. The Lease commenced in August 2019.

As March 31, 2020 and December 31, 2019, the Company had recorded right of use assets of $3,140,000 and $3,275,000, respectively, net of amortization.  As March 31, 2020 and December 31, 2019, the Company had recorded lease liabilities of $3,937,000 and $3,982,000, respectively, related to these leases.

Period Ended March 31, 2020
Lease cost
Operating lease cost (included in general and administration in the Company’s statement of operations)	$175,000

Other information
Cash paid for amounts included in the measurement of lease liabilities	$—
Weighted average remaining lease term – operating leases (in years)	5.11
Average discount rate – operating leases	4.0%

March 31, 2020
Operating leases
Right-of-use assets, net of amortization of $484,000	$3,140,000

Short-term operating lease liabilities	$505,000
Long-term operating lease liabilities	3,432,000
Total operating lease liabilities	$3,937,000

F-15

6.	ADVANCE OF FUTURE RECEIPTS

The Company has the following advances on future receipts as of March 31, 2020:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at March 31, 2020	Balance at December 31, 2019

Note 1	December 24, 2019	June 30, 2020	10%	$506,000	$297,000	$503,000
Note 2	December 24, 2019	June 30, 2020	10%	506,000	297,000	503,000
Total				$1,012,000	594,000	1,006,000
Debt discount					(137,000)	(274,000)
Net					$457,000	$732,000

On December 24, 2019, the Company received two secured advances from an unaffiliated third party totaling $728,000 for the purchase of future receipts/revenues of $1,012,000. Pursuant to the terms of the agreement the unaffiliated third-party will auto withdraw an aggregate of $6,000 from the Company’s operating account each banking day. The term of the agreement extends until the advances are paid in full. The Company may pay off either note for $446,000 if paid within 30 days of funding; for $465,000 if paid between 31 and 60 days of funding; or for $484,000 if paid within 61 to 90 days of funding. These advances are secured by the Company’s tangible and intangible assets.

As of December 31, 2019, the balance outstanding was $1,006,000 and the unamortized balance of the debt discount was $274,000.

During the period ended March 31, 2020, the Company repaid $411,000 and amortized the debt discount of $137,000. As of March 31, 2020, the outstanding balance of advances amounted to $594,000 and unamortized debt discount of $137,000.

7.	NOTES PAYABLE – RELATED PARTIES

The Company has the following related parties notes payable as of March 31, 2020 and December 31, 2019:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at March 31, 2020	Balance at December 31, 2019
Note 1 (A)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$825,000	$825,000
Note 2 (B)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000	112,000
Note 3 (C)	April 4, 2016	June 4, 2021	12.0%	343,000	240,000	240,000
Total notes payable – related parties					1,177,000	1,177,000
Non-current					(240,000)	(1,065,000)
Current					$937,000	$112,000

(A)	On December 1, 2015, the Company issued a convertible note payable to Mr. Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. The note bears interest at a rate of 12% per annum, secured by the Company’s assets, and will mature on February 8, 2021, as amended.

F-16

As of March 31, 2020, and December 31, 2019, the outstanding balance of the note amounted to $825,000, respectively.

(B)	On December 1, 2015, the Company issued a note payable to a former member of the Company’s board of directors, in the amount of $112,000, representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest rate of 12% per annum, and matured in April 2017. As of March 31, 2020, and December 31, 2019, the outstanding principal balance of the note was equal to $112,000, respectively. As of March 31, 2020, the note was past due, and remains past due. The Company is currently in negotiations with the noteholder to settle the past due note.

(C)

On April 4, 2016, the Company issued a convertible note to Mr. Cutaia, in the amount of $343,000, to consolidate all advances made by Mr. Cutaia to the Company during the period December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by the Company’s assets, and will mature on June 4, 2021, as amended.

As of March 31, 2020, and December 31, 2019, the outstanding balance of the note amounted to $240,000, respectively.

Total interest expense for notes payable to related parties was $35,000 for three months ended March 31, 2020 and 2019, respectively. The Company paid $10,000 and $32,000 in interest for the three months ended March 31, 2020 and 2019, respectively.

8. DEFERRED INCENTIVE COMPENSATION TO OFFICERS

Note	Date	Payment Date	Balance at March 31, 2020	Balance at December 31, 2019

Rory Cutaia (A)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	$430,000	$430,000
Rory Cutaia (B)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	324,000	324,000
Jeff Clayborne (A)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	125,000	125,000
Jeff Clayborne (B)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	163,000	163,000

Total			1,042,000	1,042,000
Non-current			(521,000)	(1,042,000)
Current			$521,000	$-

(A)	On December 23, 2019, the Company awarded Rory Cutaia, Chief Executive Officer and Jeff Clayborne, Chief Financial Officer Annual Incentive Compensation of $430,000 and 125,000, respectively for services rendered. The Company has determined that it is in its best interest and in the best interest of its stockholders to defer payments to the Employees. The Company will pay 50% of the Annual Incentive Compensation on January 10, 2021 and the remaining 50% on January 10, 2022.

F-17

(B)	On December 23, 2019, the Company awarded Rory Cutaia, Chief Executive Officer and Jeff Clayborne, Chief Financial Officer received a bonus for the successful Up-Listing to Nasdaq and Acquisition of Verb Direct during fiscal 2019, totaling $324,000 and $162,000, respectively. The Company has determined that it is in its best interest and in the best interest of its stockholders to defer payments to the Employees. The Company will pay 50% of the Nasdaq Up-Listing Award on January 10, 2021 and the remaining 50% on January 10, 2022.

9.	CONVERTIBLE SERIES A PREFERRED STOCK and WARRANT OFFERING

On August 14, 2019, we entered into the SPA with the Preferred Purchasers, pursuant to which we agreed to issue and sell to the Preferred Purchasers up to an aggregate of 6,000 shares of Series A Preferred Stock (which, at the initial conversion price, are convertible into an aggregate of up to approximately 3.87 million shares of Common Stock) and the August Warrants to purchase up to an equivalent number of shares of Common Stock. We closed the offering on August 14, 2019, and issued 5,030 shares of Series A Preferred Stock and granted the August Warrants to purchase up to 3,245,162 shares of Common Stock in connection therewith. We received proceeds of $4,688,000, net of direct costs of $342,000.

The SPA grants the Preferred Purchasers a right to participate, up to a certain amount, in subsequent financings for a period of 24 months. The SPA also prohibits us from entering into any agreement to issue, or announcing the issuance or proposed issuance, of any shares of Common Stock or Common Stock equivalents for a period of 90 days after the date that the registration statement, registering the shares issuable upon conversion of the Series A Preferred Stock and exercise of the August Warrants, is declared effective. We are also prohibited, until the date that the Preferred Purchasers no longer collectively hold at least 20% of the then-outstanding shares of Series A Preferred Stock issued pursuant to the SPA, from entering into an agreement to effect any issuance by us of Common Stock or Common Stock equivalents involving certain variable rate transactions. We also cannot enter into agreements related to “at-the-market” transactions for a period of 12 months. At the later of (i) the date that the August Warrants are fully exercised, and (ii) 12 months from the date of the SPA, we cannot draw down on any existing or future agreement with respect to “at-the-market” transactions if the sale of the shares in such transactions has a per share purchase price that is less than $3.76 (two times the exercise price of the Warrants

Each share of Series A Preferred Stock is convertible, at any time and from time to time from and after the issuance date, at the holder’s option in to that number of shares of Common Stock equal to the stated value per share (or $1,000) divided by the conversion price (initially, $1.55); thus, initially, each share of Series A Preferred Stock is convertible into approximately 645 shares of Common Stock. In certain circumstances, the Series A Preferred Stock is mandatorily convertible into shares of Common Stock after the Company obtains stockholder approval to issue a number of shares of Common Stock in excess of 19.99% and the closing price of the Common Stock is 100% greater than the then-base conversion price on each trading day for any 20 trading days during a consecutive 30-trading-day period.

During the period ended March 31, 2020, 1,150 shares of Preferred Stock were converted into 741,933 shares of Common Stock. As of March 31, 2020, 3,246 shares Series A Preferred stock are outstanding.

10.	DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments that do not have fixed settlement provisions are deemed to be derivative instruments. The Company granted certain warrants that included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder.

F-18

As a result, the warrants are classified as liabilities and are bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815 and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using a Binomial pricing model with the following average assumptions:

	March 31, 2020	Upon Issuance	December 31, 2019
Stock Price	$1.26	$1.70	$1.55
Exercise Price	$1.66	$1.55	$1.88
Expected Life	3.27	5.0	3.53
Volatility	211%	212%	216%
Dividend Yield	0%	0%	0%
Risk-Free Interest Rate	2.22%	2.47%	1.64%

Fair Value	$6,907,000	$3,951,000	$5,048,000

The expected life of the warrants was based on the remaining contractual term. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank. As of December 31, 2019, the Company had recorded a derivative liability of $5,048,000.

During the period ended March 31, 2020, the Company recorded derivative liability of $3,951,000 as a result of the issuance of warrants to Series A Preferred stockholders (see Note 11). The Company also recorded a change in fair value of ($2,092,000) to account for the changes in the fair value of these derivative liabilities during the period ended March 31, 2020. At March 31, 2020, the fair value of the derivative liability amounted to $6,907,000. The details of derivative liability transactions as of and for the periods ended March 31, 2020 and 2019 are as follows:

	March 31, 2020	March 31, 2019
Beginning Balance	$5,048,000	$2,576,000
Fair value upon issuance of notes payable and warrants	3,951,000	388,000
Change in fair value	(2,092,000)	(944,000)
Ending Balance	$6,907,000	$2,020,000

F-19

11.	EQUITY TRANSACTIONS

The Company’s Common Stock activity for the three months ended March 31, 2020 is as follows:

Common Stock

Shares Issued as Part of the Company’s Private Placement

On February 5, 2020, the Company initiated a private placement, which is for the sale and issuance of up to five million shares of its Common Stock at a per-share price of $1.20, which amount represents a 20% discount to the $1.50 closing price of the Company’s Common Stock on that day, and is memorialized by a subscription agreement.

As a result of this private placement, from February 25 through March 31, 2020, a total of 4,237,833 shares of Common Stock were subscribed. Total subscribed shares of 3,392,833 shares of Common Stock were issued with net cash proceeds of $3,430,000 after direct costs received as of March 31, 2020. The remaining subscribed shares of 845,000 shares of Common Stock were issued in April and May 2020 upon receipt of cash proceeds of $1,014,000.

The Company’s private placement is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and/or Rule 506 of Regulation D and Regulation S thereunder, each as promulgated by the SEC. The Company’s private placement was managed by the Company; however, in connection with the closings, the Company paid a non-U.S. based consultant (i) as a cash fee, an aggregate amount of $499,000 (or 10% of the gross proceeds of the closings), (ii) as a non-accountable expense allowance, an aggregate of $100,000 (or 2% of the gross proceeds of the closings), (iii) five-year warrants, exercisable for an aggregate of up to 416,199 shares of the Company’s Common stock at a cash-only exercise price of $1.92 per share, and (iv) 100,000 shares of the Company’s Common Stock. The Company made the above-referenced payments only in respect of that portion of the gross proceeds from the closings for investors introduced to the Company by the consultant. In addition, the Company also incurred various expenses totaling $42,000 that are directly related to this private placement.

In preparation for this private placement offering, the Company separately negotiated with certain Series A stockholders to waive their rights in order not to ratchet down the conversion price of their Series A preferred shares (see Note 9). In return for the waiver, the Company granted these Series A stockholders warrants to purchase 2,303,861 shares of Common Stock. The warrants are exercisable in August 2020, expire in 5 years and are exercisable at $1.20 per share, as adjusted. The exercise price is subject to certain customary adjustments, including subsequent equity sales and rights offerings. In addition, the warrants also included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder. As a result of this fundamental transaction provision, the warrants were accounted as derivative liability with a fair value upon issuance of $3,951,000 upon issuance. The Company accounted the fair value of $3,951,000 as a deemed dividend since if the down round provision of the Series A preferred shares had occurred, it would have been accounted as a deemed dividend due to it providing additional value to the Series A stockholders.

Shares Issued for Services

During the period ended March 31, 2020, the Company issued 220,601 shares of Common Stock to vendors for services rendered with a fair value of $321,000. These shares of Common Stock were valued based on the market value of the Company’s Common Stock price at the issuance date or the date the Company entered into the agreement related to the issuance. As previously discussed, the Company also issued 100,000 shares of common stock to a consultant for services rendered as a result of a private placement offering in February and March 2020.

F-20

12.	RESTRICTED STOCK AWARDS

On December 20, 2019, we held the 2019 Annual Meeting of Stockholders (the “Meeting”), at which our stockholders approved and adopted the Verb Technology Company, Inc. 2019 Omnibus Incentive Plan (the “Plan”).

A summary of restricted stock award activity for the three months ended March 31, 2020 is presented below.

		Weighted-
		Weighted-
		Average
		Grant Date
	Shares	Fair Value

Non-vested at December 31, 2019	1,486,354	$1.36
Granted	-	-
Vested	(11,025)	1.36
Forfeited	-	-
Non-vested at March 31, 2020	1,475,329	$1.36

The total fair value of restricted stock award that vest during the three months ended March 31, 2020 was $241,000 and is included in selling, general and administrative expenses in the accompanying statements of operations. As of March 31, 2020, the amount of unvested compensation related to issuances of restricted stock award was $1,758,000 which will be recognized as an expense in future periods as the shares vest.

13.	STOCK OPTIONS

Effective October 16, 2014, the Company adopted the 2014 Stock Option Plan (the “Plan”) under the administration of the board of directors to retain the services of valued key employees and consultants of the Company.

At its discretion, the Company grants share option awards to certain employees and non-employees under the Plan and accounts for it in accordance with ASC 718, Compensation – Stock Compensation.

A summary of option activity for the three months ended March 31, 2020 is presented below.

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding at December 31, 2019	4,233,722	$1.75	2.54	$995,000
Granted	185,887	1.39	-	-
Forfeited	(2,501)	1.36	-	-
Exercised	-	-	-	-
Outstanding at March 31, 2020	4,417,108	$1.72	2.54	$143,000

Vested March 31, 2020	1,820,725	$1.75		$28,000

Exercisable at March 31, 2020	1,337,946	$2.19		$26,000

F-21

During the three months ended March 31, 2020 the Company granted stock options to employees to purchase a total of 185,887 shares of Common Stock for services to be rendered. The options have an average exercise price of $1.39 per share, expire in five years, and vests in 4 equal installments during the four years from the grant date. The total fair value of these options at the grant date was approximately $246,000 using the Black-Scholes Option pricing model.

The total stock compensation expense recognized relating to vesting of stock options for the three months ended March 31, 2020 amounted to $381,000. As of March 31, 2020, total unrecognized stock-based compensation expense was $4.0 million, which is expected to be recognized as part of operating expense through March 2024.

The fair value of share option award is estimated using the Black-Scholes option pricing method based on the following weighted-average assumptions:

	Three Months Ended March 31,
	2020	2019
Risk-free interest rate	0.39%	2.75%
Average expected term	5 years	5 years
Expected volatility	270.1%	201.3%
Expected dividend yield	-	-

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of measurement corresponding with the expected term of the share option award; the expected term represents the weighted-average period of time that share option awards granted are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s Common Stock; and the expected dividend yield is based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future.

14.	WARRANTS

The Company has the following warrants outstanding as of March 31, 2020, all of which are exercisable:

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at December 31, 2019	10,930,990	$3.07	4.25	$-
Granted	2,720,060	1.31	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding at March 31, 2020, all vested	13,651,050	$2.72	4.12	$-

At March 31, 2020, the intrinsic value of these stock options was $0 as the exercise price of these stock warrants were greater than the market price.

F-22

During the period ended March 31, 2020, the Company granted 416,199 warrants to a consultant as part of a private placement offering and 2,303,861 warrants to Series A stockholders (see Note 11).

15.	COMMITMENTS AND CONTINGENCIES

Litigation

a.	EMA Financial, LLC

On April 24, 2018, EMA Financial, LLC (“EMA”), commenced an action against the Company, styled as EMA Financial, LLC, a New York limited liability company, Plaintiff, against nFUSZ, Inc., Defendant, United States District Court, Southern District of New York, case number 1:18-cv-03634-NRB. The complaint sets forth four causes of action and seeks money damages, injunctive relief, liquidated damages, and declaratory relief related to the Company’s refusal to agree to EMA’s interpretation of a cashless exercise provision in a common stock warrant we granted to EMA in December 2017. The Company interposed several counterclaims, including a claim for reformation of the underlying agreements to reflect the Company’s interpretation of the cashless exercise provision. Both parties moved for summary judgment. On March 16, 2020, the United States District Court entered a decision agreeing with the Company’s position, denying EMA’s motion for declaratory judgement on its interpretation of the cashless exercise formula, and stating, inter alia, that “the Agreements read in their entirety reveal that nFUSZ, Inc.’s position regarding the proper cashless exercise formula is the only sensible one and that the cashless exercise formula must be enforced accordingly.” The court went on to order that in light of this finding, the parties should submit a proposal for future proceedings. Accordingly, the Company has instructed its counsel to prosecute the Company’s claims for reimbursement of all of the costs it incurred in connection with this action, including all attorneys’ fees as well as all damages it incurred as a result of EMA’s conduct.

b.	Former Employee

The Company is currently in a dispute with a former employee of its predecessor bBooth, Inc. who has interposed a breach of contract claim in which he alleges that he is entitled to approximately $300,000 in unpaid bonus compensation from 2015. The Company does not believe his claims have any merit as they are contradicted by documentary evidence, and barred by the applicable statute of limitations, and barred by a release executed by the former employee when the Company purchased all of his shares of stock more than 4 years ago in January 2016. The Company intends to seek dismissal of the former employee’s claims through arbitration.

c.	Class Action

On July 9, 2019, a purported class action complaint was filed in the United States District Court, Central District of California, styled SCOTT C. HARTMANN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. VERB TECHNOLOGY COMPANY, INC., and RORY J. CUTAIA, Defendant, Case Number 2:19-CV-05896. The complaint purports to be brought on behalf of a class of persons or entities who purchased or otherwise acquired the Company’s Common Stock between January 3, 2018 and May 2, 2018, and alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, arising out of the January 3, 2018, announcement by the Company of its agreement with Oracle America, Inc. The complaint seeks unspecified costs and damages. The Company believes the complaint is without merit and the Company intends to vigorously defend the action.

On May 15, 2020, we executed a binding Memorandum of Understanding with the lead plaintiff in the Class Action lawsuit to settle that action and release the claims asserted therein.  The terms of the settlement are confidential pending submission to the court, and subject to several contingencies, including but not limited to court approval.  The Company has established an appropriate reserve to account for the settlement.

F-23

d.	Derivative Action

On September 27, 2019, a derivative action was filed in the United States District Court, Central District of California, styled Richard Moore, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Verb Technology Company, Inc., and Rory J. Cutaia, James P. Geiskopf, and Jeff Clayborne, Defendants, Case Number 2:19-CV-08393-AB-SS. The derivative action also arises out of the January 3, 2018, announcement by the Company of its agreement with Oracle America, Inc. The derivative action alleges claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets due to the costs associated with the defense of the above referenced class action complaint. The derivative complaint seeks a declaration that the individual defendants have breached their duties, unspecified damages, and certain purportedly remedial measures. The Company contends that the class action is without merit and as such, this derivative action, upon which it relies, is likewise without merit and the Company intends to vigorously defend this suit.

The Company knows of no other material pending legal proceedings to which the Company or any of its subsidiaries is a party or to which any of its assets or properties, or the assets or properties of any of its subsidiaries, are subject and, to the best of its knowledge, no adverse legal activity is anticipated or threatened. In addition, the Company does not know of any such proceedings contemplated by any governmental authorities.

The Company knows of no material proceedings in which any of its directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company believes it has adequately reserved for all litigation within its financials.

Board of Directors

The Company has committed an aggregate of $450,000 in board fees to its five board members over the term of their appointment for services to be rendered. Board fees are accrued and paid monthly. The members will serve on the board until the annual meeting for the year in which their term expires or until their successors has been elected and qualified.

Total board fees expensed during the period ended March 31, 2020 was $105,000. As of March 31, 2020, total board fees to be recognized in future period amounted to $322,000 and will be recognized once the service has been rendered.

The recent outbreak of COVID-19 may have a significant negative impact on our business, sales, results of operations and financial condition.

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and federal, state, and local governments take increasingly broad actions to mitigate this public health crisis. We have experienced disruption to our business, both in terms of disruption of our operations and the adverse effect on overall economic conditions. These conditions will significantly negatively impact all aspects of our business. Our business is dependent on the continued health and productivity of our employees, including our software engineers, sales staff and corporate management team. Individually and collectively, the consequences of the COVID-19 outbreak could have a material adverse effect on our business, sales, results of operations and financial condition.

Additionally, our liquidity could be negatively impacted if these conditions continue for a significant period of time and we may be required to pursue additional sources of financing to obtain working capital, maintain appropriate inventory levels, and meet our financial obligations. Currently, capital and credit markets have been disrupted by the crisis and our ability to obtain any required financing is not guaranteed and largely dependent upon evolving market conditions and other factors. Depending on the continued impact of the crisis, further actions may be required to improve our cash position and capital structure.

F-24

The extent to which the COVID-19 outbreak ultimately impacts our business, sales, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience significant impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

16.	SUBSEQUENT EVENTS

Issuance of Restricted Stock Awards

On April 10, 2020, the board of directors of Verb Technology Company, Inc., a Nevada corporation (the “Company”), approved management’s COVID-19 Full Employment and Cash Preservation Plan (the “Plan”), pursuant to which all directors and senior level management would reduce their cash compensation by 25%, and all other employees and consultants would reduce their cash compensation by 20% (the “Cash Reduction Amount”) for a period of three months from April 16, 2020 through July 15, 2020 for one category of plan participants, and April 26, 2020 through July 18, 2020 for the other category of participants. The Plan was designed to promote the continued growth of the Company and avoid the lay-offs and staff cut-backs experienced by many companies affected by the COVID-19 economic crisis. The Cash Reduction Amount is to be paid in shares of the Company’s common stock (the “Shares”) through an allocation of shares from the Company’s 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and granted pursuant to stock award agreements entered into effective as of April 10, 2020 (the “Grant Date”) between the Company and each of the Company’s directors, executive officers, employees, and consultants. The stock award agreements provide that the Shares will vest on July 18, 2020 (the “Vesting Date”) as long as the recipient remains in continuous service to the Company during the time from the Grant Date through the Vesting Date. The Shares were valued at $1.198 per share in accordance with the provisions of the Omnibus Incentive Plan, which provides that the value shall be determined based on the volume weighted average price of the Company’s common stock during a period of up to the 30-trading days prior to the Grant Date. Total Common Stock granted as part of the Cash Preservation Plan on April 10, 2020 was 589,099 with a fair value of $866,000. The shares were valued based on the market value of the Company’s stock price on the grant date and will be amortized over the life of the agreements and recorded as stock compensation expense. As of the date of this report the restricted shares have not been issued to the respective employees.

Issuance of Common Stock

Subsequent to March 31, 2020, the Company issued 463,641 shares of Common Stock to vendors for services rendered with a fair value of $585,427. These shares of Common Stock were valued based on the market value of the Company’s stock price at the issuance date or the date the Company entered into the agreement related to the issuance.

Subsequent to March 31, 2020, as part of the Company’ private placement offering, subscribed shares of 845,000 shares of common stock were issued in April and May 2020 upon receipt of cash proceeds of $1,014,000 (see Note 11).

F-25

Grant of Stock Options

Subsequent to March 31, 2020, the Company granted stock options to an employee to purchase a total of 160,750 shares of Common Stock for services rendered. The options have an average exercise price of $1.37 per share, expire in five years, and vest over a period of four years from grant date. The total fair value of these options at the grant date was $217,000 using the Black-Scholes option pricing model.

Paycheck Protection Program

On April 17, 2020, the Company received loan proceeds in the amount of $1,218,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after the earlier of (i) 24 weeks after the loan disbursement date and (ii) December 31, 2020 as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels.

The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, we cannot assure you that we will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.

Economic Injury Disaster Loan

On May 15, 2020, the Company executed an unsecured loan with the U.S. Small Business Administration under the Economic Injury Disaster Loan program in the amount of $150,000. The loan is unsecured and payable over 30 years at an interest rate of 3.75%. Installment payments, including principal and interest, will begin on May 15, 2021.

Non-Digital Products and Services

Historically, we have also provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events. We also managed the fulfillment of our clients’ product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

On May 20, 2020, we executed a contract with Range Printing, a company in the business of providing enterprise class printing, sample assembly, warehousing, packaging, shipping, and fulfillment services. Pursuant to the contract, through an automated process we have established for this purpose, Range will receive orders for samples and merchandise from us as and when we receive them from our clients and users, and print, assemble, store, package and ship such samples and merchandise on our behalf. The Range contract provides for a revenue share arrangement based upon the specific services that is designed to maintain our relationship with our clients by continuing to service their non-digital needs, while eliminating the labor and overhead costs associated with the provision of such services by us. The transition to Range Printing is in progress.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

Verb Technology Company, Inc.

Newport Beach, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verb Technology Company, Inc. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred recurring operating losses and used cash in operations since inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A

Los Angeles, California

May 14, 2020

F-27

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS

Current assets:
Cash	$983,000	$634,000
Accounts receivable, net of allowance of $230,000 and $0, respectively	1,271,000	1,000
Inventory, net of allowance of $2,000	103,000	-
Prepaid expenses	236,000	83,000
Total current assets	2,593,000	718,000

Right-of-use assets, net of accumulated amortization of $349,000	3,275,000	-
Deferred offering costs	-	162,000
Property and equipment, net of accumulated depreciation of $164,000 and $97,000, respectively	720,000	11,000
Intangible assets, net of accumulated amortization of $975,000	5,365,000	-
Goodwill	16,337,000	-
Other assets	69,000	7,000

Total assets	$28,359,000	$898,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$4,338,000	$1,148,000
Accrued officers’ salary	207,000	188,000
Accrued interest (including $82,000 and $41,000 payable to related parties)	82,000	46,000
Advance on future receipts, net of discount of $274,000	732,000	-
Notes payable - related party	112,000	112,000
Convertible notes payable, net of discount of $0 and $1,082,000, respectively	-	818,000
Operating lease liability, current	391,000	-
Deferred revenue and customer deposits	306,000	-
Derivative liability	5,048,000	2,576,000

Total current liabilities	11,216,000	4,888,000

Long Term liabilities:
Note payable - related party, non-current	1,065,000	1,065,000
Deferred incentive compensation to officers	1,042,000	-
Operating lease liability, non-current	3,591,000	-
Total liabilities	16,914,000	5,953,000

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 15,000,000 shares authorized: Series A Convertible Preferred Stock, 6,000 shares authorized; 4,396 and 0 issued and outstanding as of December 31, 2019 and 2018	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 24,496,197 and 12,055,491 shares issued and outstanding as of December 31, 2019 and 2018	2,000	1,000
Additional paid-in capital	68,028,000	35,611,000
Accumulated deficit	(56,585,000)	(40,667,000)

Total stockholders’ equity (deficit)	11,445,000	(5,055,000)

Total liabilities and stockholders’ equity (deficit)	$28,359,000	$898,000

The accompanying notes are an integral part of these consolidated financial statements

F-28

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2019	Year Ended December 31, 2018

Revenue
Digital	$4,240,000	$32,000
Welcome kits and fulfillment	3,913,000	-
Shipping	947,000	-
	9,100,000	32,000

Cost of revenue
Digital	660,000	52,000
Welcome kits and fulfillment	3,273,000	-
Shipping	937,000	-
	4,870,000	52,000

Gross margin	4,230,000	(20,000)

Operating expenses:
Research and development	4,312,000	980,000
Depreciation and amortization	1,042,000	20,000
General and administrative	14,710,000	6,772,000
Total operating expenses	20,064,000	7,772,000

Loss from operations	(15,834,000)	(7,792,000)

Other income (expense), net
Other expense, net	(11,000)	(5,000)
Financing costs	(1,625,000)	(798,000)
Interest expense - amortization of debt discount	(1,658,000)	(1,468,000)
Change in fair value of derivative liability	1,862,000	(1,167,000)
Debt extinguishment, net	1,536,000	(534,000)
Interest expense	(186,000)	(362,000)
Total other expense, net	(82,000)	(4,334,000)

Loss before income tax provision	(15,916,000)	(12,126,000)

Income tax provision	2,000	1,000

Net loss	$(15,918,000)	$(12,127,000)

Loss per share - basic and diluted	$(0.79)	$(1.23)
Weighted average number of common shares outstanding - basic and diluted	20,186,249	9,870,890

The accompanying notes are an integral part of these consolidated financial statements

F-29

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2019 and 2018

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2017	-	$-	7,941,235	$1,000	$22,749,000	$(28,540,000)	$(5,790,000)

Common stock issued upon exercise of warrants	-		1,074,921	-	22,000	-	22,000
Common stock issued upon exercise of options	-	-	32,508	-	34,000	-	34,000
Proceeds from sale of common stock	-	-	1,163,938	-	2,979,000	-	2,979,000
Fair value of warrants issued for debt extension	-	-	-	-	1,188,000	-	1,188,000
Fair value of common stock issued for services	-	-	319,346	-	1,546,000	-	1,545,000
Fair value of common stock issued upon conversion of debt	-	-	1,243,189	-	3,066,000	-	3,066,000
Fair value of common stock upon issuance of convertible debt	-	-	96,667	-	595,000	-	595,000
Fair value of common stock issued upon conversion of accrued expenses	-	-	27,148	-	582,000	-	582,000
Common stock issued upon exercise of put option	-	-	203,207	-	1,000,000	-	1,000,000
Fair value of vested stock options	-	-	-	-	1,870,000	-	1,870,000
Stock repurchase	-	-	(46,668)	-	(20,000)		(20,000)
Net loss	-	-				(12,127,000)	(12,127,000)
Balance at December 31, 2018	-	-	12,055,491	1,000	35,611,000	(40,667,000)	(5,055,000)

Sale of common stock from public offering	-	-	6,549,596	1,000	18,362,000	-	18,363,000
Fair value of common stock issued for acquisition	-	-	3,327,791	-	7,820,000	-	7,820,000
Fair value of common stock issued to settle accounts payable	-	-	4,142	-	10,000	-	10,000
Fair value of common stock and warrants issued to settle notes payable	-	-	598,286	-	1,410,000	-	1,410,000
Conversion of convertible debt	-	-	182,333	-	410,000	-	410,000
Common stock issued upon exercise of warrants	-	-	189,237	-	45,000	-	45,000
Common stock upon issuance of convertible debt	-	-	25,272	-	182,000	-	182,000
Fair value of common stock issued for services	-	-	1,015,981	-	1,778,000	-	1,778,000
Issuance of fractional shares due to reverse split	-	-	139,036	-	-	-	-
Issuance of Series A convertible preferred stock for cash	5,030	-	-	-	4,688,000	-	4,688,000
Conversion of series A preferred shares	(634)	-	409,032	-	-	-	-
Fair value of warrants issued with the Series A convertible preferred stock	-	-	-	-	(4,688,000)	-	(4,688,000)
Fair value of vested stock options and warrants	-	-	-	-	2,400,000	-	2,400,000
Net loss	-	-	-	-	-	(15,918,000)	(15,918,000)
Balance at December 31, 2019	4,396	$-	24,496,197	$2,000	$68,028,000	$(56,585,000)	$11,445,000

The accompanying notes are an integral part of these consolidated financial statements

F-30

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2019	December 31, 2018

Operating Activities:
Net loss	$(15,918,000)	$(12,127,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value of common shares issued for services and vested stock options	4,178,000	3,415,000
Financing costs	1,625,000	798,000
Amortization of debt discount	1,658,000	1,468,000
Change in fair value of derivative liability	(1,862,000)	1,167,000
Debt extinguishment costs, net	(1,536,000)	534,000
Depreciation and amortization	1,042,000	20,000
Amortization of right-of-use assets	349,000	-
Inventory reserve	(14,000)	-
Allowance for doubtful account	199,000	-
Effect of changes in assets and liabilities:
Accounts payable, accrued expenses, and accrued interest	2,123,000	609,000
Deferred incentive compensation	1,042,000	-
Inventory	127,000	-
Operating lease liability	(220,000)	-
Other assets	(41,000)	2,000
Deferred revenue	(51,000)	-
Customer deposits	(428,000)	-
Accounts receivable	(380,000)	(1,000)
Prepaid expenses	(11,000)	(42,000)
Net cash used in operating activities	(8,118,000)	(4,157,000)

Investing Activities:
Acquisition of subsidiary	(15,000,000)	-
Cash acquired from acquisition of subsidiary	557,000	-
Purchases of property and equipment	(146,000)	-
Net cash used by investing activities	(14,589,000)	-

Financing Activities:
Proceeds from sale of common stock	18,525,000	2,979,000
Proceeds from sale of preferred stock	4,688,000	-
Proceeds from notes payable	1,300,000	-
Advances on future receipts	728,000	-
Proceeds from convertible note payable	432,000	1,772,000
Proceeds from exercise of put option	-	1,000,000
Proceeds from option exercise	-	34,000
Proceeds from warrant exercise	45,000	22,000
Proceeds from related party note payable	58,000	-
Payment of convertible notes payable	(2,025,000)	(845,000)
Payment of notes payable	(630,000)	-
Payment of related party notes payable	(58,000)	-
Payment of advances of future receipts	(7,000)	-
Deferred offering costs	-	(162,000)
Repurchase common stock	-	(20,000)
Net cash provided by financing activities	23,056,000	4,780,000

Net change in cash	349,000	623,000

Cash - beginning of period	634,000	11,000

Cash - end of period	$983,000	$634,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$146,000	$402,000
Cash paid for income taxes	$2,000	$1,000

Supplemental disclosure of non-cash investing and financing activities:
Fair value of common stock issued upon acquisition of subsidiary	$7,820,000	$-
Conversion of note payable and accrued interest to common stock	$1,410,000	$3,066,000
Common stock issued to settle accrued officer’s salary	$-	$582,000
Fair value of derivative liability from issuance of convertible debt, inducement shares and warrant features	$6,561,000	$1,694,000
Fair value of common shares, warrants and beneficial conversion feature of issued convertible note	$592,000	$-
Offset of deferred offering costs to proceeds received	$162,000	$-
Common stock issued to settle accounts payable	$10,000	$-
Assets acquired from the acquisition of Verb Direct, LLC	$3,364,000
Liabilities assumed from the acquisition of Verb Direct, LLC	$3,221,000

The accompanying notes are an integral part of these consolidated financial statements

F-31

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

1.	DESCRIPTION OF BUSINESS

Organization

Cutaia Media Group, LLC (“CMG”) was organized as a limited liability company under the laws of the State of Nevada on December 12, 2012. On May 19, 2014, CMG merged into bBooth, Inc. and bBooth, Inc., thereafter, changed its name to bBooth (USA), Inc., effective as of October 16, 2014. The operations of CMG and bBooth (USA), Inc., became known as, and are referred to in this Annual Report as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by Global System Designs, Inc. (“GSD”), pursuant to a Share Exchange Agreement entered into with GSD (the “Share Exchange Agreement”). GSD was incorporated in the State of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us.

Effective February 1, 2019, we changed our corporate name from nFüsz, Inc. to Verb Technology Company, Inc. The name change was effected through a parent/subsidiary short-form merger of Verb Technology Company, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us.

On February 1, 2019, we implemented a 1-for-15 reverse stock split (the “Reverse Stock Split”) of our common stock, $0.0001 par value per share (the “Common Stock”). The Reverse Stock Split became effective upon commencement of trading of our Common Stock on February 4, 2019. As a result of the Reverse Stock Split, every fifteen (15) shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of fifteen as of February 1, 2019. All historical share and per-share amounts reflected throughout our consolidated financial statements and other financial information in this Annual Report have been adjusted to reflect the Reverse Stock Split. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

On April 12, 2019, we acquired Sound Concepts Inc. (“Sound Concepts”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on November 8, 2018, by and among Sound Concepts, NF Merger Sub, Inc., a Utah corporation (“Merger Sub 1”), NF Acquisition Company, LLC, a Utah limited liability company (“Merger Sub 2”), the shareholders of Sound Concepts (the “Shareholders”), the Shareholders’ representative, and us. Pursuant to the Merger Agreement, we acquired Sound Concepts through a two-step merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 ceased) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Sound Concepts ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary under the name “Verb Direct, LLC.” (“Verb Direct”). On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the closing, each share of Sound Concepts’ capital stock issued and outstanding immediately prior to the effective time (the “Sound Concepts Capital Stock”), was cancelled and converted into the right to receive a proportionate share of (i) a cash payment by us of an aggregate of $15,000,000 (the “Acquisition Cash Payment”), and (ii) 3,327,791 restricted shares of our Common Stock. The Acquisition Cash Payment was paid using a portion of the net proceeds we received as a result of our public offering that closed on April 9, 2019. The fair market value of the 3,327,791 restricted shares on April 12, 2019 was $7,820,000.

F-32

Nature of Business

We are a Software-as-a-Service (“SaaS”) applications platform developer. Our platform is comprised of a suite of sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management application; verbLEARN, our Learning Management System application, and verbLIVE, our Live Broadcast Video Webinar application.

We also provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events, and product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended December 31, 2019, the Company incurred a net loss of $15,918,000 and used cash in operations of $8,118,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations. There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Verb Technology Company, Inc. (formerly nFüsz, Inc. and, before that, bBooth, Inc.). Intercompany accounts have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported periods. Significant estimates include assumptions made in analysis of reserves for allowance of doubtful accounts, inventory, purchase price allocations, impairment of long-term assets, realization of deferred tax assets, determining fair value of derivative liabilities, and valuation of equity instruments issued for services. Amounts could materially change in the future.

Revenue Recognition

The Company derives its revenue primarily from providing application services through the SaaS application, digital marketing and sales support services, from the sale of customized print products and training materials, branded apparel, and digital tools, as demanded by its customers. The subscription revenue from the application services are recognized over the life of the estimated subscription period. The Company also charges certain customers setup or installation fees for the creation and development of websites and phone application. These fees are accounted as part of deferred revenue and amortized over the estimated life of the agreement. Amounts related to shipping and handling that are billed to customers are reflected as part of revenue, and the related costs are reflected in cost of revenue in the accompanying Statements of Consolidated Operations.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Pursuant to ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

The products sold by us are distinctly individual. The products are offered for sale solely as finished goods, and there are no performance obligations required post-shipment for customers to derive the expected value from them. Other than promotional activities, which can vary from time to time but nevertheless are entirely within the Company’s control, contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time.

The control of products we sell transfers to our customers upon shipment from our facilities, and our performance obligations are satisfied at that time. Shipping and handling activities are performed before the customer obtains control of the goods and, therefore, represent a fulfillment activity rather than promised goods to the customer. Payment for sales are generally made by check, credit card, or wire transfer. Historically, we have not experienced any significant payment delays from customers.

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We allow returns within 30 days of purchase from end-users. Our customers may return purchased products to us under certain circumstances.

Customers setup or installation fees for the creation and development of websites and phone application are recognized as revenue over the estimated subscription period. Design assets of the websites and phone application are recognized when the work is completed. Licensing revenue is recognized over the estimated subscription period. In addition, certain revenue is recorded based upon stand-alone selling prices and is primarily recognized when the customer uses these services, based on the quantity of services rendered, such as number of customer usage.

A description of our principal revenue generating activities is as follows:

Digital Sales – We offer cloud-based business software on a subscription basis. Subscriptions are paid in advance of the services or billed 30 days in arrears of the subscription period. The revenue is recognized over the subscription period.

Welcome kits – We offer design and printing services to create corporate starter kits that our clients use for their marketing needs. The revenue is recognized upon completion and shipment of the welcome kits.

Fulfillment – We offer print on demand and fulfilment services of various custom products our clients use for marketing purposes. The revenue is recognized upon completion and shipment of the products.

Shipping – We charge our customers the costs related to the shipping of their welcome kits and fulfillment products. The revenue is recognized when the welcome kits or fulfillment products are shipped.

Cost of Revenue

Cost of revenue primarily consists of the salaries of certain employees, purchase price of consumer products, digital content costs, packaging supplies, and customer shipping and handling expenses. Shipping costs to receive products from our suppliers are included in our inventory and recognized as cost of revenue upon sale of products to our customers.

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution at times may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits of up to $250,000.

The Company extends limited credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers.

F-35

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for year ended December 31, 2019 and 2018:

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018

Verb’s largest customers are presented below as a percentage of Verb’s aggregate:

Revenues	1 major customer accounted for 13% of revenues	None

Accounts receivable	None	None

Verb’s largest vendors are presented below as a percentage of Verb’s aggregate:

Purchases	None	None

Accounts payable	1 major supplier accounted for 14% of accounts payable individually and in aggregate	None

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Leases

We lease certain corporate office space and office equipment under lease agreements with monthly payments over a period of 36 to 94 months. We determine if an arrangement is a lease at inception. Lease assets are presented as operating lease right-of-use assets and the related liabilities are presented as lease liabilities in our consolidated balance sheets.

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (“ASC”) 840, Accounting for Leases. Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases (“ASC 842”), which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods. See Note 5, Right-of-Use Assets and Operating Lease Liabilities, for additional information.

F-36

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. No impairment of long-lived assets was required for the years ended December 31, 2019 and 2018.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board’s (“FASB”) ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of December 31, 2019, and 2018, the Company has not established a liability for uncertain tax positions.

Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting, and underwriters’ fees incurred related to the contemplated underwritten public offering of the Company’s Common Stock. These deferred offering costs were charged against the gross proceeds received in March 2019.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a Binomial pricing model. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjusted to fair value of derivatives.

F-37

Share Based Payment

The Company issues stock options and warrants, shares of Common Stock, and equity interests as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation to employees in accordance with the Financial Accounting Standards Board’s (“FASB”) ASC 718, Compensation – Stock Compensation. Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

From prior periods until December 31, 2018, the Company accounted for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50, Equity - Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated, and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The guidance was issued to simplify the accounting for share-based transactions by expanding the scope of ASU 2018-07 from only being applicable to share-based payments to employees to also include share-based payment transactions for acquiring goods and services from nonemployees. As a result, nonemployee share-based transactions will be measured by estimating the fair value of the equity instruments at the grant date, taking into consideration the probability of satisfying performance conditions. We adopted ASU 2018-07 on January 1, 2019. The adoption of the standard did not have a material impact on our financial statements for the twelve months ended December 31, 2019 or the previously reported financial statements.

The Company values stock compensation based on the market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance completion.

The Company values stock options using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes model to value options issued during the years ended December 31, 2019 and 2018 are as follows:

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018

Expected life in years	1.0, 2.0 and 5.0	5.0
Stock price volatility	180%-413.83%	184.45% -190.22%
Risk free interest rate	1.51%-2.75%	2.25% - 3.00%
Expected dividends	0%	0%
Forfeiture rate	22.48%	18%

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

F-38

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology. These costs are primarily expenses to vendors contracted to perform research projects and develop technology for the Company’s cloud-based, Verb interactive video CRM SaaS platform.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of December 31, 2019, and 2018, the Company had total outstanding options of 4,233,722 and 2,478,974, respectively, and warrants of 10,930,991 and 940,412, respectively, and outstanding restricted stock awards of 1,486,354 and 0, respectively, which were excluded from the computation of net loss per share because they are anti-dilutive.

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trade-marks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is the period needed to gather all information necessary to make the purchase price allocation, not to exceed one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Goodwill

In accordance with FASB ASC Topic No. 350, Intangibles-Goodwill and Other, the Company reviews the recoverability of the carrying value of goodwill at least annually or whenever events or circumstances indicate a potential impairment. The Company’s impairment testing will be done annually at December 31 (its fiscal year end). Recoverability of goodwill is determined by comparing the fair value of Company’s reporting units to the carrying value of the underlying net assets in the reporting units. If the fair value of a reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities.

The acquisition of Verb Direct, formerly Sound Concepts, occurred on April 12, 2019. The Company will perform its first impairment test in fiscal 2020.

Intangible Assets with Finite Useful Lives

We have certain finite lived intangible assets that were initially recorded at their fair value at the time of acquisition. These intangible assets consist of developed technology. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful life of five years.

F-39

We review all finite lived intangible assets for impairment when circumstances indicate that their carrying values may not be recoverable. If the carrying value of an asset group is not recoverable, we recognize an impairment loss for the excess carrying value over the fair value in our consolidated statements of operations.

The acquisition of Verb Direct, formerly Sound Concepts, occurred on April 12, 2019. The Company will perform its first impairment test in fiscal 2020.

Fair Value of Financial Instruments

The Company follows the guidance of FASB ASC 820 and ASC 825 for disclosure and measurement of the fair value of its financial instruments. FASB ASC 820 establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses approximate their fair value due to their short-term nature. The carrying values financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates. The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities.

Segments

The Company has various revenue channels. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker (the Company’s Chief Executive Officer) reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to (i) their similar customer base and (ii) the Company having a single sales team, marketing department, customer service department, operations department, finance department, and accounting department to support all revenue channels. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying consolidated financial statements.

F-40

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. As small business filer, the standard will be effective for us for interim and annual reporting periods beginning after December 15, 2022. Management is currently assessing the impact of adopting this standard on the Company’s financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3.	ACQUISITION OF VERB DIRECT

On April 12, 2019, Verb completed its previously announced acquisition of Verb Direct through a two-step merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as a wholly-owned subsidiary of Verb (and the separate corporate existence of Merger Sub 1 then having ceased) and, immediately thereafter, merging Sound Concepts (as of the closing of the first step, then known as Verb Direct, Inc.) with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Verb Direct, Inc. (formerly Sound Concepts) then having ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity and as a wholly-owned subsidiary of Verb, then known as Verb Direct. On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the merger, each share of Sound Concepts Capital Stock issued and outstanding immediately prior to the effective time, was cancelled in exchange for cash payment by Verb of an aggregate of $15,000,000, and the issuance of an aggregate of 3,327,791 restricted shares of Verb’s Common Stock. The Acquisition Cash Payment was paid using a portion of the net proceeds Verb received as a result of the public offering of the units. Pursuant to the requirements of current accounting guidance, Verb valued the acquisition shares at $7,820,000, the fair value of the shares at the closing date of the transaction.

The acquisition was intended to augment and diversify Verb’s internet and SaaS business. Key factors that contributed to the recorded goodwill and intangible assets in the aggregate of $22,677,000 were the opportunity to consolidate and complement existing operations of Verb, certain software and customer list, and the opportunity to generate future synergies within the internet and SaaS business.

The allocation of the purchase price was completed on December 31, 2019 through the assistance of a valuation specialist. The following table summarizes the assets acquired, liabilities assumed and purchase price allocation:

Assets Acquired:
Other current assets	$2,004,000
Property and equipment	58,000
Other assets	1,302,000	$3,364,000
Liabilities Assumed:
Current liabilities	(2,153,000)
Long-term liabilities	(1,068,000)	(3,221,000)
Intangible assets		6,340,000
Goodwill		16,337,000
Purchase Price		$22,820,000

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The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is not expected to be deductible for tax purposes. Goodwill is not amortized but will be tested for impairment on an annual basis.

The intangible assets, which consist mostly of developed technology of $4,700,000 are being amortized over 5-years, customer relationships of $1,200,000 are being amortized on an accelerated basis over its estimated useful life of 5 years and domain names of $440,000 are determined to have infinite lives but will be tested for impairment on an annual basis.

During the year ended December 31, 2019, the Company recorded amortization expense of $975,000. As of December 31, 2019, the remaining unamortized balance of the intangible assets was $5,365,000.

The following table summarizes the amortization expense to be recorded in future periods for intangible assets that are subject to amortization:

Year ending	Amortization
2020	$1,255,000
2021	1,195,000
2022	1,135,000
2023	1,075,000
2024 and thereafter	265,000
Total amortization	$4,925,000

The following unaudited pro forma statements of operations present the Company’s pro forma results of operations after giving effect to the purchase of Verb Direct based on the historical financial statements of the Company and Verb Direct. The unaudited pro forma statements of operations for the year ended December 31, 2019 and 2018 give effect to the transaction to the merger as if it had occurred on January 1, 2018.

	Year Ended December 31, 2019	Year Ended December 31, 2018
	(Proforma, unaudited)	(Proforma, unaudited)
Digital	$5,290,000	$3,734,000
Welcome kits and fulfilment	6,178,000	7,258,000
Shipping	1,624,000	1,774,000
Total Revenue	13,092,000	12,766,000

Cost of revenue	7,088,000	7,173,000

Gross margin	6,004,000	5,593,000

Operating expenses	22,048,000	14,295,000

Other expense, net	(99,000)	(4,326,000)

Loss before income tax provision	(16,143,000)	(13,028,000)

Income tax provision	2,000	1,000

Net loss	$(16,145,000)	$(13,029,000)

Loss per share	$(0.76)	$(0.99)
Weighted average number of common shares outstanding - basic and diluted	21,116,207	13,198,681

F-42

Results of operation of Verb Direct subsequent to the acquisition are as follows:

Period April 1, 2019 through December 31, 2019

Revenue	$9,041,000
Cost of revenue	4,766,000
Operating expenses	6,308,000
Other income expense	(11,000)
Net loss	$(2,044,000)

These amounts were included in the accompany Consolidated Statement of Operations.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018

Computers	$29,000	$28,000
Furniture and fixture	75,000	56,000
Machinery and equipment	39,000	24,000
Leasehold improvement	741,000	-
Total property and equipment	884,000	108,000
Accumulated depreciation	(164,000)	(97,000)
Total property and equipment, net	$720,000	$11,000

Depreciation expense amounted to $67,000 and $20,000 for the year ended December 31, 2019 and 2018, respectively.

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5.	RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

Effective January 1, 2019, the Company adopted the guidance of ASC 842, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods.

Upon acquisition of Verb Direct, the Company assumed four office and warehouse leases in American Fork, Utah related to the operation of Verb Direct with an aggregate lease payment of $31,000 per month. Each lease expires in December 2023. In addition, the Company assumed an office equipment lease with a lease payment of $5,000 per month that will expire in September 2021. As a result, the Company recorded operating lease right-of-use assets of and lease liabilities for operating lease of $1,451,000 and $1,457,000, respectively. The lessor of the office and warehouse area is JMCC Properties, which is an entity owned and controlled by the former shareholders and certain current officers of Verb Direct.

In February 2019, the Company entered into a lease agreement with respect to the Company’s corporate headquarters located at 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663 with a term of 94 months. The average monthly base rent for the first 12 months of the Lease is approximately $7,000 after rent abatement. For the next 82 months of the Lease, the average monthly base rent will be approximately $39,000. As part of the agreement, the landlord provided leasehold incentive of $572,000 for the construction of the leasehold improvements. Pursuant to ASC 842, the lease incentive of $572,000 was recorded as a part of leasehold improvements and a reduction to the right of use assets. The Lease commenced in August 2019 and as a result, the Company recorded operating lease right-of-use assets of $2,173,000 and lease liabilities for operating lease of $2,745,000.

The adoption of ASC 842 resulted in the recognition of operating lease right-of-use assets of and lease liabilities for operating lease in the aggregate of $3,624,000 and $4,202,000, respectively. There was no cumulative-effect adjustment to retained earnings.

Year Ended December 31, 2019
Lease cost
Operating lease cost (included in general and administration in the Company’s statement of operations)	$366,000

Other information
Cash paid for amounts included in the measurement of lease liabilities	$—
Weighted average remaining lease term – operating leases (in years)	5.25
Average discount rate – operating leases	4.0%

December 31, 2019
Operating leases
Right-of-use assets, net of amortization of $349,000	$3,275,000

Short-term operating lease liabilities	$391,000
Long-term operating lease liabilities	3,591,000
Total operating lease liabilities	$3,982,000

Year ending	Operating Leases
2020	597,000
2021	776,000
2022	751,000
2023	773,000
2024 and thereafter	1,661,000
Total lease payments	4,558,000
Less: Imputed interest/present value discount	(576,000)
Present value of lease liabilities	$3,982,000

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6.	ADVANCE ON FUTURE RECEIPTS AND NOTES PAYABLE

a.	ADVANCE ON FUTURE RECEIPTS

The Company has the following advances on future receipts as of December 31, 2019:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2019	Balance at December 31, 2018

Note 1	December 24, 2019	June 30, 2020	10%	$506,000	$503,000	$-
Note 2	December 24, 2019	June 30, 2020	10%	506,000	503,000	-
Total				$1,012,000	1,006,000
Debt discount					(274,000)	-
Net					$732,000	$-

On December 24, 2019, the Company received two secured advances from an unaffiliated third party totaling $728,000 for the purchase of $1,012,000 in future receipts. These advances are secured by the Company’s tangible and intangible assets. Pursuant to the terms of the agreement, the unaffiliated third-party will auto withdraw an aggregate of $6,000 from the Company’s operating account each banking day. The term of the agreement extends until the advances are paid in full. The Company may pay off either note for $446,000 if paid within 30 days of funding; for $465,000 if paid between 31 and 60 days of funding; or for $484,000 if paid within 61 to 90 days of funding.

The Company recorded a debt discount upon issuance totaling $284,000 to account the difference between the aggregate net receipts received and the aggregate face amount of the amounts payable.

During the year ended December 31, 2019 the Company paid $7,000 in principal payments pursuant to the terms of the notes and amortized $10,000 of the debt discount.

b.	NOTES PAYABLE

During the year ended December 31, 2019, the Company issued notes payable in the aggregate principal amount of $1,340,000 to various non-related entities or individuals, in exchange for net proceeds of $1,300,000, representing an original discount of $40,000. The notes were unsecured and bear interest on the principal amount at an average rate of 5.0% per annum. The notes were due on demand at any time starting April 10, 2019. As a result of the issuance of the notes, the Company incurred aggregate costs of $40,000 related to the notes’ original issue discount. The Company recorded these costs as a note discount and was being amortized to interest over the term of the notes.

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The Company settled these notes payable and accrued interest through a combination of cash payments in the aggregate of $630,000 and the issuance of 598,286 shares of Common Stock with a fair value of $1,195,000 and warrants to purchase up to 108,196 shares of Common Stock with a fair value of $215,000. As a result, we recorded a loss on debt extinguishment of $691,000 to account for the difference between the face value of the notes payable settled plus accrued interest and the fair value of the shares of Common Stock and warrants issued with a total value of $1,410,000. These shares of Common Stock were valued based on the market value of the Company’s Common Stock price at the issuance date or the date the Company entered into the agreement related to the issuance. The fair value of the warrants was determined using a Black Scholes Option pricing model.

The notes were all paid or settled as of December 31, 2019.

7.	NOTES PAYABLE – RELATED PARTIES

The Company has the following related parties outstanding notes payable as of December 31, 2019 and 2018:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2019	Balance at December 31, 2018
Note 1 (A)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$825,000	$825,000
Note 2 (B)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000	112,000
Note 3 (C)	April 4, 2016	June 4, 2021	12.0%	343,000	240,000	240,000
Note 4 (D)	March 22, 2019	April 30, 2019	5.0%	58,000	-	-
Total notes payable – related parties					1,177,000	1,177,000
Non-current					(1,065,000)	(1,065,000)
Current					$112,000	$112,000

(A)

On December 1, 2015, the Company issued a convertible note payable to Mr. Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. The note bears interest at a rate of 12% per annum, secured by the Company’s assets, and will mature on February 8, 2021, as amended.

As of December 31, 2019 and 2018, the outstanding balance of the note amounted to $825,000, respectively.

(B)

On December 1, 2015, the Company issued a note payable to a former member of the Company’s board of directors, in the amount of $112,000, representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest rate of 12% per annum, and matured in April 2017.

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As of December 31, 2019 and 2018, the outstanding principal balance of the note amounted to $112,000, respectively. As of December 31, 2019, the note was past due, and remains past due. The Company is currently in negotiations with the noteholder to settle the past due note.

(C)

On April 4, 2016, the Company issued a convertible note to Mr. Cutaia, in the amount of $343,000, to consolidate all advances made by Mr. Cutaia to the Company during the period December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by the Company’s assets, and will mature on June 4, 2021, as amended.

As of December 31, 2019, and December 31, 2018, the outstanding balance of the note amounted to $240,000, respectively.

(D)

On March 22, 2019, the Company issued a note payable to Mr. Jeffrey Clayborne, the Company’s Chief Financial Officer, in the amount of $58,000. The note was unsecured, bore interest at a rate of 5% per annum, and matured on April 30, 2019.

On April 11, 2019, the Company paid off the balance of $58,000 and there was no outstanding balance as of December 31, 2019.

Total interest expense for notes payable to related parties was $141,000 and $211,000 for the year ended December 31, 2019 and 2018, respectively. The Company paid $101,000 and $269,000 in interest related to these notes for the year ended December 31, 2019 and 2018, respectively.

8. DEFERRED INCENTIVE COMPENSATION TO OFFICERS

Note	Date	Payment Date	Balance at December 31, 2019	Balance at December 31, 2018

Rory Cutaia (A)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	$430,000	$-
Rory Cutaia (B)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	324,000	-
Jeff Clayborne (A)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	125,000	-
Jeff Clayborne (B)	December 23, 2019	50% on January 10, 2021 and 50% on January 10, 2022	163,000	-

Total			1,042,000	-
Non-current			(1,042,000)	-
Current			$-	$-

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(A)

On December 23, 2019, the Company awarded Rory Cutaia, Chief Executive Officer and Jeff Clayborne, Chief Financial Officer Annual Incentive Compensation of $430,000 and 125,000, respectively for services rendered. The Company has determined that it is in its best interest and in the best interest of its stockholders to defer payments to the Employees. The Company will pay 50% of the Annual Incentive Compensation on January 10, 2021 and the remaining 50% on January 10, 2022.

(B)	On December 23, 2019, the Company awarded Rory Cutaia, Chief Executive Officer and Jeff Clayborne, Chief Financial Officer received a bonus for the successful Up-Listing to Nasdaq and Acquisition of Verb Direct during fiscal 2019, totaling $324,000 and 163,000, respectively. The Company has determined that it is in its best interest and in the best interest of its stockholders to defer payments to the Employees. The Company will pay 50% of the Nasdaq Up-Listing Award on January 10, 2021 and the remaining 50% on January 10, 2022.

9.	CONVERTIBLE NOTES PAYABLE

The Company has the following outstanding convertible notes payable as of December 31, 2019 and 2018:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2019	Balance at December 31, 2018

Note payable (A)	October 19, 2018	April 19, 2019	10%	$1,500,000	$-	$1,500,000
Note payable (B)	October 30, 2018	April 29, 2019	5%	$400,000	-	400,000
Note payable (C)	February 1, 2019	August 2, 2019	10%	$500,000	-	-
Total convertible notes payable					-	1,900,000
Debt discount					-	(1,082,000)

Total notes payable, net of debt discount					$-	$818,000

(A)	On October 19, 2018, the Company issued an unsecured convertible note to Bellridge Capital, LP (“Bellridge”), an unaffiliated third-party, in the aggregate principal amount of $1,500,000 in exchange for net proceeds of $1,242,000, representing an original issue discount of $150,000, and paid legal and financing expenses of $109,000. In addition, the Company issued 96,667 shares of its Common Stock with a fair value of $595,000. The note was unsecured and did not bear interest; however, the implied interest was determined to be 10% since the note was issued at 10% less than its face value. The note matured in April 2019. The note was also convertible into shares of the Company’s Common Stock only on or after the occurrence of an uncured “Event of Default.” Primarily, the Company would be in default if it did not repay the principal amount of the note, as required. The other events of default are standard for the type of transaction represented by the related securities purchase agreement and the note. In the event of a default, the conversion price in effect on any date on which some or all of the principal of the note is to be converted would be a price equal to 70% of the lowest VWAP during the ten trading days immediately preceding the date on which Bellridge provided its notice of conversion. Upon an Event of Default, the Company would owe Bellridge an amount equivalent to 110% of the then-outstanding principal amount of the note in addition to of all other amounts, costs, expenses, and liquidated damages that might also be due in respect thereof. The Company agreed that, on or after the occurrence of an Event of Default, it would reserve and keep available that number of shares of its Common Stock that equaled 200% of the number of such shares that potentially would be issuable pursuant to the terms of the securities purchase agreement and the note (assuming conversion in full of the note and on any date of determination). The Company determined that, because the conversion price is unknown, the Company could not determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the note created a derivative with a fair value of $1,273,000 at the date of issuance.

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As a result of the issuance of the note, the Company incurred aggregate costs of $2,126,000 related to the note’s original issue discount, legal and financing expenses, the fair value of the Common Stock issued and the recognition of the derivative liability. The Company recorded these costs as a note discount up to the face value of the note of $1,500,000 and the remaining $626,000 as financing costs in October 2018. The note discount was being amortized over the six-month term of the note.

In April 2019, the Company paid the balance of $1,500,000. As a result of the payment, the Company amortized the remaining debt discount of $144,000 to interest expense. The Company also remeasured the fair value of the derivative liability as of the payment date and recognized a change in fair market value in the derivative liability totaling $670,000. The revalued derivative liability of $1,396,000 was then extinguished with the payment of the note, resulting in a gain on debt extinguishment of the derivative liability of $1,396,000.

There was no outstanding balance of the note as of December 31, 2019.

(B)	On October 30, 2018, the Company issued two unsecured convertible notes to one current investor and one otherwise unaffiliated third-party in the aggregate principal amount of $400,000. The notes bore interest at a rate of 5% per annum and matured on April 29, 2019. Upon the Company’s consummation of its underwritten public offering of the Company’s units, all, and not less than all, of (i) the outstanding principal amount and (ii) the accrued interest thereunder were to be converted into shares of the Company’s Common Stock. The per-share conversion price equaled seventy-five percent (75%) of the effective offering price of the Common Stock in the Company’s underwritten public offering. The Company determined that, because the conversion price was unknown, that the Company could not determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the notes created a derivative with a fair value of $302,000 at the date of issuance and was accounted as a debt discount and was being amortized over the term of the notes payable. As of December 31, 2018, the balance of the notes outstanding was $400,000 and the balance of unamortized debt discount was $199,000.

On April 5, 2019, the Company converted the outstanding principal amount and accrued interest of $410,000 into 182,333 shares of Common Stock. As a result of the conversion, the Company amortized the remaining debt discount of $48,000 to interest expense. The Company also remeasured the fair value of the derivative liability as of the conversion date and recognized a change in fair market value in the derivative liability totaling $21,000. The revalued derivative liability of $187,000 was then extinguished with the payment of the note, resulting in a gain debt on extinguishment of the derivative liability of $187,000.

There was no outstanding balance of the note as of December 31, 2019.

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(C)

On February 1, 2019, the Company issued an unsecured convertible note to Bellridge, an unaffiliated third-party, in the aggregate principal amount of $500,000 in exchange for net proceeds of $432,000, representing an original issue discount of $25,000, and paid legal and financing expenses of $43,000. In addition, the Company issued 16,667 shares of its Common Stock with a fair value of $128,000. The note was unsecured and did not bear interest; however, the implied interest was determined to be 10% since the note was issued at 10% less than its face value. The note matured in August 2019. The note was also convertible into shares of the Company’s Common Stock only on or after the occurrence of an uncured “Event of Default.” Primarily, the Company would have been in default if it did not repay the principal amount of the note, as required. The other events of default were standard for the type of transaction represented by the related securities purchase agreement and the note. The conversion price in effect on any date on which some or all of the principal of the note would have been converted would be a price equal to 70% of the lowest VWAP during the ten trading days immediately preceding the date on which Bellridge provides its notice of conversion. Upon an Event of Default, the Company would have owed Bellridge an amount equivalent to 110% of the then-outstanding principal amount of the note in addition to of all other amounts, costs, expenses, and liquidated damages that would have been due in respect thereof. The Company agreed that, on or after the occurrence of an Event of Default, it would reserve and keep available that number of shares of its Common Stock that is at least equal to 200% of the number of such shares that potentially would be issuable pursuant to the terms of the securities purchase agreement and the note (assuming conversion in full of the note and on any date of determination). The Company determined that, because the conversion price was unknown, the Company could not determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the note created a derivative with a fair value of $388,000 at the date of issuance.

As a result of the issuance of the note, the Company incurred aggregate costs of $584,000 related to the note’s original issue discount, legal and financing expenses, the fair value of the Common Stock issued and the recognition of the derivative liability. The Company recorded these costs as a note discount up to the face value of the note of $500,000 and the remaining $84,000 as financing costs. The note discount was being amortized over the six-month term of the note.

On April 2, 2019, the Company increased the outstanding principal amount of the note by $25,000 to an aggregate of $525,000 and issued 8,606 shares of Common Stock with a fair value of $55,000. The Company accounted for the increase in principal and the fair value of the shares of Common Stock in the aggregate of $80,000 as part of its financing costs.

In April 2019, the Company paid off the outstanding principal balance of $525,000. As a result of the payment, the Company amortized the remaining debt discount of $366,000 to interest expense. The Company also remeasured the fair value of the derivative liability as of the payment date and recognized a change in fair market value in the derivative liability totaling $260,000. The revalued derivative liability of $644,000 was then extinguished with the payment of the note, resulting in a gain on debt extinguishment of the derivative liability of $644,000.

There was no outstanding balance of the note as of December 31, 2019.

10.	CONVERTIBLE SERIES A PREFERRED STOCK and WARRANT OFFERING

On August 14, 2019, we entered into the SPA with the Preferred Purchasers, pursuant to which we agreed to issue and sell to the Preferred Purchasers up to an aggregate of 6,000 shares of Series A Preferred Stock (which, at the initial conversion price, are convertible into an aggregate of up to approximately 3.87 million shares of Common Stock) and the August Warrants to purchase up to an equivalent number of shares of Common Stock. We closed the offering on August 14, 2019, and issued 5,030 shares of Series A Preferred Stock and granted the August Warrants to purchase up to 3,245,162 shares of Common Stock in connection therewith. We received proceeds of $4,688,000, net of direct costs of $342,000. The offering was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.

F-50

The SPA grants the Preferred Purchasers a right to participate, up to a certain amount, in subsequent financings for a period of 24 months. The SPA also prohibits us from entering into any agreement to issue, or announcing the issuance or proposed issuance, of any shares of Common Stock or Common Stock equivalents for a period of 90 days after the date that the registration statement, registering the shares issuable upon conversion of the Series A Preferred Stock and exercise of the August Warrants, is declared effective. We are also prohibited, until the date that the Preferred Purchasers no longer collectively hold at least 20% of the then-outstanding shares of Series A Preferred Stock issued pursuant to the SPA, from entering into an agreement to effect any issuance by us of Common Stock or Common Stock equivalents involving certain variable rate transactions. We also cannot enter into agreements related to “at-the-market” transactions for a period of 12 months. At the later of (i) the date that the August Warrants are fully exercised, and (ii) 12 months from the date of the SPA, we cannot draw down on any existing or future agreement with respect to “at-the-market” transactions if the sale of the shares in such transactions has a per share purchase price that is less than $3.76 (two times the exercise price of the Warrants).

On September 16, 2019, we filed a registration statement on Form S-3 with the SEC to register the shares of Common Stock underlying the Series A Preferred Stock and the August Warrants. The registration statement was declared effective on September 19, 2019. We have agreed to keep such registration statement continuously effective for a period of 24 months.

Each share of Series A Preferred Stock is convertible, at any time and from time to time from and after the issuance date, at the holder’s option in to that number of shares of Common Stock equal to the stated value per share (or $1,000) divided by the conversion price (initially, $1.55); thus, initially, each share of Series A Preferred Stock is convertible into approximately 645 shares of Common Stock. In certain circumstances, the Series A Preferred Stock is mandatorily convertible into shares of Common Stock after the Company obtains stockholder approval to issue a number of shares of Common Stock in excess of 19.99% and the closing price of the Common Stock is 100% greater than the then-base conversion price on each trading day for any 20 trading days during a consecutive 30-trading-day period.

The holders of the Series A Preferred Stock have no voting rights. However, we cannot, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the rights, preferences, or restrictions given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption, or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series A Preferred Stock, (c) amend our Articles of Incorporation, or other charter documents in any manner that materially and adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

The holders of Series A Preferred Stock cannot convert the Series A Preferred Stock if, after giving effect to the conversion, the number of shares of our Common Stock beneficially held by the holder (together with such holder’s affiliates) would be in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares, 9.99% of the number of shares of Common Stock issued and outstanding immediately after giving effect to the issuance of any shares of Common Stock issuance upon conversion of the Series A Preferred Stock held by the holder). The conversion price of the Series A Preferred Stock is subject to certain customary adjustments, including upon certain subsequent equity sales and rights offerings.

F-51

We are also prevented from issuing shares of Common Stock upon conversion of the Series A Preferred Stock or exercise of the August Warrants, which, when aggregated with any shares of Common Stock issued on or after the issuance date and prior to such conversion date or exercise date, as applicable (i) in connection with any conversion of the Series A Preferred Stock issued pursuant to the SPA, (ii) in connection with the exercise of any August Warrants issued pursuant to the SPA, and (iii) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities pursuant to the SPA, would exceed 4,459,725 shares of Common Stock (the “19.99% Cap”). This prohibition will terminate upon the approval by our stockholders of a release from such 19.99% Cap.

The August Warrants have an initial exercise price of $1.88 per share, subject to customary adjustments, are exercisable six months after the date of issuance, and will expire five years from the date of issuance. The exercise price is subject to certain customary adjustments, including upon certain subsequent equity sales and rights offerings. In addition, the August Warrants also included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder. As a result, the August Warrants are accounted as derivative liability with a fair value upon issuance of $6,173,000, of which, $4,688,000 was recorded as a reduction to additional paid in capital while the remaining fair value of $1,485,000 was accounted for as a financing cost during the year ended December 31, 2019.

During the year ended December 31, 2019, 634 shares of Preferred Stock were converted into 409,032 shares of Common Stock. As of December 31, 2019, 4,396 shares Series A Preferred stock are outstanding.

11.	DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments that do not have fixed settlement provisions are deemed to be derivative instruments. The Company has issued certain convertible notes whose conversion prices contains reset provisions based on a discounted future market price. However, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In addition, the Company also granted certain warrants that included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder.

As a result, the conversion feature of the notes and warrants are classified as liabilities and are bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815 and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using a Binomial pricing model with the following average assumptions:

	December 31, 2019	Upon Issuance	December 31, 2018
Stock Price	$1.55	$4.78	$4.80
Exercise Price	$1.88	$3.76	$2.70
Expected Life	3.53	2.75	1.78
Volatility	216%	192%	184%
Dividend Yield	0%	0%	0%
Risk-Free Interest Rate	1.64%	1.99%	2.46%

Fair Value	$5,048,000	$6,561,000	$2,576,000

F-52

The expected life of the conversion feature of the notes and warrants was based on the remaining contractual term of the notes and warrants. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank. As of December 31, 2018, the Company had recorded a derivative liability of $2,576,000.

During the year ended December 31, 2019, the Company recorded derivative liability of $388,000 as a result of the issuance of a convertible note and $6,173,000 as a result of the issuance of the August Warrants issued as part of the Company’s Series A Preferred Stock offering, or an aggregate of $6,561,000. The Company also recorded a change in fair value of ($1,862,000) to account for the changes in the fair value of these derivative liabilities for the year ended December 31, 2019. In addition, the Company also recorded a gain on debt extinguishment of $2,227,000 to account for the extinguishment of derivative liabilities associated with the settlement of convertible debt during the year ended December 31, 2019. At December 31, 2019, the fair value of the derivative liability amounted to $5,048,000. The details of derivative liability transactions for the year ended December 31, 2019 are as follows:

	December 31, 2019	December 31, 2018
Beginning balance	$2,576,000	$1,251,000
Fair value upon issuance of notes payable and warrants	6,561,000	1,877,000
Change in fair value	(1,862,000)	1,167,000
Extinguishment	(2,227,000)	(1,719,000)
Ending balance	$5,048,000	$2,576,000

12.	COMMON STOCK

The following were Common Stock transactions during the year ended December 31, 2019:

Shares and Warrants Issued as Part of the Company’s Underwritten Public Offering

On April 4, 2019, we entered into an Underwriting Agreement (the “Underwriter Agreement”) with A.G.P./Alliance Global Partners, as representative of the several underwriters named therein (the “Underwriter” or “AGP”), relating to a firm commitment public offering (the “Public Offering”) of 6,389,776 units (the “Units”) consisting of an aggregate of (i) 6,389,776 shares (the “Firm Shares”) of Common Stock, and (ii) warrants to purchase up to 6,389,776 shares of Common Stock (the “Firm Warrants”; and the shares of Common Stock issuable from time to time upon exercise of the Firm Warrants, the “Firm Warrant Shares”), at a public offering price of $3.13 per Unit. Pursuant to the Underwriting Agreement, we also granted the Underwriter an option, exercisable for 45 days, to purchase up to 958,466 additional Units, consisting of an aggregate of (x) 958,466 shares of Common Stock (the “Option Shares”; and, together with the Firm Shares, the “Shares”) and (y) warrants to purchase up to 958,466 shares of Common Stock (the “Option Warrants”; and together, with the Firm Warrants, the “Warrants”; and the shares of Common Stock issuable from time to time upon exercise of the Option Warrants, the “Option Warrant Shares”; and, together with the Firm Warrant Shares, the “Warrant Shares”). The Warrants have an initial per share exercise price of $3.443, subject to customary adjustments, are exercisable immediately, and will expire five years from the date of issuance, or April 9, 2024.

F-53

On April 9, 2019, we closed the Public Offering and issued 6,389,776 Units, consisting of an aggregate of 6,389,776 Firm Shares and Firm Warrants to purchase up to an aggregate of 6,389,776 Firm Warrant Shares. In connection with the closing, the Underwriter partially exercised its over-allotment option and purchased an additional 159,820 Units, consisting of an aggregate of 159,820 Option Shares and Option Warrants to purchase up to an aggregate of 159,820 Option Warrant Shares. In the aggregate, we issued 6,549,596 shares of common stock and received net proceeds of approximately $18,525,000, net of underwriting commissions and other offering expenses in the aggregate of $2,138,000. Included in the offering expenses were $162,000 in various legal and professional expenses that were incurred and paid in fiscal 2018 and accounted for as a deferred offering costs as of December 31, 2018. This amount was derecognized upon close of the public offering in April 2019 and was recorded as a reduction to paid in capital.

In connection with the Public Offering, we also issued the Underwriter warrants to purchase up to 319,488 shares of our Common Stock (the “Underwriter Warrants”), at an exercise price of $3.913. The Underwriter Warrants are exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the Registration Statement.

Shares Issued for the Acquisition of Verb Direct – In April 2019, we issued 3,327,791 shares of Common Stock with a fair value of $7,820,000 as part of our acquisition of Verb Direct. See Note 3, Acquisition of Verb Direct, for additional information.

Shares Issued for Services – During the year ended December 31, 2019, the Company issued 579,334 shares of Common Stock to vendors for services rendered with a fair value of $1,162,000. These shares of Common Stock were valued based on the market value of the Company’s Common Stock price at the issuance date or the date the Company entered into the agreement related to the issuance.

Shares Issued Upon Issuance of Convertible Note – During the year ended December 31, 2019, the Company issued to a note holder 25,272 shares of Common Stock with a fair value of $182,000 as an inducement for the issuance of a note payable. See Note 9, Convertible Notes Payable, for additional information.

Conversion of Notes Payable – During the year ended December 31, 2019, the Company issued 780,619 shares of Common Stock upon conversion of notes payable and accrued interest. See Note 6, Notes Payable, and Note 9, Convertible Notes Payable, for additional information.

Conversion of Accounts Payable – On April 30, 2019, the Company converted accounts payable in the amount of $10,000 into 4,142 shares of Common Stock with a fair value of $10,000 at the date of conversion.

The following were Common Stock transactions during the year ended December 31, 2018:

Shares Issued from Stock Subscription – The Company issued stock subscription to investors. For the year ended December 31, 2018, the Company issued 1,163,938 shares of Common Stock for net proceeds of $2,979,000. The proceeds were used to pay off debt and for operations.

Shares Issued for Services – During the year ended December 31, 2018, the Company issued 319,345 shares of Common Stock to employees and vendors for services rendered with a fair value of $1,546,000. These shares of Common Stock were valued based on market value of the Company’s stock price at the date of grant or agreement. Included in these issuances were 300,000 shares of Common Stock with a fair value of $1,539,000 granted to officers and a director of the Company for services rendered.

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Shares Issued from Conversion of Note Payable – During the year ended December 31, 2018, the Company issued 1,243,189 shares of Common Stock upon conversion of notes payable and accrued interest.

Shares Issued Upon Issuance of Convertible Note – In October 2018, the Company granted a note holder 96,667 shares of Common Stock with a fair value of $595,000 as an inducement for the issuance of a note payable. See Note 9, Convertible Notes Payable, to these audited consolidated financial statements.

Shares Issued for Accrued Officer’s Salary – On March 28, 2018, the Company converted $582,000 of the Chief Executive Officer’s accrued salary into 27,148 shares of Common Stock with a fair value of $582,000 at the date of conversion.

Shares Issued Upon Exercise of Put Option – In January and February 2018, the Company provided put notices to Kodiak and issued 203,207 shares of Common Stock in exchange for cash of $1,000,000. As part of the put option agreement, the Company also granted Kodiak the prorated warrants to purchase up to 133,333 shares of Common Stock at $3.75 per share.

Shares Repurchased. For the year ended December 31, 2018, the Company repurchased 46,668 shares of Common Stock from investors for $20,000.

13.	RESTRICTED STOCK AWARDS

On December 20, 2019, we held the 2019 Annual Meeting of Stockholders (the “Meeting”), at which our stockholders approved and adopted the Verb Technology Company, Inc. 2019 Omnibus Incentive Plan (the “Plan”).

A summary of restricted stock award activity for the years ended December 31, 2019 and 2018 are presented below.

Weighted-
Average
Grant Date
	Shares	Fair Value

Non-vested at December 31, 2017	-	$-
Granted	-	-
Vested	-	-
Forfeited	-	-
Non-vested at December 31, 2018	-	-
Granted	1,923,001	1.36
Vested	(436,647)	1.36
Forfeited	-	-
Non-vested at December 31, 2019	1,486,354	$1.36

A summary of option activity for the years ended December 31, 2019 and 2018 are presented below.

On December 23, 2019, the Company granted 1,923,001 restricted stock awards to employees and directors. The restricted stock awards vest starting on grant date through January 10, 2022. These restricted stock awards were valued based on market value of the Company’s stock price at the date of grant and had aggregate fair value of $2,615,000.

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The total fair value of restricted stock award vested during the year ended December 31, 2019 was $616,000 respectively, and is included in selling, general and administrative expenses in the accompanying Consolidated Statements of Operations. As of December 31, 2019, the amount of unvested compensation related to issuances of restricted stock award was $1,999,000 which will be recognized as an expense in future periods as the shares vest. When calculating basic net income (loss) per share, these shares are included in weighted average common shares outstanding from the time they vest. When calculating diluted net income (loss) per share, these shares are included in weighted average common shares outstanding as of their grant date.

14.	STOCK OPTIONS

On December 20, 2019, we held the 2019 Annual Meeting of Stockholders (the “Meeting”), at which our stockholders approved and adopted the Verb Technology Company, Inc. 2019 Omnibus Incentive Plan (the “Plan”).

A summary of option activity for the years ended December 31, 2019 and 2018 are presented below.

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding at December 31, 2017	1,456,064	$3.90	2.09	$-
Granted	1,400,418	6.75	-	-
Forfeited	(345,000)	5.85	-	-
Exercised	(32,508)	-	-	-
Outstanding at December 31, 2018	2,478,974	5.25	2.93	-
Granted	2,531,971	2.07	-	-
Forfeited	(777,223)	6.42	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2019	4,233,722	$1.73	2.54	$995,000

Vested December 31, 2019	1,496,439	$2.13		$263,851

Exercisable at December 31, 2019	888,834	$2.55		$83,252

The following were stock options transactions during the year ended December 31, 2019:

On December 23, 2019, the Company amended the exercise price of stock options of certain employees and consultants granted in prior period to purchase 1,340,333 shares of common stock to $1.36 per share. As a result of this amendment, the Company determined the fair value of these stock options before and after the amendment using the Black-Scholes Option Pricing model. The incremental difference of the fair value before and after the amendment amounted to $32,000, of which, $12,000 was recorded as part of stock based compensation expenses and the remaining $20,000 will be recognized as part of operating expense through July 2023 based upon its vesting.

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During the year ended December 31, 2019, the Company granted stock options to employees and consultants to purchase a total 2,531,971 shares of Common Stock for services rendered. The options have an average exercise price of $2.07 per share, expire between one and five years, vest starting from grant date through four years. The total fair value of these options at grant date was approximately $4,564,000 using the Black-Scholes Option Pricing model. The total stock compensation expense recognized relating to the vesting of stock options for the year ended December 31, 2019 amounted to $1,961,000. As of December 31, 2019, the total unrecognized stock-based compensation expense was $4,228,000, which is expected to be recognized as part of operating expense through December 2023.

The following were stock options transactions during the year ended December 31, 2018:

During the year ended December 31, 2018, the Company granted stock options to employees and consultants to purchase a total 1,400,418 shares of Common Stock for services rendered. The options have an average exercise price of $6.75 per share, expire in five years, and vest on the grant date or over a period of four years from the grant date. The total fair value of these options at grant date was approximately $9,712,000 using the Black-Scholes Option Pricing model. The total stock compensation expense recognized relating to the vesting of stock options for the year ended December 31, 2018 amounted to $1,870,000.

During the year ended December 31, 2018, options were exercised resulting in the issuance of 32,508 shares of Common Stock. The Company received cash of $34,000 upon exercise of the options.

The fair value of the share option awards was estimated using the Black-Scholes method based on the following weighted-average assumptions:

Years Ended December 31,
	2019	2018
Risk-free interest rate	1.51%-2.75%	2.25%-3.00%
Average expected term (years)	5 years	5 years
Expected volatility	180%-413.83%	184.45%-190.22%
Expected dividend yield	-	-

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of measurement corresponding with the expected term of the share option award; the expected term represents the weighted-average period of time that share option awards granted are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s Common Stock; and the expected dividend yield is based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future.

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15.	STOCK WARRANTS

The Company has the following warrants as of December 31, 2019 and 2018 are presented below:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Warrants	Price	Life (Years)	Value

Outstanding at December 31, 2017	1,895,767	$1.95	2.62	$-
Granted	386,678	5.10	-	-
Forfeited	(56,486)	1.05	-	-
Exercised	(1,285,544)	1.80	-	-
Outstanding at December 31, 2018	940,415	3.60	2.32	1,806,000
Granted	10,386,181	2.97	-	-
Forfeited	(46,667)	7.29	-	-
Exercised	(348,938)	1.17	-	-
Outstanding at December 31, 2019, all vested	10,930,991	$3.07	4.25	$-

The following were stock warrant transactions during the year ended December 31, 2019:

On December 31, 2019, the intrinsic value of these stock options was $0 as the exercise price of these stock warrants were greater than the market price.

On April 9, 2019, the Company granted warrants to purchase a total of 6,869,084 shares of Common Stock as part of a public offering. The warrants are exercisable at an average price of $3.46 per share and will expire in April 2024. See Note 12, Common Stock, for additional information.

On April 11, 2019, the Company granted fully vested warrants to purchase a total of 163,739 shares of Common Stock for services rendered. The warrants are exercisable at an average price of $3.76 per share and will expire in April 2024. The total fair value of these warrants at the grant date was approximately $439,000 using the Black-Scholes Option pricing model and was expensed upon grant.

On July 8, 2019, the Company granted fully vested warrants to purchase a total of 108,196 shares of Common Stock as partial consideration for the conversion of notes payable. The warrants are exercisable at an average price of $3.44 per share and will expire in July 2024. The total fair value of these warrants at the grant date was approximately $217,000 using the Black-Scholes Option pricing model and was expensed upon grant. See Note 6, Notes Payable, for additional information.

On August 15, 2019, the Company granted warrants to purchase a total of 3,245,162 shares of Common Stock as part of a preferred stock offering. The warrants are exercisable at a price of $1.88 per share and will expire in August 2024. See Note 12, Common Stock, for additional information.

During the year ended December 31, 2019, a total of 348,938 warrants were exercised and converted into 189,237 shares of Common Stock at a weighted average exercise price of $1.15. The Company received $45,000 upon exercise of the warrants.

The following were stock warrant transactions during the year ended December 31, 2018:

During the year ended December 31, 2018, the Company granted warrants to note holders to purchase a total of 66,668 shares of Common Stock. The warrants are exercisable at an average price of $2.10 per share and will expire in January 2023. Warrants exercisable for an aggregate of 33,333 shares of Common Stock were accounted for as a derivative liability.

On February 21, 2018, the Company granted warrants exercisable for 133,334 shares of Common Stock as part of the exercise of its put option with Kodiak. The exercise price of the warrants is $3.75 per share and the warrants expire on February 20, 2023.

On August 8, 2018, the Company granted warrants exercisable for 163,114 shares of Common Stock in connection with the extension of the maturity date of a secured note payable. See Note 7, Notes Payable-Related Parties, to these audited consolidated financial statements.

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On December 4, 2018, the Company granted warrants exercisable for 23,562 shares of Common Stock in connection with the extension of the maturity date of a secured note payable. See Note 7, Notes Payable-Related Parties, to these audited consolidated financial statements.

During the year ended December 31, 2018, 1,285,544 warrants were exercised resulting in the issuance of 1,074,921 shares of Common Stock. The Company received cash of $22,000 upon the exercise of the warrants.

16.	INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31, 2019	December 31, 2018
Net operating loss carry-forwards	$7,591,000	$5,300,000
Share based compensation	(635,000)	(524,000)
Non-cash interest and financing expenses	(472,000)	(694,000)
Other temporary differences	(63,000)	(378,000)
Less: Valuation allowance	(6,421,000)	(3,704,000)
Deferred tax assets, net	$-	$-

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	December 31, 2019	December 31, 2018
Statutory federal income tax rate	(21.0)%	(21.0)%
State taxes, net of federal benefit	(6.9)%	(6.0)%
Non-deductible items	(1.0)%	(0.1)%
Change in valuation allowance	28.9%	27.9%
	0.0%	0.0%

ASC 740 requires that the tax benefit of net operating losses carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a 100% valuation allowance against the asset amounts.

Any uncertain tax positions would be related to tax years that remain open and subject to examination by the relevant tax authorities. The Company has no liabilities related to uncertain tax positions or unrecognized benefits as of the year end December 31, 2019 or 2018. The Company has not accrued for interest or penalties associated with unrecognized tax liabilities.

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJ Act”) was enacted into law. The TCJ Act provides for significant changes to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that impact corporate taxation requirements, such as the reduction of the federal tax rate for corporations from 35% to 21% and changes or limitations to certain tax deductions.

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The Company is currently assessing the extensive changes under the TCJ Act and its overall impact on the Company; however, based on its preliminary assessment of the reduction in the federal corporate tax rate from 35% to 21% to become effective on January 1, 2018, the Company currently expects that its effective tax rate for 2018 will be between 20% and 23%. Such estimated range is based on management’s current assumptions with respect to, among other things, the Company’s earnings, state income tax levels and tax deductions. The Company’s actual effective tax rate in 2019 may differ from management’s estimate.

As of December 31, 2019, the Company had federal and state net operating loss carry forwards of approximately $28.7 million, which may be available to offset future taxable income for tax purposes. These net operating losses carry forwards begin to expire in 2034. This carry forward may be limited upon the ownership change under IRC Section 382. IRS Section 382 places limitations (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carry forwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. Generally, after a change in control, a loss corporation cannot deduct operating loss carry forwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through December 31, 2019 but believes the provisions will not limit the availability of losses to offset future income.

The Company is subject to income taxes in the U.S. federal jurisdiction and the state of Nevada. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply. As of December 31, 2019, tax years 2015 through 2018 remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

17.	ACCRUED OFFICERS’ SALARY

Accrued officers’ salary consists of unpaid salaries for the Company’s Chief Executive Officer, who is also the owner of approximately 13% of the Company’s outstanding shares of Common Stock.

As of December 31, 2019, and 2018, accrued officers’ salary amounted to $207,000 and $188,000, respectively.

18.	COMMITMENTS AND CONTINGENCIES

Employment Agreements

On December 20, 2019, we entered into an Executive Employment Agreement with Mr. Cutaia (the “Employment Agreement”), which terminates and replaces his original employment agreement dated November 1, 2014, as subsequently amended by an amendment dated October 30, 2019. The Employment Agreement sets forth the terms and conditions of Mr. Cutaia’s employment. The Employment Agreement is for a four-year term, and can be extended for additional one-year periods. In addition to certain payments due to Mr. Cutaia upon termination of employment, the Employment Agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Mr. Cutaia is entitled to an annual base salary of $430,000, which shall not be subject to reduction during the initial term, but will be subject to annual reviews and increases, if and as approved in the sole discretion of our Board, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). In addition, Mr. Cutaia is eligible to receive performance-based cash and/or stock bonuses upon attainment of performance targets established by our Board in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). The Company shall make annual equity grants to Mr. Cutaia as determined by our Board in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). Finally, Mr. Cutaia is eligible for certain other benefits, such as health, vision, and dental insurance, life insurance, and 401(k) matching.

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The Employment Agreement provides that Mr. Cutaia is entitled to the following severance package in the event he is “terminated without cause,” “terminated for good reason,” or “terminated upon permanent disability”: (i) monthly payments of $35,833 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of 36 months from the date of such termination and (ii) reimbursement for COBRA health insurance costs for 18 months from the date of such termination and, thereafter, reimbursement for health insurance costs for Mr. Cutaia and his family during the immediately subsequent 18-month period. In addition, all of Mr. Cutaia’s then-unvested RSAs or other awards will immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, and related items shall be deemed earned, vested, and paid immediately. For purposes of the Employment Agreement, “terminated without cause” means if Mr. Cutaia were to be terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the Employment Agreement, “terminated for good reason” means the voluntary termination of the Employment Agreement by Mr. Cutaia if any of the following were to occur without his prior written consent, which consent cannot be unreasonably withheld considering our then-current financial condition, and, in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the Employment Agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the Employment Agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer our Chairman of the Board; or (C) is involuntarily removed from our Board; or (iii) Mr. Cutaia is required to relocate to an office location outside of Orange County, California, or outside of a 30-mile radius of Newport Beach, California. For purposes of the Employment Agreement, “terminated upon permanent disability” means if Mr. Cutaia were to be terminated because he is then unable to perform his duties due to a physical or mental condition for (i) a period of 120 consecutive days or (ii) an aggregate of 180 days in any 12-month period.

Litigation – Update former employee and Class Action

a.	EMA Financial, LLC

On April 24, 2018, EMA Financial, LLC (“EMA”) commenced an action against the Company, styled as EMA Financial, LLC, a New York limited liability company, Plaintiff, against nFUSZ, Inc., Defendant, United States District Court, Southern District of New York, case number 1:18-cv-03634-NRB. The complaint sets forth four causes of action and seeks money damages, injunctive relief, liquidated damages, and declaratory relief related to the Company’s refusal to agree to EMA’s interpretation of a cashless exercise provision in a common stock warrant we granted to EMA in December 2017. The Company interposed several counterclaims, including a claim for reformation of the underlying agreements to reflect the Company’s interpretation of the cashless exercise provision. Both parties moved for summary judgment. On March 16, 2020, the United States District Court entered a decision agreeing with the Company’s position, denying EMA’s motion for declaratory judgement on its interpretation of the cashless exercise formula, and stating, inter alia, that “the Agreements read in their entirety reveal that nFUSZ, Inc.’s position regarding the proper cashless exercise formula is the only sensible one and that the cashless exercise formula must be enforced accordingly.” The court went on to order that in light of this finding, the parties should submit a proposal for future proceedings. Accordingly, the Company has instructed its counsel to prosecute the Company’s claims for reimbursement of all of the costs it incurred in connection with this action, including all attorneys’ fees as well as all damages it incurred as a result of EMA’s conduct.

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b.	Former Employee

The Company is currently in a dispute with a former employee of its predecessor bBooth, Inc. who has interposed a breach of contract claim in which he alleges that he is entitled to approximately $300,000 in unpaid bonus compensation from 2015. The Company does not believe his claims have any merit as they are contradicted by documentary evidence, and barred by the applicable statute of limitations, and barred by a release executed by the former employee when the Company purchased all of his shares of stock more than 4 years ago in January 2016. The Company intends to seek dismissal of the former employee’s claims through arbitration.

c.	Class Action

On July 9, 2019, a purported class action complaint was filed in the United States District Court, Central District of California, styled SCOTT C. HARTMANN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. VERB TECHNOLOGY COMPANY, INC., and RORY J. CUTAIA, Defendant, Case Number 2:19-CV-05896. The complaint purports to be brought on behalf of a class of persons or entities who purchased or otherwise acquired the Company’s Common Stock between January 3, 2018 and May 2, 2018, and alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, arising out of the January 3, 2018, announcement by the Company of its agreement with Oracle America, Inc. The complaint seeks unspecified costs and damages. The Company believes the complaint is without merit and the Company intends to vigorously defend the action.

d.	Derivative Action

On September 27, 2019, a derivative action was filed in the United States District Court, Central District of California, styled Richard Moore, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Verb Technology Company, Inc., and Rory J. Cutaia, James P. Geiskopf, and Jeff Clayborne, Defendants, Case Number 2:19-CV-08393-AB-SS. The derivative action also arises out of the January 3, 2018, announcement by the Company of its agreement with Oracle America, Inc. The derivative action alleges claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets due to the costs associated with the defense of the above referenced class action complaint. The derivative complaint seeks a declaration that the individual defendants have breached their duties, unspecified damages, and certain purportedly remedial measures. The Company contends that the class action is without merit and as such, this derivative action, upon which it relies, is likewise without merit and the Company intends to vigorously defend this suit.

The Company knows of no other material pending legal proceedings to which the Company or any of its subsidiaries is a party or to which any of its assets or properties, or the assets or properties of any of its subsidiaries, are subject and, to the best of its knowledge, no adverse legal activity is anticipated or threatened. In addition, the Company does not know of any such proceedings contemplated by any governmental authorities.

The Company knows of no material proceedings in which any of its directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company believes it has adequately reserved for all litigation within its financials.

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Board of Directors

The Company has committed an aggregate of $450,000 in board fees to its five board members over the term of their appointment for services to be rendered. Board fees are accrued and paid monthly. The members will serve on the board until the annual meeting for the year in which their term expires or until their successors has been elected and qualified.

Total board fees expensed in 2019 totaled $175,000. Total board fees paid in 2019 totaled $183,000. As of December 31, 2019, total board fees to be recognized in future period amounted to $450,000 and will be recognized once the service has been rendered.

19.	SUBSEQUENT EVENTS

Private Placement

On February 5, 2020, the Company initiated a private placement, which is for the sale and issuance of up to five million shares of its Common Stock at a per-share price of $1.20, which amount represents a 20% discount to the $1.50 closing price of the Company’s Common Stock on that day, and is memorialized by a subscription agreement.

As a result of this private placement, from February 25 through March 31, 2020, a total of 4,237,833 shares of Common Stock were subscribed. Total subscribed shares of 3,392,833 shares of Common Stock were issued with net cash proceeds of $3,430,000 after direct costs received as of March 31, 2020. The remaining subscribed shares of 845,000 shares of Common Stock were issued in April and May 2020 upon receipt of cash proceeds of $1,014,000.

The Company’s private placement is exempt from the registration requirements of Section 5 of the Securities Act, in reliance on Section 4(a)(2) thereof and/or Rule 506 of Regulation D and Regulation S thereunder, each as promulgated by the SEC. The Company’s private placement was managed by the Company; however, in connection with the closings, the Company paid a non-U.S. based consultant (i) as a cash fee, an aggregate amount of $499,000 (or 10% of the gross proceeds of the closings), (ii) as a non-accountable expense allowance, an aggregate of $100,000 (or 2% of the gross proceeds of the closings), (iii) five-year warrants, exercisable for an aggregate of up to 416,199 shares of the Company’s Common stock at a cash-only exercise price of $1.92 per share, and (iv) 100,000 shares of the Company’s Common Stock. The Company made the above-referenced payments only in respect of that portion of the gross proceeds from the closings for investors introduced to the Company by the consultant. In addition, the Company also incurred various expenses totaling $42,000 that are directly related to this private placement.

In preparation for this private placement offering, the Company separately negotiated with certain Series A stockholders to waive their rights in order not to ratchet down the conversion price of their Series A preferred shares (see Note 10). In return for the waiver, the Company granted these Series A stockholders warrants to purchase 2,303,861 shares of Common Stock. The warrants are exercisable in August 2020, expire in 5 years and are exercisable at $1.20 per share, as adjusted. The exercise price is subject to certain customary adjustments, including subsequent equity sales and rights offerings. In addition, the warrants also included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder. As a result of this fundamental transaction provision, the warrants will be accounted as derivative liability with a fair value upon issuance of $3,951,000 upon issuance. The Company will account the fair value of $3,951,000 as a deemed dividend since if the down round provision of the Series A preferred shares had occurred, it would have been accounted as a deemed dividend due to it providing additional value to the Series A stockholders.

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Issuance of Restricted Stock Awards

On April 10, 2020, the board of directors of Verb Technology Company, Inc., a Nevada corporation (the “Company”), approved management’s COVID-19 Full Employment and Cash Preservation Plan (the “Plan”), pursuant to which all directors and senior level management would reduce their cash compensation by 25%, and all other employees and consultants would reduce their cash compensation by 20% (the “Cash Reduction Amount”) for a period of three months from April 16, 2020 through July 15, 2020 for one category of plan participants, and April 26, 2020 through July 18, 2020 for the other category of participants. The Plan was designed to promote the continued growth of the Company and avoid the lay-offs and staff cut-backs experienced by many companies affected by the COVID-19 economic crisis. The Cash Reduction Amount is to be paid in shares of the Company’s common stock (the “Shares”) through an allocation of shares from the Company’s 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and granted pursuant to stock award agreements entered into effective as of April 10, 2020 (the “Grant Date”) between the Company and each of the Company’s directors, executive officers, employees, and consultants. The stock award agreements provide that the Shares will vest on July 18, 2020 (the “Vesting Date”) as long as the recipient remains in continuous service to the Company during the time from the Grant Date through the Vesting Date. The Shares were valued at $1.198 per share in accordance with the provisions of the Omnibus Incentive Plan, which provides that the value shall be determined based on the volume weighted average price of the Company’s common stock during a period of up to the 30-trading days prior to the Grant Date. Total Common Stock granted as part of the Cash Preservation Plan on April 10, 2020 was 589,099 with a fair value of $866,000. The shares were valued based on the market value of the Company’s stock price on the grant date and will be amortized over the life of the agreements and recorded as stock compensation expense. As of the date of this report the restricted shares have not been issued to the respective employees.

Issuances of Common Stock

Subsequent to December 31, 2019, the Company issued 407,633 shares of Common Stock to vendors for services rendered with a fair value of $444,000. These shares of Common Stock were valued based on the market value of the Company’s stock price at the issuance date or the date the Company entered into the agreement related to the issuance.

Subsequent to December 31, 2019, the Company issued 11,025 shares of Common Stock to an employee associated with the vesting of a Restricted Stock Award.

Subsequent to December 31, 2019, the Company issued 741,933 shares of Common Stock upon conversion of 1,150 Series A Preferred shares.

Grant of Stock Options

Subsequent to December 31, 2019, the Company granted stock options to employees and consultants to purchase a total of 323,887 stock options for services to be rendered. The options have an average exercise price of $1.38 per share, expire in five years, and vest over a period of four years from grant date. The total fair value of these options at the grant date was $437,000 using the Black-Scholes option pricing model.

Paycheck Protection Program

On April 17, 2020, the Company received loan proceeds in the amount of approximately $1,218,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

F-64

PRELIMINARY PROSPECTUS

7,751,900 Shares of Common Stock

, 2020

LADENBURG THALMANN

Through and including , 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$1,298
FINRA Fees	2,225
Accounting Fees and Expenses	66,000
Legal Fees and Expenses	325,000
Blue Sky Fees and Expenses	-
Transfer Agent and Registrar Fee	5,000
Printing Costs	-
Miscellaneous Expenses	477

Total	$400,000

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation governed by the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of a final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

II-1

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our articles of incorporation provide that, except in some specified instances, our directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors and officers, except liability for the following:

●	acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
●	the payment of distributions in violation of NRS 78.300, as amended.

In addition, our articles of incorporation and bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person against such liability and expenses. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by our board of directors. In general, the indemnification agreements provide that we will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify the indemnitee against certain expenses (including attorneys’ fees), judgments, fines, penalties, and settlement amounts that may be incurred in connection with the defense or settlement of any claim, criminal, civil, or administrative action or proceeding to which the indemnitee becomes subject in connection with his or her services as an executive officer, director, or both. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

II-2

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere in this registration statement.

Document	Exhibit Number
Articles of Incorporation	3.1
Amended and Restated Bylaws	3.2
Form of Indemnity Agreement between Verb Technology Company, Inc. and each of its Executive Officers and Directors	10.43

Item 15. Recent Sales of Unregistered Securities.

Fiscal Year 2020

Private Placement

On February 5, 2020, we initiated a private placement for the sale and issuance of up to five million shares of our common stock at a per-share price of $1.20, which amount represents a 20% discount to the $1.50 closing price of our common stock on that day, and is memorialized by a subscription agreement.

As a result of this private placement, from February 25 through March 31, 2020, a total of 4,237,833 shares of our common stock were subscribed. Total subscribed shares of 3,392,833 shares of common stock were issued with net cash proceeds of $3,430,000 after direct costs received as of March 31, 2020. The remaining subscribed shares of 845,000 shares of common stock were issued in April and May 2020 upon receipt of cash proceeds of $1,014,000.

Our private placement is exempt from the registration requirements of Section 5 of the Securities Act in reliance on Section 4(a)(2) thereof and/or Rule 506 of Regulation D and Regulation S thereunder, each as promulgated by the SEC. Our private placement was managed by us; however, in connection with the closings, we paid a non-U.S. based consultant (i) as a cash fee, an aggregate amount of $499,000 (or 10% of the gross proceeds of the closings), (ii) as a non-accountable expense allowance, an aggregate of $100,000 (or 2% of the gross proceeds of the closings), (iii) five-year warrants, exercisable for an aggregate of up to 416,199 shares of our common stock at a cash-only exercise price of $1.92 per share, and (iv) 100,000 shares of our common stock. We made the above-referenced payments only in respect of that portion of the gross proceeds from the closings for investors introduced to us by the consultant. In addition, we also incurred various expenses totaling $42,000 that are directly related to this private placement.

II-3

In preparation for this private placement offering, we separately negotiated with certain Series A Preferred stockholders to waive their rights in order not to ratchet down the conversion price of their Series A preferred shares. In return for the waiver, we granted these Series A Preferred stockholders warrants to purchase 2,303,861 shares of our common stock. The warrants are exercisable in August 2020, expire in 5 years and are exercisable at $1.20 per share, as adjusted. The exercise price is subject to certain customary adjustments, including subsequent equity sales and rights offerings.

Fiscal Year 2019

Common Stock Issuances

On January 8, 2019, we issued 13,332 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $58,000, which was based on the closing price of our common stock as reported by the OTC Markets Group Inc.’s OTCQB® tier Venture Market, or OTCQB, on the date of issuance, or $4.35 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On February 8, 2019, we issued 13,334 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $130,000, which was based on the closing price of our common stock as reported by the OTCQB, on the date of issuance, or $9.75 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On March 8, 2019, we issued 13,334 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $200,000, which was based on the closing price of our common stock as reported by the OTCQB, on the date of issuance, or $15.00 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On April 8, 2019, we issued 40,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $103,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.58 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On April 12, 2019, we completed our acquisition of Sound Concepts pursuant to an agreement and plan of merger. On the terms and subject to the conditions set forth in the agreement and plan of merger, at the effective time, each share of Sound Concepts capital stock was cancelled in exchange for cash payment by us of an aggregate of $15,000,000 and the issuance of an aggregate of 3,327,791 restricted shares of our common stock. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

II-8

On April 25, 2019, we issued 12,438 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $25,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.01 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On May 8, 2019, we issued 40,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $85,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.13 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On May 19, 2019, we issued 2,475 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $5,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.02 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On June 8, 2019, we issued 40,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $72,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.79 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On June 29, 2019, we issued 3,876 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.58 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On June 30, 2019, we issued 19,021 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $38,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.00 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On July 8, 2019, we issued 5,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.03 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

II-9

On July 19, 2019, we issued 4,716 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $2.12 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On August 15, 2019, we issued 100,000 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $128,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.28 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On August 19, 2019, we issued 7,752 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.29 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On September 11, 2019, we issued 20,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $24,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.22 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On September 16, 2019, we issued 10,000 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $12,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.20 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On September 19, 2019, we issued 9,010 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.11 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On October 11, 2019, we issued 20,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $12,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.08 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On October 16, 2019, we issued 10,000 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $10,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.07 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

II-10

On October 19, 2019, we issued 9,804 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000, which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.04 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On November 8, 2019, we issued 45,000 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $41,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $0.91 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On November 11, 2019, we issued 30,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $29,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $0.96 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On November 16, 2019, we issued 10,000 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $8,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $0.76 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On November 16, 2019, we issued 10,000 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $8,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $0.76 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On November 19, 2019, we issued 12,048 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $0.83 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On December 8, 2019, we issued 46,000 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $40,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $0.86 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

II-11

On December 16, 2019, we issued 10,000 shares of our common stock to a consultant as payment for services to be rendered. The shares had an aggregate value of $14,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.36 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On December 19, 2019, we issued 7,194 shares of our common stock to consultants as payment for services to be rendered. The shares had an aggregate value of $10,000 which was based on the closing price of our common stock as reported by The Nasdaq Capital Market, on the date of issuance, or $1.39 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

Grants of Stock Options

On January 9, 2019, we granted stock options to an officer to purchase up to 16,667 shares of our common stock pursuant to the officer’s employment agreement. The options have an exercise price of $4.35 per share, have a five-year term, and vest 50% on grant date and the remaining 50% will vest on the 12-month anniversary of the grant date. The total fair value of these options at the grant date was approximately $71,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On January 28, 2019, we granted stock options to a consultant to purchase up to 1,667 shares of our common stock for services to be rendered. The options have an exercise price of $7.80 per share, have a five-year term, and vest over a period of two months from the grant date. The total fair value of these options at the grant date was approximately $13,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On February 6, 2019, we granted stock options to an employee to purchase up to 66,667 shares of our common for services to be rendered. The options have an exercise price of $7.50 per share, have a five-year term and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $489,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options are and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

II-12

On February 7, 2019, we granted stock options to a consultant to purchase up to 66,667 shares of our common stock for services to be rendered. The options have an exercise price of $8.10 per share, have a five-year term, and 25% vest on the grant date and the remaining over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $528,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options are and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On February 28, 2019, we granted stock options to employees to purchase up to 9,000 shares of common stock for services to be rendered. The options have an exercise price of $14.90 per share, have a five-year term, and vest equally on the anniversary dates over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $71,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options are and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On April 8, 2019, we granted stock options to an employee to purchase up to 667 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $2,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On April 15, 2019, we granted stock options to an employee to purchase up to 1,667 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $4,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On April 20, 2019, we granted stock options to an employee to purchase up to 60,000 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of three years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $119,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On June 3, 2019, we granted stock options to an employee to purchase up to 833 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $2,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-13

On June 10, 2019, we granted stock options to employees to purchase up to 360,000 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of three or four years from the grant date on the grant date or vest on performance. The total fair value of these options at the grant date was approximately $678,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On June 17, 2019, we granted stock options to an employee to purchase up to 1,667 shares of our common stock for services to rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $3,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On June 19, 2019, we granted stock options to an employee to purchase up to 5,000 shares of our common stock for services to rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $13,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 1, 2019, we granted stock options to consultants to purchase up to 4,000 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $8,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 1, 2019, we granted stock options to an employee to purchase up to 27,500 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and 25,000 vest on grant date, the remaining vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $57,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 15, 2019, we granted stock options to employees to purchase up to 12,000 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of three years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $24,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-14

On August 6, 2019, we granted stock options to an employee to purchase up to 1,667 shares of our common stock for services to be rendered. The options have an exercise price of $3.13 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $2,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 15, 2019, we granted stock options to a consultant to purchase up to 100,000 shares of our common stock for services to be rendered. The options have an exercise price of $1.85 per share, have a three year and six month term, and vest on grant date. The total fair value of these options at the grant date was approximately $72,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 1, 2019, we granted stock options to an employee to purchase up to 25,000 shares of our common stock for services to be rendered. The options have an exercise price of $1.07 per share, have a five-year term, and vest over a period of four years from the grant date on the grant date. The total fair value of these options at the grant date was approximately $27,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On November 1, 2019, we granted stock options to a consultant to purchase up to 1,000 shares of our common stock for services to be rendered. The options have an exercise price of $1.08 per share, have a five-year term, and vest on the grant date. The total fair value of these options at the grant date was approximately $1,000, which was based upon the closing price of our common stock as reported by The Nasdaq Capital Market on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-15

Grant of Warrants

On April 11, 2019, we granted warrants to purchase up to 163,739 shares of our common stock for services rendered. The warrants are exercisable at an average price of $3.76 per share and will expire in April 2024. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our common stock underlying the warrants will be issued, in transactions not involving any public offering).

Common Stock Issued Upon Exercise of Warrants

On January 25, 2019, we issued a total of 148,714 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

On April 8, 2019, we issued a total of 25,000 shares of our common stock in connection with the exercise of warrants and received $45,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

On December 23, 2019, we issued a total of 15,523 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

Convertible Notes Issuances

On February 1, 2019, we issued an unsecured convertible note to Bellridge Capital, LP, or Bellridge, in the aggregate principal amount of $500,000 in exchange for net proceeds of $432,000, after an original issue discount of $250,000 and legal and financing expenses of $43,000. The financing expenses represent fees paid to A.G.P./Alliance Global Partners, or AGP, as placement agent. In addition, we issued 16,667 shares of our common stock in connection with the note issuance. The notes are convertible into shares of our common stock at a conversion price equal to 70% of the lowest volume weighted average price during the ten trading days immediately preceding the date of the notice of conversion. As of the issue dates, the notes were convertible into an aggregate of 107,979 shares of our common stock. On April 2, 2019, we increased the outstanding principal amount of the note by $25,000 to an aggregate of $525,000 and issued 8,606 shares of common stock with a fair value of $55,000. The issuance of the notes and the issuance of shares of our common stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the transactions did not, and will not, involve any public offering).

Conversion of Convertible Notes Payable

On April 9, 2019, we issued 182,333 shares of common stock upon conversion of convertible notes payable and accrued interest of $410,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

Conversion of Notes Payable

On July 10, 2019, we issued 108,196 shares of common stock and warrants to purchase up to 108,196 shares of common stock, with an exercise price of $3.44, upon the upon the conversion of the principal and accrued interest of $213,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

II-16

On July 29, 2019, we issued 490,090 shares of common stock upon conversion of notes payable and accrued interest of $506,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

Conversion of Accounts Payable

On April 30, 2019, we converted accounts payable of $10,000 into 4,142 shares of common stock with a fair value of $10,000 at the date of conversion. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

Preferred Stock Issuances

On August 14, 2019, we entered into the SPA with the Preferred Purchasers pursuant to which we agreed to issue and sell to the Preferred Purchasers up to an aggregate of 6,000 shares of our Series A Preferred Stock and warrants to purchase an aggregate of up to 3.87 million shares of common stock (an amount equivalent to the number of shares of common stock into which the Series A Preferred Stock is initially convertible). Each share of Series A Preferred Stock is convertible, at any time and from time to time from and after the issuance date, at the holder’s option into that number of shares of common stock equal to the stated value per share (or $1,000) divided by the conversion price (initially, $1.55); thus, initially, each share of Series A Preferred Stock is convertible into approximately 645 shares of common stock. The warrants have an initial exercise price of $1.88 per share, subject to customary adjustments, are exercisable from and after six months after the date of issuance and will expire five years from the date of issuance. We closed the offering on August 14, 2019 and issued 5,030 shares of Series A Preferred Stock and granted warrants to issue up to 3,245,162 shares of common stock in connection therewith resulting in aggregate proceeds of $5,030,000. Both the conversion price of the Series A Preferred Stock and the exercise price of the warrants are subject to downward price adjustments in the event of certain future equity sales or rights offerings. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Series A Preferred Stock were issued by us in a transaction not involving any public offering).

Fiscal 2018

Common Stock Issuances

On January 22, 2018, we issued 95,2381 shares of our common stock to an investor at a price of $1.05 per share for net proceeds of $100,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On January 26, 2018, we issued 4,545 shares of our common stock to a vendor as payment for services rendered. The shares had an aggregate value of $7,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $1.65 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

II-17

On January 26, 2018, we issued 166,667 shares of our common stock to an investor at a price of $0.90 per share for net proceeds of $150,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On January 27, 2018, we issued 3,333 shares of our common stock to a consultant as payment for services rendered. The shares had an aggregate value of $5,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $1.65 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On January 29, 2018, we issued 2,778 shares of our common stock to a former advisory board member as payment for services rendered. The shares had an aggregate value of $6,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $2.10 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On January 30, 2018, we issued 2,083 shares of our common stock to a vendor as payment for services rendered. The shares had an aggregate value of $8,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $3.60 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On January 30, 2018, we issued 142,857 shares of our common stock to an investor at a price of $1.05 per share for net proceeds of $150,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On January 31, 2018, we issued 66,667 shares of our common stock to an investor at a price of $1.05 per share for net proceeds of $70,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On February 7, 2018, we issued 110,000 shares of our common stock to an investor at a price of $1.50 per share for net proceeds of $165,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 12, 2018, we issued 43,467 shares of our common stock to an investor at a price of $1.20 per share for net proceeds of $50,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

II-18

On February 16, 2018, we issued 87,500 shares of our common stock to two investors at a weighted average price of $2.88 per share for net proceeds of $118,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 20, 2018, we issued 41,000 shares of our common stock to three investors at a weighted average price of $2.88 per share for net proceeds of $118,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 21, 2018, we issued 494 shares of our common stock to a vendor as payment for services rendered. The shares had an aggregate value of $4,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $8.85 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On February 21, 2018, we issued 58,333 shares of our common stock to four investors at a weighted average price of $0.1857 per share for net proceeds of $163,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 22, 2018, we issued 18,333 shares of our common stock to an investor at a price of $3.00 per share for net proceeds of $55,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 23, 2018, we issued 107,222 shares of our common stock to three investors at a weighted average price of $2.33 per share for net proceeds of $250,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 27, 2018, we issued 3,333 shares of our common stock to a consultant as payment for services rendered. The shares had an aggregate value of $24,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $7.05 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On February 27, 2018, we issued 13,333 shares of our common stock to an investor at a price of $3.00 per share for net proceeds of $40,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

II-19

On March 1, 2018, we issued 8,333 shares of our common stock to an investor at a price of $3.00 per share for net proceeds of $25,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 8, 2018, we issued 200,000 restricted shares of our common stock to two officers and 10,000 restricted shares of our common stock to a director with an aggregate fair market value of $1,980,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $6.60 per share. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On March 15, 2018, we issued 22,222 shares of our common stock to an investor at a price of $4.50 per share for net proceeds of $100,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 16, 2018, we issued 66,667 shares of our common stock to an investor at a price of $3.75 per share for net proceeds of $250,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 19, 2018, we issued 1,667 shares of our common stock to an investor at a price of $3.00 per share for net proceeds of $5,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 21, 2018, we issued 3,704 shares of our common stock to an investor at a price of $6.75 per share for net proceeds of $25,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 23, 2018, we issued 10,861 shares of our common stock to two investors at a weighted average price of $4.88 per share for net proceeds of $53,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 26, 2018, we issued 1,667 shares of our common stock to an investor at a price of $9.00 per share for net proceeds of $15,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

II-20

On March 27, 2018, we issued 3,889 shares of our common stock to two investors at a price of $9.00 per share for net proceeds of $35,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 28, 2018, we converted our Chief Executive Officer’s accrued salary of $582,000 into 27,148 restricted shares of our common stock at a price of $21.45 per share, which represents the closing price of our common stock as reported by the OTCQB on March 28, 2018. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of common stock were issued by us in a transaction not involving any public offering).

On March 28, 2018, we issued 6,667 shares of our common stock to an investor at a price of $9.00 per share for net proceeds of $60,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 28, 2018, we issued a total of 25,000 shares of our common stock in connection with the exercise of warrants at an exercise price of $1.80 per share. We received $45,000 in proceeds in connection with the exercises of these warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering). We used the proceeds for operations.

On March 29, 2018, we issued 1,111 shares of our common stock to an investor at a price of $9.00 per share for net proceeds of $10,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 30, 2018, we issued 1,000 shares of our common stock to an investor at a price of $9.00 per share for net proceeds of $10,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 31, 2018, we issued 17,222 shares of our common stock to an investor at a price of $9.00 per share for net proceeds of $155,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On April 13, 2018, we issued 20,513 shares of our common stock to an investor at price of $9.75 per share for net proceeds of $200,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

II-21

On April 20, 2018, we issued 46,154 shares of our common stock to an investor at a price of $9.75 per share for net proceeds of $450,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On April 29, 2018, we issued 2,778 shares of our common stock to a former advisory board member as payment for services rendered. The shares had an aggregate value of $53,000, which was based on the closing price of our common stock as reported by the OTCQB on the date of issuance, or $19.20 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On May 2, 2018, we issued 3,333 shares of our common stock to an investor at a price of $15.00 per share for net proceeds of $50,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On August 4, 2018, we issued to our Chief Executive Officer 250,000 restricted shares of our common stock with a fair value of $563,000 based on a price per share of $2.25, which was the closing price of our common stock as reported by the OTCQB on the issuance date. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

Common Stock Issued Upon Conversion of Notes Payable

On January 29, 2018, we issued 83,333 shares of our common stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that was converted was $125,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On February 14, 2018, we issued 29,400 shares of our common stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that was converted was $110,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On February 21, 2018, we issued 73,500 shares of our common stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $110,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On March 27, 2018, we issued 305,967 shares of our common stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $842,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On September 30, 2018, we issued 356,824 shares of our common stock upon the partial conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $376,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On September 30, 2018, we issued 98,093 shares of our common stock upon the partial conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $103,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

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On September 30, 2018, we issued 180,000 shares of our common stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $189,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On September 30, 2018, we issued 116,093 shares of our common stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $122,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

Common Stock Issued Upon Exercise of Options

On April 19, 2018, we issued a total of 32,508 shares of our common stock issued in connection with the exercise of options at a weighted average exercise price of $1.05. We received proceeds of $34,000 in connection with the exercises. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds for operations.

Common Stock Issued Upon Exercise of Warrants

On February 8, 2018, we issued a total of 18,333 shares of our common stock in connection with the exercise of warrants at an exercise price of $1.20 per share. We received $22,000 in proceeds in connection with the exercises of these warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering). We used the proceeds for operations.

On February 19, 2018, we issued a total of 7,001 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

On February 19, 2018, we issued a total of 11,353 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

On March 28, 2018, we issued a total of 76,934 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

On September 30, 2018, we issued a total of 680,892 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

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On October 11, 2018, we issued a total of 254,145 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

On October 12, 2018, we issued a total of 26,263 shares of our common stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock issued by us in connection with the exercise of warrants did not involve any public offering).

Grants of Warrants

On January 10, 2018, we granted warrants to a certain note holder to purchase up to 33,333 shares of our common stock. The warrants are exercisable at an average price of $2.10 per share and will expire in January 2023. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our common stock underlying the warrants will be issued, in transactions not involving any public offering).

On January 11, 2018, we granted warrants to a certain note holder to purchase up to 33,333 shares of our common stock. The warrants are exercisable at an average price of $2.10 per share and will expire in January 2023. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our common stock underlying the warrants will be issued, in transactions not involving any public offering).

On February 21, 2018, we granted warrants to a certain note holder to purchase up to 133,333 shares of our common stock. The warrants are exercisable at an average price of $3.75 per share and will expire in February 2023. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our common stock underlying the warrants will be issued, in transactions not involving any public offering).

On August 8, 2018, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia. As of May 8, 2018, the aggregate outstanding principal amount of the note was $1,199,000. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 163,113 shares of our common stock at an exercise price of $7.35 per share. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our common stock underlying the warrants will be issued, in transactions not involving any public offering).

Grants of Stock Options

On January 1, 2018, we granted stock options to an employee to purchase up to 66,667 shares of our common stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $94,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On January 22, 2018, we granted stock options to an employee and a consultant to purchase up to 17,085 shares of our common stock for services rendered. The options have an exercise price of $1.35 per share, have a five-year term, and vest on the grant date. The total fair value of these options at the grant date was approximately $22,215, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On February 1, 2018, we granted stock options to a consultant to purchase up to 53,333 shares of our common stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $8,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On February 22, 2018, we granted stock options to consultants to purchase up to 13,333 shares of our common stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $96,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On April 3, 2018, we granted stock options to an employee to purchase up to 3,333 shares of our common stock for services rendered. The options have an exercise price of $15.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $48,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 14, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our common stock for services rendered. The options have an exercise price of $14.40 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $47,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 1, 2018, we granted stock options to employees to purchase up to 320,000 shares of our common stock for services rendered. The options have an average exercise price of $5.40 per share and have a five-year term. On the grant date, 100,000 shares immediately vested, with the remaining 220,000 to vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $2,892,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On July 12, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $28,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 16, 2018, we granted stock options to consultants to purchase up to 10,000 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $86,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 20, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $14,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 23, 2018, we granted stock options to consultants to purchase up to 1,667 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $13,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 27, 2018, we granted stock options to an employee to purchase up to 16,667 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $128,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 30, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $13,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On August 1, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $12,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 13, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $13,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 15, 2018, we granted stock options to an employee to purchase up to 13,333 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $88,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 16, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $21,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 31, 2018, we granted stock options to an advisory board member to purchase up to 66,667 shares of our common stock for services rendered. The options have an exercise price of $9.30 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $598,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 27, 2018, we granted stock options to board members to purchase up to 133,333 shares of our common stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, 13,333 vest on the grant date, with the remainder vesting over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $965,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 7, 2018, we granted stock options to advisory board members to purchase a up to 133,333 shares of our common stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $965,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On September 11, 2018, we granted stock options to an advisory board member to purchase a up to 66,667 shares of our common stock for services rendered. The options have an exercise price of $6.75 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $434,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 13, 2018, we granted stock options to an advisory board member to purchase a up to 66,667 shares of our common stock for services rendered. The options have an exercise price of $6.30 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $405,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 17, 2018, we granted stock options to an employee and a consultant to purchase a up to 35,000 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $227,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 25, 2018, we granted stock options to consultants to purchase up to 5,000 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $28,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 25, 2018, we granted stock options to an advisory board member to purchase a up to 66,667 shares of our common stock for services rendered. The options have an exercise price of $5.85 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $371,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 27, 2018, we granted stock options to an employee to purchase up to 66,667 shares of our common stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $404,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On October 1, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our common stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $29,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 12, 2018, we granted stock options to an employee to purchase up to 133,333 shares of our common stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $965,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 29, 2018, we granted stock options to an employee to purchase up to 5,000 shares of our common stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $28,000, which was based on the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Convertible Notes Issuances

On January 10, 2018 and January 11, 2018, we issued unsecured convertible notes to EMA and Auctus Fund, LLC, or Auctus Fund, in the aggregate principal amount of $150,000, net of an original issue discount of $20,000. The notes bear interest at a rate of 8% per annum and will mature in January 2019. The notes are convertible into shares of our common stock at a conversion price equal to the lower of: (i) the closing sale price of our common stock on the principal market on the trading day immediately preceding the closing date, and (ii) 70% of either the lowest sale price of our common stock on the principal market during the ten (10) consecutive trading days including and immediately preceding the conversion date, or the closing bid price. As of the issue dates, the notes were convertible into an aggregate of 187,970 shares of our common stock. The issuance of the notes and the issuance of shares of our common stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the transactions did not, and will not, involve any public offering). The loan underlying the transaction was repaid, in full, approximately three months after it was issued, on March 8, 2018, together with all accrued interest, prior to any conversion or attempted conversion of the note. Accordingly, the convertible notes are no longer outstanding.

On October 19, 2018, we issued an unsecured convertible note to Bellridge in the aggregate principal amount of $1,500,000 in exchange for net proceeds of $1,242,000, after an original issue discount of $150,000 and legal and financing expenses of $109,000. The financing expenses represent fees paid to AGP as placement agent. In addition, we issued 1,450,000 shares of our common stock in connection with the note issuance. The notes are convertible into shares of our common stock at a conversion price equal to 70% of the lowest volume weighted average price during the ten trading days immediately preceding the date of the notice of conversion. As of the issue dates, the notes were convertible into an aggregate of 373,580 shares of our common stock. The issuance of the notes and the issuance of shares of our common stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the transactions did not, and will not, involve any public offering).

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Fiscal Year 2017

Common Stock Issuances

From January to March 2017, we issued 68,944 shares of our common stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $146,000, based upon a weighted average of $2.10 per share. The fair market value was based on the closing price of our common stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

From April to June 2017, we issued 1112,678 shares of our common stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $385,000, based upon a weighted average of $0.35 per share. The fair market value was based on the closing price of our common stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On April 1, 2018, we offered and sold 25,000 shares of our common stock to an investor at a price of $1.20 per share for net proceeds of $30,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On April 24, 2017, we offered and sold 333,333 shares of our common stock to an investor at a price of $0.90 per share for net proceeds of $300,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On April 25, 2017, we offered and sold 333,333 shares of our common stock to an investor at a price of $1.50 per share for net proceeds of $50,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On April 30, 2017, we offered and sold 20,000 shares of our common stock to an investor at a price of $1.50 per share for net proceeds of $30,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On May 4, 2017, we issued to our Chief Financial Officer 33,333 restricted shares of our common stock with a fair value of $178,000 based on a price per share of $5.40, which was the market price of our common stock as reported by the OTCQB on the issuance date. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

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On May 22, 2017, we offered and sold 6,667 shares of our common stock to an investor at a price of $3.00 per share for net proceeds of $20,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On June 16, 2017, we issued 30,800 shares of our common stock in connection with the conversion of a note with an aggregate principal amount of $101,000 and conversion price of $3.30 per share. We issued the shares of our common stock in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

In June 2017, we issued 3,333 shares of our common stock, with a fair value of $12,500, upon the conversion of a note. The shares of our common stock were issued in reliance on the exemptions from registration pursuant to Section 3(a)(9) of the Securities Act.

From July to August 2017, we issued 48,629 shares of our common stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $99,000, based upon a weighted average of $2.10 per share. The fair market value was based on the closing price of our common stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On August 29, 2017, in connection with the conversion of a note, we issued 26,916 make whole shares of our common stock and on September 25, 2017, we issued an additional 10,697 make whole shares of our common stock. The average conversion price was $1.50 per share. We issued the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

From September to October 2017, we issued 38,444 shares of our common stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $55,000, based upon a weighted average of $1.35 per share. The fair market value was based on the closing price of our common stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

On September 26, 2017, we entered into a Purchase Agreement with Kodiak Capital Group, LLC, or Kodiak, effective September 15, 2017. Pursuant to the purchase agreement, we may from time to time, in our discretion, sell shares of our common stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment automatically terminates on the earlier of the date on which Kodiak shall have purchased our shares pursuant to the purchase agreement for an aggregate purchase price of $2,000,000, or September 15, 2019. We have no obligation to sell any shares under the purchase agreement. In November 2017, pursuant to the purchase agreement with Kodiak, we issued 43,745 shares of our common stock in exchange for cash in the amount of $50,000. We issued the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). The purchase agreement with Kodiak is no longer effective.

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On November 3, 2017, we offered and sold 327,133 shares of our common stock to three investors at a price of $1.20 per share for net proceeds of $346,000. We offered and sold the shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

Common Stock Issuances – Accounts Payable

We issued 26,667 shares of our common stock in exchange for the cancellation of approximately $30,000 of certain accounts payable owed by us to one of our vendors. The fair value of the shares of our common stock was $56,000 at the date of issuance, and as such, we recorded a loss on debt extinguishment of $26,000. The shares of our common stock were offered and sold in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our common stock were issued by us in a transaction not involving any public offering).

Convertible Notes Issuances

On June 19, 2017, we issued an unsecured convertible note in the original principal amount of $100,000. In addition, we issued 3,333 shares of our common stock and granted a three-year warrant to acquire 22,000 additional shares of our common stock at an exercise price of $3.75 per share. As of June 19, 2017, the issue date, the note was convertible into 29,400 shares of our common stock. The offer and sale of the shares of our common stock, the note, the shares of our common stock underlying the note, the warrant, and the shares of our common stock underlying the warrant is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note, warrant, and shares of our common stock were sold by us in a transaction not involving any public offering).

From September 2017 through November 2017, we issued three convertible notes in the aggregate principal amount of $320,000 in exchange for net proceeds of $200,000, after an original issue discount of $20,000 and financing expenses of $100,000. The notes are unsecured, have maturity dates between March 2018 and June 2018, and bear interest at a rate of 5% per annum. As of the respective issuance dates, the notes were convertible into an aggregate of 468,699 shares of our common stock at price of $3.75 per share or 70% of 10-day volume weighted average price prior to conversion, whichever is lower. The offer and sale of the notes and the issuance of the shares of our common stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible notes were sold by us in a transaction not involving any public offering).

On August 21, 2017, we issued an unsecured convertible note in the original principal amount of $110,000, with a five percent original issue discount. The note had a maturity date of March 21, 2018 and was subject to a one-time interest charge equal to 5% of the original principal amount. The note was convertible into shares of our common stock at a conversion price per share of $1.50. As of August 21, 2017, the note was convertible into 73,500 shares of our common stock. The offer and sale of the notes and the issuance of the shares of our common stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note was sold by us in a transaction not involving any public offering).

On December 8, 2017, we issued unsecured convertible notes to EMA and Auctus Fund in the aggregate principal amount of $370,000, net of an original issue discount of $47,000. The notes bear interest at a rate of 8% per annum and will mature on December 8, 2018. The notes are convertible into shares of our common stock at a conversion price equal to the lower of: (i) the closing sale price of our common stock on the principal market on the trading day immediately preceding the closing date, and (ii) 70% of either the lowest sale price of our common stock on the principal market during the ten consecutive trading days including and immediately preceding the conversion date, or the closing bid price. As of December 8, 2017, the notes were convertible into 496,311 shares of our common stock. The offer and sale of the notes and the issuance of the shares of our common stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note was sold by us in a transaction not involving any public offering).

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On December 14, 2017, we issued an unsecured convertible note to PowerUp Lending in the aggregate principal amount of $105,000, net of an original issue discount of $15,000. The note matures on September 20, 2018 and bears interest at a rate of 8% per annum. The note is convertible to shares of our common stock at a conversion price equal to the variable conversion price, which is 70% multiplied by the lowest trading price of our common stock during the ten trading day period ending on the latest complete trading day prior to the conversion date. As of December 1, 2017, the note was convertible into 140,845 shares of our common stock. The offer and sale of the notes and the issuance of the shares of our common stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note was sold by us in a transaction not involving any public offering).

Grants of Warrants

On April 1, 2017, we granted warrants to a consultant to purchase up to 25,000 shares of our common stock at an exercise price of $1.80 per share, with a fair value of $27,000. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On May 4, 2017, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia. As of May 4, 2017, the aggregate outstanding principal amount of the note was $1,199,000. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 117,013 shares of our common stock at an exercise price of $5.33 per share. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On May 22, 2017, we granted warrants to purchase up to 6,667 shares of our common stock at an exercise price of $6.00 per share, to one investor in connection with an offering. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On June 19, 2017, we granted warrants to a note holder to purchase up to 22,000 shares of our common stock. The warrants are exercisable at an average price of $4.50 per share and will expire starting June 2020. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

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On August 4, 2017, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia from August 4, 2017 to December 4, 2018. As of August 4, 2017, the aggregate outstanding principal amount of the note was $343,000. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 87,787 shares of our common stock at an exercise price of $2.25 per share. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On August 4, 2017, Oceanside Strategies, Inc., or Oceanside and we agreed to extend the maturity date of a convertible note previously issued in favor of Oceanside. As of August 4, 2017, the aggregate outstanding principal amount of the note was $680,000. In consideration for Oceanside’s agreement to extend the maturity date of the note, we granted to Oceanside a warrant to purchase up to 87,787 shares of our common stock at an exercise price of $2.25 per share. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On September 16, 2017, we granted a warrant to purchase up to 18,333 shares of our common stock at an exercise price of $1.20 per share to Brian Manduca, in full settlement and release of a disputed, unasserted claim. The value of the warrant was $10,007. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On September 25, 2017, we granted warrants to a note holder to purchase up to 66,667 shares of our common stock. The warrants are exercisable at an average price of $2.25 per share and will expire starting in September 2022. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On October 13, 2017, we granted warrants to a note holder to purchase up to 66,667 shares of our common stock. The warrants are exercisable at an average price of $3.00 per share and will expire starting in September 2022. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On November 28, 2017, we granted warrants to a note holder to purchase up to 6,667 shares of our common stock. The warrants are exercisable at an average price of $3.75 per share and will expire starting in September 2022. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants granted sold by us, and will be issued by us, in transactions not involving any public offering).

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On December 5, 2017, we granted warrants to note holders to purchase up to 160,000 shares of our common stock. The warrants are exercisable at an average price of $1.65 per share and will expire starting in December 2022. The grant of the warrants and the shares of our common stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our common stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

Grants of Stock Options

On January 10, 2017, we granted non-qualified stock options to employees to purchase up to 333,333 shares of our common stock, and granted a stock option to a director to purchase up to 133,333 shares of our common stock for services rendered. The total fair value of these options at the grant date was approximately $521,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The options have an exercise price of $1.20 per share and vest upon the third anniversary of the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On April 28, 2017, we granted stock options to a consultant to purchase up to 66,667 shares of our common stock for services rendered. The options have an exercise price of $3.60 per share, have a five-year term, and vest on performance. The total fair value of these options at the grant date was approximately $221,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 4, 2017, we granted stock options to an employee to purchase up to 33,333 shares of our common stock for services rendered. The options have an exercise price of $5.40 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $164,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On June 29, 2017, we granted stock options to a consultant to purchase up to 133,333 shares of our common stock for services rendered. The options have an exercise price of $4.80 per share, have a five-year term, and vest based on performance. The total fair value of these options at the grant date was approximately $591,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 1, 2017, we granted stock options to an employee and a consultant to purchase up to 46,667 shares of our common stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $98,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On August 15, 2017, we granted stock options to an employee and a consultant to purchase up to 86,667 shares of our common stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $132,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 2, 2017, we granted stock options to an employee to purchase a total of 26,667 shares of our common stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $30,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On November 22, 2017, we granted stock options to a consultant to purchase a total of 4,000 shares of our common stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of six-months from grant date. The total fair value of these options at the grant date was approximately $6,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On December 19, 2017, we granted stock options to an employee to purchase a total of 16,667 shares of our common stock for services rendered. The options have an exercise price of $1.20 per share, have a five-year term. At the grant date, 50% of the shares immediately vested, with the remaining 50% of the shares vesting on the anniversary of the grant date. The total fair value of these options at the grant date was approximately $18,000, which was based upon the closing price of our common stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our common stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Preferred Stock Issuances

On February 14, 2017, we entered into a securities purchase agreement with an unaffiliated, accredited investor for the sale and issuance of our Series A Preferred Stock. Pursuant to the terms of the securities purchase agreement, the Series A Preferred Stock purchaser agreed to purchase up to 1,050,000 shares of Series A Preferred Stock valued at $1,050,000. The aggregate amount of consideration to be received by us in exchange for the issuance of 1,050,000 shares of Series A Preferred Stock was $1,000,000. During the year ended December 31, 2018, we issued 630,000 shares Series A Preferred Stock pursuant to the securities purchase agreement and received consideration of $555,000, representing a discount of $75,000. We offered and sold the shares in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of Series A Preferred Stock were sold in transactions not involving any public offering). At various times during fiscal year 2017, we issued 190,800 shares of our common stock upon the conversion of these shares of Series A Preferred Stock. The 2,190,800 shares of our common stock had a fair value of $304,000. The shares of our common stock were offered and sold in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares were sold in transactions not involving any public offering).

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index immediately before the Signature Pages.

(b) Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

		Where Located
Exhibit Number	Description*	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement					X

3.1	Articles of Incorporation as filed with the Secretary of State of the State of Nevada on November 27, 2012	S-1	333-187782	3.1	04/08/2013

3.2	Amended and Restated Bylaws of Verb Technology Company, Inc.	8-K	001-38834	3.12	11/01/2019

3.3	Certificate of Change as filed with the Secretary of State of the State of Nevada on October 6, 2014	8-K	001-38834	3.3	10/22/2014

3.4	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 6, 2014	8-K	001-38834	3.4	10/22/2014

3.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 4, 2017	8-K	001-38834	3.5	04/24/2017

3.6	Certificate of Correction as filed with the Secretary of State of the State of Nevada on April 17, 2017	8-K	001-38834	3.6	04/24/2017

3.7	Certificate of Change as filed with the Secretary of State of the State of Nevada on February 1, 2019	10-K	001-38834	3.7	02/07/2019

3.8	Articles of Merger as filed with the Secretary of State of the State of Nevada on January 31, 2019	10-K	001-38834	3.8	02/07/2019

3.9	Certificate of Correction as filed with the Secretary of State of the State of Nevada on February 22, 2019	S-1/A	333-226840	3.9	03/14/2019

3.10	Articles of Merger of Sound Concepts, Inc. with and into NF Merger Sub, Inc. as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019	10-Q	001-38834	3.10	05/15/2019

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3.11	Statement of Merger of Verb Direct, Inc. with and into NF Acquisition Company, LLC as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019	10-Q	001-38834	3.11	05/15/2019

3.12	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 10, 2018	S-1	333-226840	4.28	08/14/2018

3.13	Certificate of Designation of Rights, Preferences, and Restrictions of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 12, 2019	10-Q	001-38334	3.12	08/14/2019

4.1	Common Stock Purchase Warrant (First Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC	8-K	001-38834	4.1	10/02/2017

4.2	Common Stock Purchase Warrant (Second Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC	8-K	001-38834	4.2	10/02/2017

4.3	Common Stock Purchase Warrant (Third Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC	8-K	001-38834	4.3	10/02/2017

4.4	Common Stock Purchase Warrant dated December 5, 2017 issued to EMA Financial, LLC	8-K	001-38834	10.3	12/14/2017

4.5	Common Stock Purchase Warrant dated December 5, 2017 issued to Auctus Fund, LLC	8-K	001-38834	10.6	12/14/2017

4.6	Common Stock Purchase Warrant dated January 11, 2018 issued to EMA Financial, LLC	8-K	001-38834	10.3	01/26/2018

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4.7	Common Stock Purchase Warrant dated January 10, 2018 issued to Auctus Fund, LLC	8-K	001-38834	10.6	01/26/2018

4.8	Convertible Promissory Note dated October 30, 2018 in favor of Ira Gains.	10-K	001-38834	4.31	02/07/2019

4.9	Convertible Promissory Note dated October 30, 2018 in favor of Gina Trippiedi	10-K	001-38834	4.32	02/07/2019

4.10	5% Original Issue Discount Promissory Note due August 1, 2019 issued in favor of Bellridge Capital, LP	10-K	001-38834	4.33	02/07/2019

4.11	Form of Investor Common Stock Purchase Warrant	S-1/A	333-226840	4.34	04/02/2019

4.12	Form of Underwriter’s Common Stock Purchase Warrant	S-1/A	333-226840	4.35	04/02/2019

4.13	Form of Common Stock Purchase Warrant in favor of A.G.P./Alliance Global Partners	S-1/A	333-226840	4.36	04/02/2019

4.14	Form of Common Stock Purchase Warrant	10-Q	001-38834	4.37	08/14/2019

4.15	Verb Technology Company, Inc. 2019 Omnibus Incentive Plan#	S-8	333-235684	4.13	12/23/2019

4.16	Form of Common Stock Purchase Warrant (granted by the Company in February 2020 and March 2020)	8-K	001-38834	4.38	02/25/2020

4.17	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K/A	001-38834	4.17	06/04/2020

5.1	Opinion of Troutman Sanders LLP					X

10.1	2014 Stock Option Plan#	8-K	001-38834	10.1	10/22/2014

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10.2	Executive Employment Agreement dated December 20, 2019 by and between the Company and Rory J. Cutaia#	10-K	001-38834	10.2	05/14/2020

10.3	Settlement and Release Agreement dated February 6, 2015, by and among Songstagram, Inc., Jeff Franklin, and the Company	8-K	001-38834	10.1	03/09/2015

10.4	Form of Option Agreement for Messrs. Geiskopf and Cutaia#	8-K	001-38834	10.2	05/19/2016

10.5	Form of Stock Option Agreement between Jeffrey R. Clayborne and the Company#	8-K	001-38834	10.2	05/19/2016

10.6	Securities Purchase Agreement dated February 13, 2017, by and between the Company and certain purchasers named therein	8-K	001-38834	10.1	02/21/2017

10.7	Equity Purchase Agreement, as corrected, dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC	8-K/A	001-38834	10.1	10/27/2017

10.8	Registration Rights Agreement dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC	8-K	001-38834	10.2	10/02/2017

10.9	Securities Purchase Agreement dated December 5, 2017, by and between the Company and EMA Financial, LLC	8-K	001-38834	10.1	12/14/2017

10.10	Securities Purchase Agreement, dated December 5, 2017, by and between the Company and Auctus Fund, LLC	8-K	001-38834	10.4	12/14/2017

10.11	Securities Purchase Agreement dated December 13, 2017, by and between the Company and PowerUp Lending Group, LTD	8-K	001-38834	10.7	12/14/2017

10.12	Securities Purchase Agreement dated January 11, 2018, by and between the Company and EMA Financial, LLC	8-K	001-38834	10.1	01/26/2018

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10.13	Securities Purchase Agreement, dated January 10, 2018, by and between the Company and Auctus Fund, LLC	8-K	001-38834	10.4	01/26/2018

10.14	SuiteCloud Developer Network Agreement, dated January 2, 2018, by and between the Company and Oracle	8-K	001-38834	10.1	04/23/2018

10.15	Lease Agreement, dated June 22, 2017, by and between La Park La Brea B LLC and the Company	S-1	333-226840	10.33	08/14/2018

10.16	Renewal Amendment of Lease Agreement, dated May 1, 2018, by and between La Park La Brea B LLC and the Company	S-1	333-226840	10.34	08/14/2018

10.17	Adobe Marketo LaunchPoint Accelerate Program Agreement, dated April 1, 2018, by and between the Company and Adobe Marketo	S-1	333-226840	10.35	08/14/2018

10.18	Securities Purchase Agreement dated October 19, 2018	8-K	001-38834	10.36	10/25/2018

10.19	Agreement and Plan of Merger, dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative	8-K	001-38834	10.1	11/14/2018

10.20	Letter Agreement dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative	8-K	001-38834	10.2	11/14/2018

10.21	Letter Agreement dated November 12, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative	8-K	001-38834	10.3	11/14/2018

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10.22	Securities Purchase Agreement dated February 1, 2019 by and between the Company and Bellridge	10-K	001-38834	10.40	02/07/2019

10.23	Lock-Up Agreement dated October 30, 2018, by and between the Company and Ira Gaines.	10-K	001-38834	10.41	02/07/2019

10.24	Lock-Up Agreement dated October 30, 2018, by and between the Company and Gina Trippiedi	10-K	001-38834	10.42	02/07/2019

10.25	Partner Application Distribution Agreement dated February 4, 2019, by and between the Company and Salesforce.com, Inc.	10-K	001-38834	10.43	02/07/2019

10.26	Service Agreement dated December 21, 2018, by and between the Company and Major Tom Agency Inc.	10-K	001-38834	10.44	02/07/2019

10.27	Lease Agreement dated February 5, 2019 by and between the Company and NPBeach Marina LLC	S-1/A	333-226840	10.45	02/19/2019

10.28	Warrant Agent Agreement dated April 4, 2019 by and between the Company and VStock Transfer, LLC	8-K	001-38834	10.1	04/05/2019

10.29	Short-Term Demand Promissory Note of the Company in favor of David Martin dated March 22, 2019	S-1/A	333-226840	10.47	04/02/2019

10.30	Short-Term Demand Promissory Note of the Company in favor of Amin Somani dated April 2, 2019	10-Q	001-38834	10.48	05/15/2019

10.31	Demand Promissory Note of the Company in favor of Adam Wolfson dated April 30, 2019	10-Q	001-38834	10.49	05/15/2019

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10.32	Short-Term Demand Promissory Note of the company in favor of Amin Somani dated March 29, 2019	10-Q	001-38834	10.50	08/14/2019

10.33	Amendment to Short-Term Promissory Note of the Company in favor of Amin Somani dated July 10, 2019	10-Q	001-38834	10.51	08/14/2019

10.34	Amendment to Short-Term Demand Promissory Note of the Company in favor of Amin Somani dated July 10, 2019	10-Q	001-38834	10.52	08/14/2019

10.35	Amendment to Short-Term Demand Promissory Note of the Company in favor of Adam Wolfson dated July 29, 2019	10-Q	001-38834	10.53	08/14/2019

10.36	First Amendment to Lease dated June 2, 2019 by and between the Company and NPBeach Marina LLC	10-Q	001-38834	10.54	08/14/2019

10.37	Extension Letter from the Company to NPBeach Marina LLC dated March 26, 2019	10-Q	001-38834	10.55	08/14/2019

10.38	Securities Purchase Agreement dated August 14, 2019 between the Company and certain purchasers identified therein	10-Q	001-38834	10.56	08/14/2019

10.39	Form of Omnibus Waiver and Acknowledgment Agreement, entered into as of February 7, 2020, by and between the Company and certain purchasers of the Company’s Series A convertible Preferred Stock and grantees of the Company’s common stock purchase warrants in August 2019	8-K	001-38834	10.58	02/25/2020

10.40	Form of alternative Omnibus Waiver And Acknowledgement Agreement, entered into as of February7, 2020, by and between the Company and certain purchasers of the Company’s Series A convertible Preferred Stock and grantees of the Company’s common stock purchase warrants in August 2019	8-K	001-38834	10.58a	02/25/2020

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10.41	Form of Subscription Agreement (February and March 2020) entered into by the Private Placement investors and the Company	8-K	001-38834	10.59	02/25/2020

10.42	Promissory Note by Verb Technology Company, Inc. in favor of Zions Bancorporation, N.A. dated April 17, 2020	8-K	001-38834	10.1	05/14/2020

10.43	Form of Indemnity Agreement between Verb Technology Company, Inc. and each of its Executive Officers and Directors#	10-K/A	001-38834	10.43	06/04/2020

14.1	Code of Ethics and Business Conduct for Directors, Senior Officers and Employees of Corporation	8-K	001-38834	14.1	10/22/2014

21.1	Subsidiaries of the Registrant	10-K	001-38834	21.1	05/14/2020

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)	S-1	333-239055	24.1	06/09/2020

101.INS	Inline XBRL Instance Document					X

101.SCH	Inline XBRL Taxonomy Extension Schema					X

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase					X

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase					X

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase					X

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase					X

(#) A contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.

(*) Certain of the agreements filed as exhibits contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 7th day of July, 2020.

Verb Technology Company, Inc., a Nevada corporation

By:	/s/ RORY J. CUTAIA
Rory J. Cutaia
President, Chief Executive Officer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RORY J. CUTAIA	President, Chief Executive Officer	July 7, 2020
Rory J. Cutaia	(principal executive officer), Secretary and Director

*	Lead Director	July 7, 2020
James P. Geiskopf

*	Chief Financial Officer (principal financial and	July 7, 2020
Jeffrey Clayborne	accounting officer) and Treasurer

*	Director	July 7, 2020
Philip J. Bond

*	Director	July 7, 2020
Kenneth S. Cragun

*	Director	July 7, 2020
Nancy Heinen

*	Director	July 7, 2020
Judith Hammerschmidt

* /s/ RORY J. CUTAIA
Rory J. Cutaia, Attorney-In-Fact

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